Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------

                          MERIT Securities Corporation
             (Exact name of registrant as specified in its charter)
         Virginia                                             54-173655
 (State of Incorporation)                             (I.R.S. Employer I.D. No.)
                          4551 Nuckols Road, Suite 300
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

     Thomas H. Potts, President:                       With a Copy to:
    MERIT Securities Corporation                   Francis R. Snodgrass, Esq.
    4551 Nuckols Road, Suite 300                        Arter & Hadden LLP
     Glen Allen, Virginia 23060                 1800 L Street, N.W., Suite 400-L
           (804) 217-5800                                (202) 775-7100
 (Name, address, including zip code and telephone   Washington, D.C. 20006-1301
number, including area code, of agent for service)
                               ------------------

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title of Each Class of                            Proposed Maximum       Maximum Aggregate          Amount of
    Securities to be     Amount to be             Offering Price Per       Offering Price*       Registration Fee*
       Registered        Registered                      Unit*
----------------------------------------------------------------------------------------------------------------------

Collateralized Bonds     $ 1,000,000                      100%                $1,000,000                $250
----------------------------------------------------------------------------------------------------------------------

   *Estimated solely for calculating the registration fee.

The within Prospectus and related Prospectus Supplement cover the $1,000,000 principal amount of Collateralized Bonds being registered hereunder plus the $319,081,880 principal amount of Collateralized Bonds registered by the Registrant under Registration Statement No. 333-64385 on Form S-3 which is being carried forward. The registration fee in respect to the Collateralized Bonds registered under Registration Statement No. 333-64385 was paid at the time of the filing of that Registration Statement.

                        --------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT
(To Prospectus dated ________, 200__)

                           $___,____,000 (Approximate)
                          MERIT Securities Corporation
                        Collateralized Bonds, Series ___

Principal and interest are payable on or about the 28th day of each month, beginning _________ 200_.

The bonds will be non-recourse. The principal collateral for the bonds is expected initially to be (i) approximately $____________ in aggregate scheduled principal balance (as of ________ 1, 200_) of conventional, fully amortizing single family adjustable rate and fixed rate first lien loans; and (ii) approximately $_________ to be deposited in a pre-funding account. Additional loans with an aggregate scheduled principal balance (as of ________ 1, 200_) of approximately $_________ are expected to be pledged to secure the bonds after the bonds are issued and before the end of the funding period described herein. At the time the additional loans are pledged, their aggregate scheduled principal balance will have been reduced to not more than the deposit in the pre-funding account. As of ________ 1, 200_, the loans had a weighted average remaining term to stated maturity of approximately ___ months. Approximately ___% (by principal balance) of the loans are covered under a mortgage pool insurance policy.

See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" on page 20.

Consider carefully the risk factors beginning on page 6 of the prospectus and on page 3 of this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved the bonds or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=================================================================================================================
               Original      Initial Spread   Weighted Average       Ratings
               Principal     Over One Month    Life at Pricing        S&P/         Stated Maturity        CUSIP
              Amount (1)        LIBOR(2)          Speed (3)         Fitch (4)          Date (5)           Number
-----------------------------------------------------------------------------------------------------------------

 Class A-1   $_______,000        0.___%          ____/____ years    ___/___                           589962____
 Class M-1   $_______,000        0.___%          ____/____ years    ___/___                           589962____
 Class M-2   $_______,000        0.___%          ____/____ years    ___/___                           589962____
 Class B-1   $_______,000        0.___%          ____/____ years    ___/___                           589962____

(1)  Plus or minus 5% depending on the collateral actually pledged to secure the bonds. After the end of the funding period described herein, the bonds will be "mortgage related securities" for SMMEA purposes. See "LEGAL INVESTMENT
     CONSIDERATIONS" on page 23. All classes of bonds are "ERISA eligible". See
     "ERISA CONSIDERATIONS" on page 22.
(2)  For the initial payment date, the class interest rates per annum will be
     ____% for the class A-1 bonds, __% for the class M-1 bonds, __% for the class M-2 bonds and __% for the class B-1 bonds. After the first optional redemption date, the spreads will increase by the following amounts per annum: class A-1, ____%, class M-1 __%, class M-2 __%, and class B-1,
     ____%. The class interest rates are subject to a cap equal to the weighted average of the net maximum rates on the loans on any payment date.
(3)  At the pricing speed to the first optional redemption date/maturity date.
     See "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16.
(4)  See "RATINGS" on page 22.
(5)  Determined as described under "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16.

The underwriter for the bonds will be ________________. The underwriter will offer the bonds from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. MERIT expects to deliver the bonds to the underwriter in book-entry form through the book-entry facilities of The Depository Trust Company, Clearstream and Euroclear on or about ________, 200_.


           The date of this Prospectus Supplement is ___________, 200_

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                            PAGE

TERMS OF THE BONDS AND THE COLLATERAL.........................1
RISK FACTORS..................................................3
DESCRIPTION OF THE BONDS......................................4
    General...................................................4
    Book-Entry Bonds..........................................4
    The Trustee...............................................5
    Payments of Principal and Interest........................5
    Pre-Funding Account and Capitalized Interest Account......5
    Definitions...............................................6
    LIBOR Floating Rate Determination.........................8
    Events of Default.........................................8
    Losses....................................................9
    Stated Maturity Dates.....................................9
    Redemption................................................9
SECURITY FOR THE BONDS.......................................10
    The Collateral...........................................10
    The Loans................................................10
    Underwriting Policies....................................11
    Mortgage Pool Insurance for Certain Loans................11
    Selected Loan Data.......................................12
    Additional Information...................................14
    Substitution of Loans....................................14
SERVICING OF THE COLLATERAL..................................14
    Servicers and Master Servicers...........................14
    Advances.................................................14
    Forbearance and Modification Agreements..................15
    Events of Default........................................15
    Servicing and Other Compensation and Expenses............15
    Special Servicer.........................................15
MATURITY AND PREPAYMENT CONSIDERATIONS.......................16
    Weighted Average Life of the Bonds.......................16
    Factors Affecting Prepayments on the Loans...............16
    Modeling Assumptions.....................................17
YIELD CONSIDERATIONS.........................................19
    General..................................................19
    Subordination............................................20
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................20
USE OF PROCEEDS..............................................21
UNDERWRITING.................................................21
LEGAL MATTERS................................................21
RATINGS......................................................22
ERISA CONSIDERATIONS.........................................22
LEGAL INVESTMENT CONSIDERATIONS..............................23

                                     SUMMARY

The Issuer. MERIT Securities Corporation is a limited purpose financing company.

The Bonds. The bonds are non-recourse obligations of MERIT payable only from payments received with respect to the collateral and do not represent the obligation of any other entity, nor has any other entity guaranteed payments on the bonds.

Collateral. The collateral consists principally of conventional, fully amortizing single family adjustable rate and fixed rate first lien mortgage loans, which MERIT acquired or will acquire from an affiliate.

Trustee and Custodian. The Chase Manhattan Bank will act as trustee and custodian.


Interest payments. The trustee will pay interest on the bonds monthly, in order of seniority.

Principal Payments. The trustee will make principal payments on the bonds monthly, generally in order of seniority.

Surplus. The trustee will release any amounts remaining in the collateral proceeds account after monthly payments on the bonds.

Losses. MERIT will incur losses if there are defaults and resulting losses upon disposition of the mortgaged properties, which secure the loans. Losses will be borne initially by MERIT to the extent that the collateral value exceeds the principal balance of the bonds and thereafter by the bonds in reverse order of seniority.

                       ----------------------------------
This summary provides a very broad overview of the bonds; it does not, however, contain the specific information you will need to consider in making a decision whether to invest in the bonds.

If you are considering an investment in the bonds, you should next review the section "TERMS OF THE BONDS AND THE COLLATERAL" on page 1. Before making a final investment decision, you should review:

o this prospectus supplement -- for more detailed information on the bonds and the collateral.

o the prospectus -- for general information, some of which may not apply to the collateral.

MERIT has included "forward-looking statements" in this Prospectus Supplement.
Section 27A of the Securities Act of 1933 defines "forward looking statements" to include statements containing projections of various financial items. Such statements are qualified by important factors discussed in connection therewith that could cause actual results to differ materially from those in the forward-looking statements.

Terms of the Bonds and the Collateral

This term sheet provides an overview. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the bonds and the characteristics of the collateral, read carefully the entire prospectus supplement and the accompanying prospectus.

THE BONDS
Payment Dates
The 28th day of each month (or, if not a business day, then the next business day).

Interest
Interest Rates. The bond interest rates adjust on each payment date, generally to One Month LIBOR plus the spread shown on the cover page.

Cap. The bond interest rates on each payment date are subject to a cap equal to the weighted average of the maximum net rates on the loans.

Computation. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months (except as provided with respect to redemptions and mandatory purchases).

Accrual Period. Interest is payable on each payment date for the period commencing on the 28th day of the preceding month (the closing date for the first payment date) through the 27th day of the month in which such payment date is deemed to occur (except as provided with respect to redemptions and mandatory purchases).

One Month LIBOR. One Month LIBOR is the rate for one-month U.S. dollar deposits which appears on the Bloomberg screen LIUS01M historical price index page as of 11:00 a.m., London time, on the second London banking day prior to the commencement of each accrual period.

Principal
On each payment date, the trustee will apply the principal payment amount, derived generally from principal payments on the loans, to pay principal to the bonds in order of seniority.

See "DESCRIPTION OF THE BONDS -- Payments of Principal and Interest" on page 5.

Redemption
MERIT may, at its option, redeem or an affiliate may effect a mandatory purchase of a class or classes of the bonds in whole, but not in part:

o On any payment date on or after the earlier of (1) the payment date in ______ 200__ or (2) the payment date on which, after taking into account payments of principal to be made on such payment date, the aggregate outstanding principal balance of the bonds is less than 35% of the initial aggregate principal balance of the bonds.
o At any time upon a determination by MERIT, based upon an opinion of counsel, that a substantial risk exists that such bonds will not be treated for federal income tax purposes as evidences of indebtedness. The redemption price will be 100% of the aggregate outstanding principal balance of the bonds redeemed, plus accrued and unpaid interest.

See "DESCRIPTION OF THE BONDS -- Redemption" on page 9 and "DESCRIPTION OF THE BONDS -- Redemption" in the Prospectus.

Denominations
MERIT will issue the bonds in book-entry form in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" on page 4 and "DESCRIPTION OF THE BONDS -- Book-Entry Procedures" in the Prospectus.

THE COLLATERAL

The principal collateral for the bonds is expected initially to be:

o approximately $_________ in aggregate scheduled principal balance (as of ________ 1, 200_) of single family adjustable rate and fixed rate first lien mortgage loans and
o    approximately $__________ to be deposited in a pre-funding account.

Additional loans with an aggregate scheduled principal balance (as of ________ 1, 200_) of approximately $________ are expected to be pledged to secure the bonds after the closing date and before the end of the funding period described herein. At the time the additional loans are pledged, their aggregate scheduled principal balance will have been reduced to not more than the deposit in the pre-funding account. To the extent that MERIT does not use the entire amount in the pre-funding account, the remaining amount will be applied to pay down principal of the bonds after the end of the funding period.

Approximately ___% (by principal balance) of the loans are covered under a mortgage pool insurance policy.

A.  Loans
Whenever there is a reference in this prospectus supplement to a percentage of, or to the characteristics of, the loans, the calculations are approximate and are based on the scheduled principal balances as of ________ 1, 200_, of the loans pledged to secure the bonds on the closing date and the loans expected to be pledged to secure the bonds before the end of the funding period.

Aggregate scheduled principal balances:                $__________
Average scheduled principal balance:                   $__________
Range of scheduled principal balances:          $_____ to $_______
Weighted average original loan-to-value ratio:              _____%
Weighted average current loan-to-value ratio:               _____%
Range of note rates by product:
    Fixed rate                                        ____ - ____%
    Six-Month LIBOR                                   ____ - ____%
    One-year CMT                                      ____ - ____%
Weighted average note rates by selected product:
    Fixed rate                                              _____%
    Six-Month LIBOR                                         _____%
    One-Year CMT                                            _____%
Weighted average gross margin
    Six-Month LIBOR                                         _____%
    One-Year CMT                                            _____%
Range of maximum lifetime note rates
    Six-Month LIBOR                                 _____ - _____%
    One-Year CMT                                    _____ - _____%
Average maximum lifetime note rates
    Six-Month LIBOR                                         _____%
    One-Year CMT                                            _____%
Range of minimum lifetime note rates
    Six-Month LIBOR                                  _____- _____%
    One-Year CMT                                     ____ - _____%
Average minimum lifetime note rates
    Six-Month LIBOR                                         _____%
    One-Year CMT                                            _____%
Weighted average remaining amortization term:           ___ months
Range of remaining amortization terms:           ___ to ___ months
Weighted average administrative cost rate
  (including the servicing fee):                            _____%
Range of administrative cost rates                 _____%to _____%

B.  Collateral Proceeds Account
The servicers (and master servicers) of the loans must remit collections and advances on the loans monthly to the bond administrator, which in turn must remit collections and advances to the collateral proceeds account held by the trustee. The trustee will apply collections and advances to the payment of interest and principal due on the bonds and certain administrative fees and expenses. After making required payments on each payment date, the trustee will release any remaining amounts. See "SECURITY FOR THE BONDS -- Collateral Proceeds Account" in the Prospectus.

C.  Credit Enhancement; Subordination
Credit enhancement will be provided through (1) limited overcollateralization, i.e., the pledge of loans having a principal amount in excess of the original principal balance of the bonds, (2) the excess of interest received on the loans over interest paid on the bonds on any payment date, (3) in the case of the class A-1 bonds, the subordination of the class M-1 bonds, the class M-2 bonds and the class B-1 bonds (4) in the case of the class M-1 bonds, the subordination of the class M-2 bonds and the class B-1 bonds and (5) in the case of the class M- bonds, the subordination of the class B-1 bonds.

On the closing date, the sum of the aggregate scheduled principal amount of the loans pledged to secure the bonds and the initial deposit in the pre-funding account is expected to exceed the principal amount of the bonds by _____%. The actual percentage may be higher or lower depending on the final requirements of the rating agencies.

D.  Losses
Losses with respect to the loans will be borne, by virtue of the payment priorities described herein, first by any excess of interest received on the loans over interest paid on the bonds on any payment date, second, by a reduction in the excess of the aggregate scheduled principal balance of the collateral over the principal balance of the bonds and third, by the class M-1 bonds before any losses will be borne by the class A-1 bonds.

BOND ADMINISTRATOR
Dynex Capital, Inc., an affiliate of MERIT, will act as bond administrator, will be entitled to a bond administration fee equal to 0.02% per annum on the aggregate schedule principal balance of the loans and will be responsible for the fees of the trustee.

SERVICERS AND MASTER SERVICERS
______________ or its subservicers service __% of the loans; ______________, services __% of the loans; and the balance of the loans are serviced by other servicers.

________________ serves as master servicer of ___% of the loans; _____________ serves as master servicer of ___% of the loans (and may service some of or all such loans) and Dynex Capital, Inc., serves as master servicer of the balance of the loans and as bond administrator.

The servicers will be entitled to servicing fees and the master servicers will be entitled to master servicing fees.

Risk Factors

Prospective bondholders should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with a purchase of the bonds.

Loan rates may       Generally, the class interest rates adjust monthly based
limit class          upon the value of an index  (One-Month LIBOR). The loan
interest rates       rates on __% of the adjustable loans adjust semi-
                     annually based upon an index (Six Month LIBOR) and __% adjust annually based upon another index (One Year
                     CMT); __% of the loans have fixed interest rates with a weighted average gross rate of ___% as of ________ 1, 200_.

                     o In a rising interest rate environment, the class interest rates may rise before the note rates on the adjustable rate loans and may rise above the then weighted average net rate on the fixed rate loans.
                     o One Month LIBOR may respond to different economic and market factors than the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, One Month LIBOR may rise more rapidly than the other indices in a rising interest environment or fall less rapidly in a declining interest rate environment. In addition the periodic caps and lifetime caps on the loan rates may cause the loan rates not to adjust to the level indicated by the index and the applicable gross margin.
                     In any of those situations, there may not be sufficient interest payments on the loans to pay current interest on the bonds; furthermore, the cap will limit the class interest rates.

Subordination        Under the cash flow mechanics of the indenture, the class
mechanics            M-1 bonds will receive payments only after required
place risk of        payments are made to the class A-1 bonds, the class M-2
loss on the          bonds will receive payments only after required payments
class M-1,           are made to the class A-1 bonds and the class M-1 bonds
bonds, M-2           and the class B-1 bonds will receive payments only after
bonds and            required payments are made to the class A-1 bonds,
class B-1 bonds      the class M-1 bonds and the class M-2 bonds.

                     If the trustee does not have sufficient funds to pay interest to all classes of bonds, the shortfall will be borne by the bonds in reverse order of seniority.

                     If the trustee disposes of a loan at a loss, the aggregate principal balance of the bonds may exceed the aggregate scheduled principal balance of the loans.

                     You should fully consider the subordination risks associated with an investment in the class M-1 bonds, class M-2 bonds and class B-1 bonds, including the possibility that you may not fully recover your initial investment as a result of losses on the loans.

Uncertain timing     Unlike standard corporate bonds, principal payments on the
of principal         bonds are not fixed and will be determined by, among other
payments may         things:
result in
reinvestment risk    o    the timing and amount of principal payments (including
                          prepayments, defaults, liquidations and repurchases) on the loans, which are subject to a variety of economic, geographic, legal, tax, and social factors primarily because the loans are generally prepayable by the borrowers at any time; and

                     o the principal payment structure (including redemption provisions) of the bonds.

                     Faster prepayment rates, which are generally associated with a declining interest rate environment, will reduce the weighted average life of the bonds. If there is a significant decline in prevailing interest rates, the price of a bond that is trading at or above par will not increase to the same extent as the price of a standard corporate bond with a comparable interest rate. Furthermore, bondholders will be unable to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. Conversely, slower prepayment rates, which are generally associated with an increasing interest rate environment, will increase the weighted average life of the bonds and decrease the funds available to a bondholder to reinvest in higher yielding investment alternatives.

                     MERIT expects to acquire approximately $_________ principal amount of loans after the Bonds are issued and before the end of the funding period described herein. Those loans, which had an aggregate scheduled principal balance of $________ as of ________ 1, 200_, are currently held in other securitizations. Based on recent prepayment experience, those securitizations are expected to be called not later than their distribution date in ________ 200__. If prepayment experience for those securitizations were to be less than approximately ___% CPR (as described herein), they might not be callable in ________ 200__. If, for any reason, those securitizations are not called before the end of the funding period (which MERIT has the option to extend), or the prepayment experience is substantially higher than recent experience, all or part of the original pre-funded amount would be used to pay down the bonds.

                     See "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16 and "YIELD CONSIDERATIONS" on page 19. See also "YIELD CONSIDERATIONS" and "RISK FACTORS -- Average Life and Yield Considerations" in the Prospectus.

Bonds are            The bonds will be non-recourse obligations of MERIT.  The
non-recourse         bondholders will have no rights orclaims against MERIT
                     directly for the payment of principal of and interest on the bonds andmay look only to the collateral pledged to the trustee as security for the bonds to satisfy MERIT's obligations to make interest and principal payments on the bonds. No other person has guaranteed or insured the bonds. The bonds will be particularly sensitive to the loss experience of the collateral.

                     Each bondholder will be deemed, by acceptance of its bond, to have agreed not to file or cause a filing against MERIT of an involuntary petition under any bankruptcy or receivership law for a period of one year and one day following the payment in full of the bonds and any other bonds of MERIT and to treat its bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

                     See "YIELD CONSIDERATIONS--Subordination" on page 20.

Delinquencies        Approximately ____% of the loans were delinquent by one or
may indicate risk    more scheduled payments as of  ________ 1, 200_.  The
of future losses     inclusion of delinquent loans may affect the rate of
                     defaults on the collateral for the bonds and result in increased losses on the collateral. Defaults will result in principal prepayments on the bonds, may result in losses on the bonds and may affect the yield on the bonds.
                     See "Security for the Bonds --The Loans" on page 10.

Geographic           Approximately ___% of the loans are secured by properties
concentration may    located in_________.  Consequently, losses and prepayments
increase risk of     on the loans and resulting payments and potential losses on
losses               the bonds may be affected significantly by changes in the
                    housing markets and the regional economy of, and by the
                     occurrence of natural disasters in, __________.

High balance         Certain of the loans have high principal balances (in one
loans may increase   case, $_____ as of ________ 1,  200_).  The payment
risk of loss         experience on such loans could have a substantial effect
                     on the bonds.

Description of the Bonds

General

The following summary of the provisions of the Bonds and the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Prospectus and the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Bonds.

The Bonds will be non-recourse obligations of MERIT. See "RISK FACTORS -- Bonds are non-recourse" on page 4.

The majority of the capitalized terms used in the balance of this Prospectus Supplement are defined under "DESCRIPTION OF THE Bonds -- Definitions" on page 6.

Book-Entry Bonds

General. The Bonds will be Book-Entry Bonds, which will be represented by one or more certificates registered in the name of a nominee of The Depository Trust Company ("DTC"), and beneficial interests therein will be held by investors through the book-entry facilities of DTC, as described herein, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that, for each Class of Bonds, one Bond may be issued in a different denomination. MERIT has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Bonds. No person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond. A beneficial owner's interest in a Bond will be evidenced by appropriate entries on the books and records of one or more financial intermediaries (including a DTC Participant). Payments on Book-Entry Bonds will be effected by credits to accounts maintained on the books and records of such financial intermediaries for the benefit of the beneficial owners. See "DESCRIPTION OF THE BONDS -- Book-Entry Procedures" in the Prospectus.

The Trustee

JPMorgan Chase Bank will act as Trustee for the Bonds. As of the date of this Prospectus Supplement, the mailing address of the Trustee's corporate trust office is 600 Travis, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 216-4181.

Payments of Principal and Interest

                                  Payment Dates

The Payment Dates for the Bonds will be the 28th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing ________ 200_. For accounting purposes, the Payment Date will be deemed to occur on the 28th day of the month without regard to whether such day is a Business Day.

Principal and interest payments allocated to a Class of Bonds on any Payment Date will be paid to the Holders of the Bonds of such Class pro rata in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class.

                                Interest Payments

Interest on each Class of Bonds will be determined based on a 360-day year of twelve 30-day months except in the month in which a Class of Bonds is redeemed or purchased, in which case interest will be determined based on a 360-day year and the actual number of days in the related Accrual Period. The interest payable on any Class on any Payment Date will be the interest accrued on the respective outstanding principal balance at the respective Class Interest Rate during the applicable Accrual Period.

On each Payment Date, the Interest Payment Amount will be applied in the following order of priority:

        to pay Current Interest and any Interest Carryover Amount with respect to the Class A-1 Bonds;

        to pay Current Interest and any Interest Carryover Amount with respect to the Class M-1 Bonds;

        to pay Current Interest and any Interest Carryover Amount with respect to the Class M-2 Bonds;

        to pay Current Interest and any Interest Carryover Amount with respect to the Class B-1 Bonds;

        to be included in the Principal Payment Amount to the extent necessary to cause the Overcollateralization Amount to be not less than the Initial Overcollateralization Amount; and

        any remainder to be released to MERIT, after which it will no longer serve as security for the Bonds.

                               Principal Payments

On each Payment Date, the Principal Payment Amount will be applied in the following order of priority:

        First, to pay the principal of the Class A-1 Bonds until paid in full;

        to pay the principal of the Class M-1 Bonds until paid in full;

        to pay the principal of the Class M-2 Bonds until paid in full;

        to pay the principal of the Class B-1 Bonds until paid in full; and

        any remainder to be released to MERIT after which it will no longer serve as security for the Bonds.

Pre-Funding Account and Capitalized Interest Account

On the Closing Date, MERIT will establish with the Trustee two funds (the "Pre-Funding Account" and the "Capitalized Interest Account").

MERIT will deposit approximately $_________ in the Pre-Funding Account on the Closing Date. During the Funding Period, MERIT may use money in the Pre-Funding Account to purchase that part of the Loans that are currently included in other securitizations, which, based on recent prepayment experience, are expected to be redeemed on or before _________, 200__. See "RISK FACTORS -- Uncertain timing of principal payments may result in reinvestment risk" on page 3 for a description of certain risks relating to the inability to purchase such Loans.

Upon the redemption, MERIT will purchase those Loans at a purchase price equal to 100% of their Scheduled Principal Balance. Any balance remaining in the Pre-Funding Account at the end of the Funding Period will be added to the Principal Payment Amount on the next Payment Date resulting in an additional principal payment with respect to the Bonds.

MERIT will deposit approximately $________ in the Capitalized Interest Account upon issuance of the Bonds and may subsequently deposit additional amounts to extend the Funding Period. On each Payment Date during the Funding Period the Trustee will withdraw an amount equal to 1/12 of 6.06% of the Pre-Funded Amount from the Capitalized Interest Account and deposit such amount in the Collateral Proceeds Account. Any balance in the Capitalized Interest Account at the end of the Funding Period will be paid to MERIT.

Definitions

"Administrative Cost Rate": The administrative cost rate per annum with respect to each Loan equals the sum of (1) the applicable Servicing Fee Rate (including any related master servicing fee rate), (2) the Bond Administration Fee Rate,
(3) the rate used to calculate certain administrative expenses (including premiums on mortgage pool insurance policies) and applicable to such Loan and
(4) the fees of any special servicer.

"Accrual Period": The period commencing on the 28th day of the month preceding a Payment Date (the closing date in the case of the first Payment Date) through the 27th day of the month in which such Payment Date is deemed to occur; provided, however, that, in the case of a redemption or mandatory purchase of a Class of the Bonds, the Accrual Period preceding the date of redemption or mandatory purchase will extend to the day prior to the day on which such Class is redeemed or purchased.

"Available Funds":  On each Payment Date, the sum of the following:

     all payments of interest (including payments of Month End Interest) and principal with respect to the Loans and any amounts in respect of any REO (including Liquidation Proceeds (net of liquidation expenses) and Insurance Proceeds) collected with respect to the related Due Period (or applicable prepayment period, in the case of unscheduled payments and other Liquidation Proceeds) with respect to the Loans and deposited in the Collateral Proceeds Account;

     any Advance of principal or interest due on a Loan during the related Due Period deposited in the Collateral Proceeds Account;

     any Scheduled Payments with respect to the Loans due during, but collected prior to, the related Due Period; and

     all amounts received in connection with the purchase of any Loan due to the delivery of defective loan documentation or otherwise;

     less (b) the sum of the following:

     one-twelfth of the Administrative Cost Rate multiplied by the Scheduled Principal Balance of each Loan;

     all amounts required as reimbursement for any Advances previously made on a Loan upon the Liquidation of such Loan;

     all amounts required to be reimbursed for any Non-Recoverable Advances with respect to the Loans; and

     from and after the occurrence of an Event of Default, all sums due under the Indenture to the Trustee.

"Bond Administration Fee Rate": For each Loan, 0.02% which shall include the rate for the Trustee.

"Bond Percentage": On each Payment Date, the aggregate principal balance of the Bonds divided by the aggregate Scheduled Principal Balance of the Loans in each case as of such Payment Date (but not more than 100%).

"Bond Payment Percentage": On each Payment Date, 100%; except that, if on any Payment Date after the end of the Funding Period (a) the Overcollateralization Amount is greater than or equal to the Target Overcollateralization Amount but only to the extent that the Overcollateralization Amount continues to equal or exceed the Target Overcollateralization Amount and (b) over the prior six months, the average Scheduled Principal Balance of the Loans delinquent 60 days or more (including for this purpose any Loans in foreclosure and REO) has not exceeded ___% of the average aggregate Scheduled Principal Balance of all Loans, then the Bond Payment Percentage for such Payment Date will be the Bond Percentage for such Payment Date.

"Class Interest Rates": With respect to each Payment Date, the Class Interest Rates per annum will initially equal One-Month LIBOR, as determined on the applicable LIBOR Floating Rate Determination Date, plus, in each case, the applicable initial spread shown on the cover page. If MERIT or an affiliate does not exercise its option to redeem or effect a mandatory purchase of the Bonds on the Payment Date after the First Optional Redemption Date, the applicable initial spreads will thereafter be increased as indicated on the cover page. The Class Interest Rates are subject to a cap equal to the weighted average of the maximum Net Rates on any Payment Date.

"Current Interest": With respect to each Class of Bonds and each Payment Date, the sum of (i) the interest accrued at the applicable Class Interest Rate for the applicable Accrual Period on the principal balance of such Class, (ii) the excess of (A) interest accrued at the applicable Class Interest Rate with respect to prior Payment Dates over (B) the amount actually paid to such Class with respect to interest on such prior Payment Dates plus (iii) interest on such excess at the applicable Class Interest Rate for such Accrual Period less (iv) any Interest Carryover Amount for such Class.

"First Optional Redemption Date": The earlier of (i) the Payment Date in _______ 200_ and (ii) the first Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the aggregate principal balance of the Bonds on the Closing Date.

"Funding Period": The period commencing on the Closing Date and ending on the earlier of (i) the date on which the balance of the Loans has been transferred to the Trustee or (ii) the day before the Master Servicer Remittance Date preceding the Payment Date in ______, 200_; provided, however, that the Funding Period may be extended to the day before the Master Servicer Remittance Date with respect to a subsequent Payment Date by depositing into the Capitalized Interest Account an amount equal to the product of (i) the number of months by which the Funding Period is to be extended and (ii) 1/12 of ___% of the then Pre-Funded Amount.

"Indenture": The Indenture dated as of November 1, 1994, between MERIT and the Trustee, as amended by a First Supplemental Indenture dated as of December 1, 1997, and as supplemented by the Series ___ Supplement dated as of ________ 1, 200_.

"Interest Carryover Amount": With respect to each Class of Bonds and each Payment Date, the sum of (i) the product of (x) the outstanding principal balance of such Class and (y) one twelfth of the excess of (A) the Class Interest Rate for such Class over (B) the weighted average (by principal balance) of the Net Rates on the Loans with respect to such Payment Date and
(ii) any such product remaining unpaid with respect to prior Payment Dates, together with interest thereon at the applicable Class Interest Rate.

"Interest Payment Amount": On each Payment Date, the sum of (i) the portion of Available Funds attributable to interest on the Loans and (ii) the amount withdrawn from the Capitalized Interest Account and deposited in the Collateral Proceeds Account.

"Month End Interest": With respect to any Loan liquidated or prepaid in full during the applicable prepayment period, the difference between the interest that would have been paid on such Loan through the last day of the calendar month in which such Liquidation or prepayment occurred and the interest actually received by the Master Servicer, in each case net of the Servicing and Master Servicing Fees applicable thereto. No Month End Interest accrues with respect to Liquidation Proceeds received on account of any Loan during the period from the first day of a calendar month through the last day of the applicable prepayment period ending during such calendar month.

"Net Rate":  The Note Rate less the Administrative Cost Rate.

"Note Rate":  The per annum interest rate required to be paid by the borrower.

"Original Pre-Funded Amount":  Approximately $___________.

"Overcollateralization Amount": On each Payment Date, after giving effect to any payments to be made on such Payment Date, the excess of (i) the sum of (A) the aggregate Scheduled Principal Balance of the Loans and (B) the Pre-Funded Amount over (ii) the aggregate outstanding principal balance of the Bonds. On the Closing Date, the Overcollateralization Amount is expected to be $_______. The actual amount (the "Initial Overcollateralization Amount") may be lower or higher, depending on the final requirements of the Rating Agencies.

"Overcollateralization Percentage": On each Payment Date, after giving effect to any payments to be made on such Payment Date, the fraction, expressed as a percentage, of (i) the Overcollateralization Amount divided by (ii) the sum of
(A) the aggregate Scheduled Principal Balance of the Loans and (B) the Pre-Funded Amount. On the Closing Date, the Overcollateralization Percentage is expected to equal ___%. The actual percentage (the "Initial Overcollateralization Percentage") may be lower or higher, depending on the final requirements of the Rating Agencies.

"Pre-Funding Account": The account into which the Original Pre-Funded Amount will be deposited on the Closing Date.

"Pre-Funded Amount": With respect to each Payment Date, the Original Pre-Funded Amount less the amount theretofore applied to purchase Loans.

"Principal Payment Amount": On each Payment Date, the sum of (i) the product of the Bond Payment Percentage and the Available Funds, less the portion thereof attributable to interest, received with respect to the Loans, (ii) to the extent that the Overcollateralization Amount is less than the Initial Overcollateralization Amount, the balance of the Interest Payment Amount (after providing for interest then due on the Bonds) and (iii) on the Payment Date immediately following the end of the Funding Period, any Pre-Funded Amount.

"Target Overcollateralization Amount": On any Payment Date, an amount equal to the greater of (i) the product of (a) twice the Initial Overcollateralization Percentage and (b) the sum of (A) the aggregate Scheduled Principal Balance of the Loans and (B) the Pre-Funded Amount and (ii) $500,000.

LIBOR Floating Rate Determination

On the second London Banking Day prior to the commencement of each Accrual Period after the initial Accrual Period (each a "LIBOR Floating Rate Determination Date"), the Bond Administrator will establish, for the succeeding Accrual Period, the LIBOR quotation for one-month Eurodollar deposits ("One-Month LIBOR") as follows:

If on any LIBOR Floating Rate Determination Date a One-Month LIBOR quotation appears on the Bloomberg Screen LIUS01M Index Page, One-Month LIBOR for the next succeeding Accrual Period will be the rate shown on the Bloomberg Screen LIUS01M Index Page.

If on any LIBOR Floating Rate Determination Date no quotation appears on the Bloomberg Screen LIUS01M Index Page, One-Month LIBOR for the next succeeding Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Bond Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Bond Administrator are quoting, on the relevant LIBOR Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Bond Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Bond Administrator are quoting on such LIBOR Floating Rate Determination Date to leading European banks.

If on any LIBOR Floating Rate Determination Date the Bond Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Accrual Period will be One-Month LIBOR as determined on the previous LIBOR Floating Rate Determination Date.

As used herein with respect to a LIBOR Floating Rate Determination Date, "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News Service (or such other pages as may replace such page on that service for the purpose of displaying similar LIBOR quotations).

Notwithstanding the foregoing, One-Month LIBOR for the next succeeding Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for two consecutive LIBOR Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for the next succeeding Accrual Period would be based on One-Month LIBOR for the previous LIBOR Floating Rate Determination Date for the second consecutive LIBOR Floating Rate Determination Date, the Bond Administrator shall select an alternative index (over which the Bond Administrator has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

The establishment of One-Month LIBOR (or an alternative index) by the Bond Administrator and the Bond Administrator's subsequent calculation of the Class Interest Rates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Events of Default

An Event of Default means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             on any Payment Date, default in the payment of Current Interest on any Class A-1 Bond when the same shall become due and payable (or, after the Class A-1 Bonds have been paid in full, the Class of Bonds then outstanding with the highest seniority) which Default shall continue for a period of five days; or

             on any Payment Date, the sum of (A) aggregate Scheduled Principal Balance of the Loans and (B) the Pre-Funded Amount is less than the Outstanding principal balance of the Class A-1 Bonds (or, after the Class A-1 Bonds have been paid in full, the Class M-1 Bonds or, after the Class M-1 Bonds have been paid in full, the Class M-2 Bonds, or, after the Class B-1 Bonds have been paid in full, the Class B-1 Bonds); or

             on the Stated Maturity Date of any Class of Bonds, default in the payment in full of the outstanding principal balance of any such Class of Bonds; or

             default in the performance, or breach, of any other covenant or warranty of MERIT in the Indenture and continuance of such default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to MERIT by the Trustee or by the Holders of at least 66 2/3% in then outstanding principal balance of the Class A-1 Bonds (or, after the Class A-1 Bonds have been paid in full, the Class M-1 Bonds), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

             the entry of a decree or order by a court having jurisdiction in the premises adjudging MERIT bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of MERIT under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of MERIT or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

             the institution by MERIT of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of MERIT or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by MERIT in furtherance of any such action.

Upon the occurrence of a default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such default for 60 days, the Trustee is required to resign as trustee for any Class of Bonds which is subordinate to the outstanding Class of Bonds with the highest seniority. MERIT is required in such circumstances to appoint one or more separate trustees for the Holders of such Classes of Bonds; provided, however, that, if MERIT fails to appoint such separate trustees within 15 days thereafter, the Trustee shall immediately petition a court of competent jurisdiction to appoint such separate trustees.

Each Bondholder shall be deemed to have agreed, by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of MERIT for a period of one year and one day following the payment in full of the Bonds and any other bonds of MERIT and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

Upon certain Events of Default, the Holders of the Bonds shall have the remedies described in the Indenture. See "THE INDENTURE -- Default" in the Prospectus with respect to the rights of the Bondholders. Funds collected by the Trustee following an Event of Default will be applied in the order specified above under "-- Payments of Principal and Interest" on page 5.

Accordingly, (i) so long as the Class A-1 Bonds are outstanding, the failure to pay interest on or principal of the Class M-1 Bonds, Class M-2 Bonds and Class B-1 Bonds prior to their Stated Maturity Date will not constitute an Event of Default, (ii) so long as the Class M-1 Bonds are outstanding, the failure to pay interest on or principal of the Class M-2 Bonds and Class B-1 Bonds prior to their Stated Maturity Date will not constitute an Event of Default and (iii) so long as the Class M-2 Bonds are outstanding, the failure to pay interest on or principal of the Class B-1 Bonds prior to their Stated Maturity Date will not constitute an Event of Default.

Losses

Losses with respect to the Loans will be borne, by virtue of the payment priorities described herein, first, by any excess of interest received on the Loans over interest paid on the Bonds on any Payment Date, second, by a reduction in the excess of the aggregate Scheduled Principal Balance of the Loans over the principal balance of the Bonds and, third, by the Class B-1 Bonds, the Class M-2 Bonds and the Class M-1 Bonds (in that order) before any losses will be borne by the Class A-1 Bonds.

Stated Maturity Dates

The Stated Maturity Dates for the Bonds are set forth on the cover page hereof and represent the dates on which the Bonds are payable in full. The Stated Maturity Dates for the Bonds have been calculated in accordance with the assumptions set forth under "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16.

Redemption

Optional Redemption. MERIT may, at its option, redeem, or an affiliate of MERIT may effect a mandatory purchase of, a Class or Classes of the Bonds in whole, but not in part, on any Payment Date on or after the First Optional Redemption Date.

Redemption for Tax Reasons. In addition, MERIT may redeem a Class or Classes of the Bonds in whole, but not in part, at any time upon a determination by MERIT, based upon an opinion of counsel, that a substantial risk exists that the Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness.

Redemption Price. Any such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding principal balance of the Class of Bonds so redeemed, plus accrued and unpaid interest for the applicable Accrual Period (which will extend to the day before the redemption or mandatory purchase date). See "DESCRIPTION OF THE BONDS -- Redemption" in the Prospectus.

Any redemption of a Class of Bonds may have an adverse effect on the yield of such Class, because such redemption would have the same effect on such Class as a prepayment in full of the Loans. See "YIELD CONSIDERATIONS" on page 19.

Security for the Bonds

The Collateral

The collateral for the Bonds will consist of (i) conventional, fully amortizing single family adjustable rate and fixed rate first lien mortgage loans (the "Loans") pledged and to be pledged by MERIT and (ii) pending acquisition of part of the Loans, the Pre-Funded Amount and the initial deposit to the Capitalized Interest Account. The Loans are secured by first liens on one to four family residential real properties. All the Loans provide for payments on the first day of each month. MERIT acquired or will acquire the Loans from an affiliate.

The Loans

The description of the Loans includes $________ Scheduled Principal Balance of Loans (as of ________ 1, 200_) which are expected to be acquired by MERIT from an affiliate before _______, 200_ (or such later date to which MERIT extends the Funding Period). MERIT expects to apply the amount in the Pre-Funding Account to acquire those Loans at a purchase price equal to 100% of their Scheduled Principal Balance and to pledge those Loans to secure the Bonds. It is anticipated that the Scheduled Principal Balance of those Loans will be reduced to not more than $______ when they are pledged to secure the Bonds. To the extent that MERIT does not use the entire amount in the Pre-Funding Account, the remaining amount will be applied to pay down principal of the Bonds at the end of the Funding Period.

The Loans include both Adjustable Rate Loans, which provide for adjustments in their interest rates as described below, and fixed rate Loans, which have fixed annual percentage rates and provide for level monthly payments over their term sufficient to amortize the principal balance in full. All the Loans provide for allocation of payments according to the "actuarial" method.

The portion of each monthly payment allocable to principal will be equal to the total amount thereof less the portion allocable to interest. In each month, the portion allocable to interest is a precomputed amount equal to one month's interest on the principal balance determined by reducing the initial principal balance by the principal portion of all monthly payments that were due in prior months (whether or not timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment will be applied to interest and principal in accordance with such allocation whether such monthly payment is received in advance of or subsequent to the date it is due. All payments received (other than prepayments in full or in part) will be applied when received to current and any previously unpaid monthly payments in the order they were due.

Whenever reference is made herein to a percentage of the Loans or to the characteristics of the Loans, the calculation is approximate and is based on the Scheduled Principal Balances of the Loans as of ________ 1, 200_.

All the Loans had original terms to stated maturity of not more than 30 years. At ________ 1, 200_, the weighted average remaining term to stated maturity of the Loans was ___ months. ___% of the Loans were Adjustable Rate Loans and __% were fixed rate Loans. Because the Loans are seasoned, MERIT does not have current information on whether any private mortgage insurance originally obtained continues in effect or as to the current occupancy of Mortgage Premises securing the Loans.

Of the Adjustable Rate Loans, ___% have Note Rates that adjust semiannually by reference to the Six-Month LIBOR Index and ___% have Note Rates that adjust annually by reference to the One-Year CMT Index. A minor amount (less than __% of the Loans) have Note Rates that adjust monthly by reference to One Month LIBOR.

As specified in the related Note, the Note Rate on each Adjustable Rate Loan (other than a minor amount that have Note Rates that adjust monthly) will adjust on each Interest Adjustment Date applicable thereto to a rate that is calculated in accordance with (i) the average of LIBOR for six-month Eurodollar deposits in the London market based on quotations of major banks as published either by FNMA or The Wall Street Journal (the "Six-Month LIBOR Index") or (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant term of maturity of one year as published by the Federal Reserve Board (the "One-Year CMT Index"). As specified in the related Note, the Note Rate of each Adjustable Rate Loan will be adjusted on each Interest Adjustment Date to a rate equal to the sum (as rounded pursuant to the applicable rounding convention) of the current Six-Month LIBOR Index or the current One-Year CMT Index (each, an "Index") and a fixed percentage (the "Gross Margin"), subject to, in most cases,
(i) a maximum periodic increase or decrease in the Note Rate of 1% or 2% per annum (a "Periodic Rate Cap") and (ii) any minimum and maximum lifetime Note Rates. Minimum and maximum lifetime Note Rates, and, accordingly, the Note Rate on any such Adjustable Rate Loan, as adjusted on any Interest Adjustment Date, may not equal the sum of the applicable Index and the applicable Gross Margin. The Loans for which the Note Rate adjusts by reference to the Six-Month LIBOR Index have a semi-annual Interest Adjustment Date; the Loans for which the Note Rate adjusts by reference to the One-Year CMT Index have an annual Interest Adjustment Date.

The weighted average next Interest Adjustment Date for the Adjustable Rate Loans is ______, 200_. In no case will the minimum lifetime Note Rate of an Adjustable Rate Loan be less than the Gross Margin of such Loan. See "MATURITY AND PREPAYMENT CONSIDERATIONS --Factors Affecting Prepayments on the Loans" on page 16.

Of the Loans, ___% are secured by properties located in __________. Consequently, losses and prepayments on the Loans and resultant payments and losses on the Bonds may be affected significantly by changes in the housing markets and the regional economy of __________ (particularly in those metropolitan areas in which a significant number of properties are located), and also by the occurrence of natural disasters (such as earthquakes, fires and floods) in __________ (and such metropolitan areas).

Delinquencies. Delinquencies with respect to the Loans as of ________ 1, 200_, are as follows (as percentages of the aggregate Scheduled Principal Balance of the Loans):

                                   31 to 60       61 to 90 days       Total
                                     days
Non-Pool Insured Loans
Pool Insured Loans
Total

Delinquencies with respect to the Non-Pool Insured Loans represented ___% of the 31 to 60 day delinquencies and ___% of the 61 to 90 day delinquencies.

The portion of the Loans expected to be purchased by application of the Pre-Funded Amount are currently held as part of securitizations which are expected to be redeemed before the end of the Funding Period. See "RISK FACTORS -- Uncertain timing of principal payments may result in reinvestment risk" on page 3 for a description of certain risks related to the inability to purchase such Loans. Such Loans may be more than 90 days delinquent on the cut-off date related to their purchase.

Underwriting Policies

Notwithstanding anything to the contrary in the Prospectus, not all the Loans meet the various credit appraisal and underwriting standards described in the Prospectus. The Loans are believed to have been originated pursuant to underwriting standards that generally conform to the underwriting guidelines of FNMA and FHLMC (where applicable), except that the Loans may have original principal balances in excess of those permitted by FNMA or FHLMC, may have been underwritten pursuant to "limited documentation" programs, and may have been originated at debt-to-income and other ratios in excess of those permitted by FNMA or FHLMC provided that compensating factors existed at the time of origination. ____% of the Loans were originated to conform to the requirements of the insurers under the mortgage pool insurance policies referred to below.

Mortgage Pool Insurance for Certain Loans

____% of the Loans are covered by mortgage pool insurance policies issued by either _____________, located in ____________ ("______") (as to ___% of the
Loans), or ______________, located in __________ ("____") (as to ____% of the
Loans; ____% of such __% of the Loans are also covered by a supplemental mortgage pool insurance policy issued by __________). The claims-paying ability of __________ and ______ has been rated "AAA" and "AA+", respectively, by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. Financial information with respect to each insurer is required to be filed with their insurance regulators. Each mortgage pool insurance policy provides coverage for certain losses by reason of default on the loans covered by such policy (which may include loans, which are not part of the collateral for the Bonds). The coverage for the policies ranges from ____% to ____% of the principal balances of the Loans. Coverage under one or more of such policies may be reduced disproportionately as a result of claims paid.
For a description of the mortgage pool insurance policies, see "SECURITY FOR THE BONDS -- Insurance on the Collateral". The mortgage pool insurance policies require that Mortgaged Premises related to defaulted Loans be restored to their condition as of the respective dates on which the coverage under such policies took effect (ordinary wear and tear excepted), and therefore, such policies will not provide coverage against hazard losses. While providing coverage against hazard losses, Standard Hazard Insurance Policies typically exclude from coverage physical damage resulting from a number of causes, and there will be no Special Hazard Insurance with respect to the Loans. Accordingly, losses resulting from certain hazard risks will not be covered by insurance but, rather, will be borne by the Trust Estate as described herein.
Selected Loan Data

The Loans and related properties securing the Loans have the characteristics set forth in the following tables as of ________ 1, 200_. The characteristics of the Loans actually pledged to secure the Bonds may vary from the information set forth herein due to a number of factors, including prepayments, delinquencies and losses with respect to the Loans from ________ 1, 200_, to the Closing Date (or to the date when the final portion of the Loans is acquired and pledged to secure the Bonds). Asterisks (*) in the following tables indicate values between 0.0% and 0.5%. Whenever reference is made in the tables to a percentage of the Loans, such percentage is based on the aggregate Scheduled Principal Balance of the Loans as of ________ 1, 200_. Percentages may not sum to 100% due to rounding.

                             Selected Data for Loans

                                      S-14
1)  Current Interest Rates
   Current Interest
       Rates(%)          Scheduled Principal Balance(%)

   6.500   -   7.499
   7.500   -   7.749
   7.750   -   7.999
   8.000   -   8.249
   8.250   -   8.499
   8.500   -   9.499
   9.500   -  10.499
  10.500   -  15.249
     Totals:

The weighted average current interest rate per annum is ____%. 2) Remaining Term to Stated Maturity
   Remaining Term
      (Months)          Scheduled Principal Balance(%)

    1    -    250
  251    -    270
  271    -    280
  281    -    300
  301    -    320
  321    -    340
     Totals:

The weighted average remaining term to stated maturity is ___ months.
3)  Current Scheduled Principal Balance
   Current Scheduled
 Principal Balance ($)    Scheduled Principal Balance(%)

      1  -    100,000
100,001  -    150,000
150,001  -    200,000
200,001  -    250,000
250,001  -    300,000
300,001  -    350,000
350,001  -    400,000
400,001  -    450,000
450,001  -    500,000
500,001  -    550,000
550,001  -    600,000
600,001  -    700,000
700,001  -  1,200,000
     Totals:

The average Scheduled Principal Balance is $______, the maximum Scheduled Principal Balance is $________ and the minimum Scheduled Principal Balance is $_______.

4)  Gross Margin on ARM Loans
Gross Margin (%)                Scheduled Principal
                                    Balance(%)

   2.500 -     2.999
   3.000 -     3.499
   3.500 -     7.999
     Totals:

The weighted average gross margin of the ARM Loans is ----%.

5) Loan-to-Value Ratio(1)
    LTV Ratio(%)        Scheduled Principal Balance(%)
                        Original LTV      Current LTV

  50.00 and below
  50.01  -  55.00
  55.01  -  60.00
  60.01  -  65.00
  65.01  -  70.00
  70.01  -  75.00
  75.01  -  80.00
  80.01  -  85.00
  85.01  -  90.00
  90.01  -  95.00
  95.01  - 100.00
     Totals:

(1) The Original Loan-to Value Ratio of a Loan is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Loan and the fair market value of the mortgaged property at the time of origination. The current Loan-to-Value Ratio of a Loan is equal to the ratio (expressed as a percentage) of the current Scheduled Principal Balance of the Loan and the fair market value of the mortgaged property at the time of origination. The weighted average original loan-to-value ratio is ____%. The weighted average current loan-to-value ratio is ____%.

6)  Maximum Lifetime Note Rate (1)
Current Interest Rate (%)       Scheduled Principal
                                    Balance(%)

   8.000   -    10.999
  11.000   -    11.999
  12.000   -    12.499
  12.500   -    12.999
  13.000   -    13.499
  13.500   -    13.999
  14.000   -    15.999
  16.000   -    19.999
     Totals:

The weighted average Maximum Note Rate is ______%.

     (1)  Includes fixed rate Loans

7)  State Distribution of Properties
        State                           Scheduled Principal
                                            Balance(%)

        ----------
        Virginia
        Maryland
        Florida
        Washington
        Other*
             Totals:

Additional Information

The description in this Prospectus Supplement of the Loans is calculated as of the close of business on ________ 1, 200_. Loans may be removed as a result of incomplete documentation or non-compliance with representations and warranties, if MERIT deems such removal necessary or appropriate, and MERIT may substitute other Loans subject to certain terms and conditions. Neither the substitution of Loans nor the addition of Loans not included originally is expected to cause material variances from the information set forth herein.

A current report on Form 8-K will be available to purchasers of the Bonds and will be filed with the Securities and Exchange Commission, together with the Indenture, within fifteen days after the initial issuance of the Bonds. MERIT will note the effect of any changes to the Loans as a result of adding or removing any of the Loans. Also, MERIT intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

The Bond Administrator will make available on an ongoing basis current information relating to the Collateral, including (i) Loan delinquencies of 30 days, 60 days and 90 days or over, (ii) Loans in foreclosure, (iii) REO or Repo,
(iv) Losses on the Loans, and (v) the remaining Overcollateralization Amount.

Substitution of Loans

In certain circumstances, a new Loan (a "Substitute Loan") may be pledged in substitution for a defaulted Loan or REO to the extent that MERIT has determined, in its reasonable business judgment, that the present value of any potential Loss on such defaulted or REO will be reduced through the substitution of a Substitute Loan for such defaulted Loan or REO or Repo, and provided that such Substitute Loan (i) is secured by the property that secures such defaulted Loan or by such REO or Repo, (ii) has an interest rate that is not less than the then current market rate for a Loan having similar characteristics (provided, however, that a Substitute Loan may have an interest rate less than the then current market rate so long as the aggregate Scheduled Principal Balance of all such Substitute Loans on their respective dates of substitution does not exceed 5% of the initial aggregate Scheduled Principal Balance of the Loans) and (iii) has a maturity date that is not later than nine months prior to the Stated Maturity Date of the Bonds. The amount, if any, by which the Scheduled Principal Balance of such defaulted Loan or REO exceeds the Scheduled Principal Balance of the Substitute Loan would constitute a Loss on such Loan or REO or Repo. Upon the pledge of a Substitute Loan, the Trustee will release such defaulted Loan or the REO from the lien of the Indenture. See "SECURITY FOR THE BONDS -- Substitution of Collateral" in the Prospectus.

In lieu of pledging a Substitute Loan, MERIT may repurchase a defaulted Loan or REO or Repo.

In addition, MERIT may pledge to the Trustee a Loan in substitution for such a Loan initially pledged (an "Original Loan") to secure the Bonds in the event of a breach of a representation or warranty with respect to such Original Loan or in the case of defective or incomplete documentation with respect to such Original Loan which materially and adversely affects the value of such Original Loan. It is anticipated that any substitution for an Original Loan will not materially change the characteristics of the Loans as set forth above.

Servicing of the Collateral

Servicers and Master Servicers

__________________ ("___") or its subservicers service ___% of the Loans;
____________________ ("______") services ___% of the Loans; and the balance of the Loans are serviced by other servicers. ________ and _____________ and the other servicers are referred to collectively as the "Servicers" and each as a "Servicer".

_____________________ serves as master servicer of ____% of the Loans; _________
serves as master servicer of __% of the Loans.

Dynex Capital, Inc. ("Dynex"), serves as master servicer of ____% of the Loans and as Bond Administrator. See "THE ISSUER" in the Prospectus.

__________________ and ___________ are referred to collectively as the "Master Servicers" and each as a "Master Servicer". See "DYNEX CAPITAL, INC." in the Prospectus.

Advances

On or before each Payment Date, the applicable Servicer generally will be obligated (subject to the limitations provided in the applicable servicing agreement) to make cash advances ("Advances") with respect to any delinquent Loan in an amount equal to the sum of (i) the Scheduled Payment on such delinquent Loan (net of the Servicing Fee), (ii) amounts for the payment of real estate taxes, assessments, insurance premiums and property protection expenses and (iii) amounts to cover expenses relating to Foreclosure and Liquidation, unless the applicable Servicer has determined in its good faith business judgment that such Advance would constitute a Non-Recoverable Advance. The applicable Master Servicer will be obligated to make any required Advance if the Servicer fails to make such Advance. The Bond Administrator will be obligated to make any required Advance if the applicable Master Servicer fails to do so. The Trustee will be obligated to make any required Advance if the Bond Administrator fails to do so. Nevertheless, none of the applicable Servicer, the applicable Master Servicer, the Bond Administrator or the Trustee is required to make any Advance if it has determined in its good faith business judgment that such Advance would constitute a Non-Recoverable Advance. See "SERVICING OF THE COLLATERAL" in the Prospectus.

Forbearance and Modification Agreements

To the extent set forth in the related Servicing Agreement, the applicable Servicer may, with the approval of the related Master Servicer in most cases, enter into a forbearance or modification agreement with the borrower under a Loan, provided that such Servicer and, if required, the Master Servicer have determined in their good faith business judgment that granting such forbearance or modification will maximize recovery to the Trust Estate on a present value basis. The interests of the Master Servicer in determining whether to enter into a forbearance or modification agreement (or in establishing the terms of any such forbearance or modification agreement) may conflict with the interests of Bondholders.

Events of Default

The applicable Master Servicer will generally have the right pursuant to the related Servicing Agreement to terminate any related Servicer in the event of a breach by such Servicer of any of its obligations under such Servicing Agreement. In the event of such termination, the applicable Master Servicer generally assumes certain of such Servicer's servicing obligations under such Servicing Agreement, including the obligation to make Advances (limited as provided herein under "-- Advances" on page 14), until such time as a successor servicer is appointed. If the applicable Master Servicer is unable to act as servicer, the applicable Master Servicer will generally appoint or petition a court of competent jurisdiction for the appointment of a suitable loan servicing institution to act as successor servicer under such Servicing Agreement. Pending such appointment, the applicable Master Servicer will be obligated to service the related Loans subject to the same limitations as apply to the applicable Master Servicer's obligation to fulfill the servicing responsibility of a terminated servicer. Any successor servicer, including the applicable Master Servicer, will be entitled generally to compensation arrangements similar to, and not in excess of, those provided to the terminated Servicer. Neither Norwest nor Dynex will be liable for a breach by any related Servicer of its obligations under the related Servicing Agreement.

Servicing and Other Compensation and Expenses

The primary compensation payable to the Servicers and the Master Servicers (other than Dynex) is the sum of (i) the monthly servicing fee and (ii) the master servicing fee (collectively, the "Servicing Fee"), which fee is calculated on the basis of one-twelfth of a fixed percentage per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of each Loan on the first day of the Due Period preceding each Payment Date. In addition to the Servicing Fees, late payment fees, Loan assumption fees with respect to the Loans and any interest or other income earned on collections with respect to the Loans pending remittance may be paid to or retained by the Servicer as additional servicing compensation. The Servicers are generally obligated to pay certain insurance premiums and certain ongoing expenses associated with the related Loans and incurred by them in connection with their responsibilities. The Bond Administration Fee payable to Dynex will be based on the aggregate Scheduled Principal Balance of all the Loans, and Dynex will not be entitled to a separate fee as Master Servicer of some of the Loans.

Special Servicer

A Special Servicer acceptable to the Rating Agencies may be appointed to undertake some of or all the Servicer's obligations with respect to Loans that are in default. The Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Loan, (ii) a performance fee applicable to each liquidated Loan based upon the Liquidation Proceeds of such Loan, or both. See "SERVICING OF THE COLLATERAL -- Special Servicing Agreement" in the Prospectus.

Maturity and Prepayment Considerations

The Stated Maturity Date for the Class A-1 Bonds was calculated assuming 0% CPR (as described below), no optional redemption of the Bonds and the other Modeling Assumptions (as defined below under "-- Modeling Assumptions" on page 17) and by adding approximately four years to such calculation. The Stated Maturity Date for the Class M-1 Bonds has been calculated by adding approximately four years to the last scheduled payment date on the Loans.

Because the rate of payment (including payments attributable to prepayments, defaults, liquidations, and repurchases) of principal on the Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final payment of principal of the Bonds may be earlier, and could be substantially earlier, than the Stated Maturity Date of such Class.

Weighted Average Life of the Bonds

Weighted average life refers to the average amount of time that will elapse from the date of delivery of a bond until each dollar of principal of such bond will be repaid to the investor. The weighted average life of the Bonds will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes payments resulting from refinancings, liquidations due to defaults, casualties, indemnifications and purchases by or on behalf of MERIT or the Servicers, as the case may be).

Prepayments on Loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant annual rate of prepayment on the Loans each month relative to the aggregate outstanding principal balance of the Loans. MERIT does not make any representations about the appropriateness of the CPR model.

Factors Affecting Prepayments on the Loans

The rate of payments (including prepayments) on a pool of loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing interest rates fall significantly below the then current note rates on such loans or significantly below the maximum lifetime note rates on the adjustable rate loans in such pool, the rate of prepayments would be expected to increase. Conversely, if prevailing rates rise significantly above the then current note rates on such loans or significantly above the maximum lifetime note rates on the adjustable rate loans in such pool, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the related properties and servicing decisions, as well as loan terms and the type of collateral securing a loan.

See "SECURITY FOR THE BONDS -- Selected Loan Data" on page 12. The Loans may be prepaid, in whole or in part, at any time by the borrowers. No assurance can be given as to the rate of principal payments or prepayments on the Loans.

Of the Loans, ____% were Adjustable Rate Loans as of ________ 1, 200_. MERIT is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate loans over an extended period of time, and MERIT's experience with respect to adjustable rate loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable rate loans. Defaults on adjustable rate loans leading to foreclosure and the ultimate liquidation of the related properties may occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate loans. Increases in the required monthly payments on the adjustable rate loans may result in a default rate higher than that on loans with fixed interest rates. MERIT, at its option, may purchase, on any Payment Date, any Loan that is delinquent in payment by 90 days or more. Any such purchase must be made at a price equal to the outstanding principal balance of the related Loan plus accrued and unpaid interest thereon at its Note Rate through the Payment Date following the date of purchase. See "YIELD CONSIDERATIONS" on page 19 and "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16. Furthermore, MERIT will have the option to pledge to the Trustee a Substitute Loan in substitution for a defaulted Loan or REO, as more particularly described in "SECURITY FOR THE BONDS -- Substitution of Loans" on page 14. The weighted average life of the Bonds may increase to the extent that MERIT exercises its option to pledge Substitute Loans to the Trustee for defaulted Loans or REO or Repo, because such substitution will be effected in lieu of foreclosure and disposition of the related properties or REO and the payment of Liquidation Proceeds to Holders of the Bonds. See "YIELD CONSIDERATIONS" on page 19.

The Note Rates on the Adjustable Rate Loans will adjust periodically (although not on the same dates), generally based on the current Six-Month LIBOR Index or One-Year CMT Index, as applicable (which may not rise and fall consistently with prevailing interest rates or other adjustable rate residential loans based on other indices), plus the Gross Margins for the Adjustable Rate Loans (which may be different from the current margins on other adjustable rate residential loans). As a result, the Note Rates on the Adjustable Rate Loans at any time may not equal the prevailing rates for similar adjustable rate residential loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated. See "RISK FACTORS -- loan rates may limit class interest rates" on page 3.

Of the Loans, ___% as of ________ 1, 200_, permitted assumption by a subsequent purchaser of the related properties during a specified period and subject to such purchaser's compliance with certain then existing requirements and underwriting guidelines. The fixed rate Loans will be subject to "due-on-sale-clauses" and are not assumable. The weighted average life of each Class of Bonds will be increased to the extent that the Adjustable Rate Loans are assumed by purchasers of the related properties in connection with sales of such properties. Conversely, the weighted average life of each Class of Bonds will be decreased upon the sale of properties securing non-assumable Loans, which will result in the prepayment of such Loans.

Prepayments, liquidations and purchases of the Loans will result in payments of principal to Bondholders of amounts that would otherwise be distributed over the remaining terms of the Loans. If not all the Original Pre-Funded Amount is used to acquire the balance of the Loans, then Holders of the Bonds then entitled to receive principal payments will receive a partial prepayment on the Payment Date immediately following the end of the Funding Period. Although no assurances can be given, MERIT expects that the principal amount of the Loans to be purchased will require the application of substantially all the Original Pre-Funded Amount and that there should be no material prepayment as a result of a failure to purchase the remaining Loans.

Modeling Assumptions

The following assumptions (the "Modeling Assumptions") have been used in preparing the principal decrement tables on the following pages (the "DEC Tables"). It has been assumed that (1) the Adjustable Rate Loans consist of three assumed adjustable rate loans (one of which represents the Pre-Funded Amount) and (2) the fixed rate Loans consist of one assumed fixed rate loan, each with the characteristics set forth in the following tables:

                         Initial       Current     Total      Current      Gross   Original  Current  Periodic
        Index            Balance      Gross WAC     Fees      Net WAC     Margin      WAM      WAM       Cap

      Six-LIBOR
      Six-LIBOR
    One Year CMT
        Fixed

It has been further assumed that:

     the One-Month LIBOR Index remains constant at ____%.

     the Six-Month LIBOR Index remains constant at ______% per annum and the One-Year CMT Index remains constant at _____% per annum;

     all Scheduled Payments on the assumed Loans are received timely on the payment date for each Loan, commencing __________ 1, 200_, and prepayments on such Loans are received on the last day of each month beginning ___________, 200_, and include 30 days of interest thereon;

     there are no defaults or shortfalls on the assumed Loans;

     the assumed Loans prepay monthly at the specified constant percentages of CPR;

     the Closing Date for the Bonds is _______________, 200_;

     cash distributions are received by the Bondholders on the 28th day of each month, commencing in ________________, 200_;

     the initial principal amount of each Class of Bonds is as set forth on the cover hereof;

     there is no optional redemption of the Bonds (except with respect to the line entitled "Weighted Average Life with Redemption," which assumes an optional redemption of the Bonds on the earlier of (1) ________, 200_, or (2) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the initial aggregate principal balance of the Bonds) and no increase in the Class Interest Rates of the Bonds as a result of MERIT's failure to redeem the Bonds when it is permitted to do so;

     all the Original Pre-Funded Amount is applied to the purchase of the balance of the Loans with a Scheduled Principal Balance equal to the Original Pre-Funded Amount;

     there are no prepayment fees or penalties; and

     the Bond Payment Percentage remains constant at 100%.

If the Bonds are redeemed when MERIT has the option to do so, the weighted average life of the Bonds will be shorter than the weighted average life set forth on the line entitled "Weighted Average Life Without Redemption," and using the Modeling Assumptions, the weighted average life of the Bonds would be as set forth on the line entitled "Weighted Average Life With Redemption." See "DESCRIPTION OF THE BONDS -- Redemption" on page 9.

There will be discrepancies between the Loans actually included in the Collateral and the Modeling Assumptions. Any discrepancy may have an effect upon the percentages of initial principal amount (and weighted average lives) set forth in the DEC Tables. To the extent that the Loans actually included in the Collateral have characteristics that differ from the Modeling Assumptions, the Bonds are likely to have weighted average lives that are shorter or longer than indicated by such tables. Other things being equal, to the extent that cash is used to redeem Bonds because Loans are not delivered together with all the required documentation or otherwise, the Bonds will have shorter weighted average lives than indicated by the DEC Tables, which will adversely affect the yield of such Bonds to the extent that they are purchased at a premium.

There is no assurance that prepayment of the Loans will conform to any of the percentages of CPR described in the DEC Tables. Among other things, the DEC Tables assume that the Loans prepay at the indicated constant rates of CPR, notwithstanding the fact that such Loans may vary substantially as to geographic concentration of properties, interest rate and prepayment terms. Variations in actual prepayment experience for the Loans will increase or decrease the percentages of initial principal balance (and weighted average lives) shown in the DEC Tables.

The DEC Tables indicate the projected weighted average life of each Class of the Bonds and set forth the percentage of the initial balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR with respect to the Loans as indicated below. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

The Weighted Average Life values included in the following DEC Tables have been determined by (a) multiplying the amount of each principal payment by the number of years from the date of delivery of the Bonds to the related Payment Date, (b) summing the results and (c) dividing the sum by the total principal to be paid on the applicable Class of Bonds. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%.

                     PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT

                                    S-26

   Payment Date              Class A-1 Bonds Scenario
   ------------      -----------------------------------------
                       0%   __%  __%    __%   __%  __%
_____________, 2001
_____________, 2002
_____________, 2003
_____________, 2004
_____________, 2005
_____________, 2006
_____________, 2007
_____________, 2008
_____________, 2009
_____________, 2010
_____________, 2011
_____________, 2012
_____________, 2013
_____________, 2014
_____________, 2015
_____________, 2016
_____________, 2017
_____________, 2018
_____________, 2019
_____________, 2020
_____________, 2021
_____________, 2022
_____________, 2023
_____________, 2024
_____________, 2025
Weighted Average
Life Without
Redemption(1)
With Redemption(2)

   Payment Date              Class M-1 Bonds Scenario
   ------------       -----------------------------------------
                       0%   __%  __%    __%   __%  __%
_____________, 2001
_____________, 2002
_____________, 2003
_____________, 2004
_____________, 2005
_____________, 2006
_____________, 2007
_____________, 2008
_____________, 2009
_____________, 2010
_____________, 2011
_____________, 2012
_____________, 2013
_____________, 2014
_____________, 2015
_____________, 2016
_____________, 2017
_____________, 2018
_____________, 2019
_____________, 2020
_____________, 2021
_____________, 2022
_____________, 2023
_____________, 2024
_____________, 2025
Weighted Average
Life Without
Redemption(1)
With Redemption(2)

   Payment Date                  Class M-2 Bonds Scenario
   ------------        -----------------------------------------
                       0%   __%  __%   ___%   __%  __%
-------------, 2001
_____________, 2002
_____________, 2003
_____________, 2004
_____________, 2005
_____________, 2006
_____________, 2007
_____________, 2008
_____________, 2009
_____________, 2010
_____________, 2011
_____________, 2012
_____________, 2013
_____________, 2014
_____________, 2015
_____________, 2016
_____________, 2017
_____________, 2018
_____________, 2019
_____________, 2020
_____________, 2021
_____________, 2022
_____________, 2023
_____________, 2024
_____________, 2025
Weighted Average
Life Without
Redemption(1)
With Redemption(2)

   Payment Date              Class B-1 Bonds Scenario
   ------------      -----------------------------------------
                       0%   __%  __%    __%   __%  __%
_____________, 2001
_____________, 2002
_____________, 2003
_____________, 2004
_____________, 2005
_____________, 2006
_____________, 2007
_____________, 2008
_____________, 2009
_____________, 2010
_____________, 2011
_____________, 2012
_____________, 2013
_____________, 2014
_____________, 2015
_____________, 2016
_____________, 2017
_____________, 2018
_____________, 2019
_____________, 2020
_____________, 2021
_____________, 2022
_____________, 2023
_____________, 2024
_____________, 2025
Weighted Average
Life Without
Redemption(1)
With Redemption(2)

---------------------------
(1)    In years, assuming no redemption of the Bonds.0
(2) In years, assuming the Bonds are redeemed on the earliest possible Payment Date using the Modeling Assumptions.

The DEC Tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction with the Modeling Assumptions.

Yield Considerations

General

The yield to maturity of, and the aggregate amount of payments on, the Bonds will be related to the rate and timing of principal payments on the Loans, which will be affected by the amortization schedules of the Loans and the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Loans due to default, casualties and condemnations and repurchases). An optional redemption of a Class of Bonds will have the same effect as a prepayment in full of the Loans with respect to such Class. No assurance can be given as to the rate of principal payments or prepayments on the Loans.

The timing of changes in the rate of prepayments on the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal of a Loan, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on the Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on the Loans, the actual yield to maturity will be lower than that so calculated.

Because the rate of principal payments (including prepayments) on the Loans may significantly affect the weighted average life and other characteristics of the Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Loans and the suitability of the Bonds to their investment objectives. For factors affecting principal prepayments on the Loans, see "MATURITY AND PREPAYMENT CONSIDERATIONS" on page 16.

In certain circumstances a Substitute Loan may be pledged to the Trustee in substitution for a defaulted Loan or REO, as more particularly described in "SECURITY FOR THE BONDS -- Substitution of Loans" on page 14. The amount, if any, by which the Scheduled Principal Balance of the defaulted Loan or REO exceeds the Scheduled Principal Balance of the Substitute Loan would constitute a Loss on such Loan or REO or Repo. Furthermore, to the extent that any Substitute Loan has payment terms that differ from the original Loan such difference in payment terms will affect the yield to maturity of investors in the Bonds. MERIT's ability to pledge Substitute Loans may result in an increase in the weighted average life of the Bonds, because such substitution would be effected in lieu of a foreclosure and disposition of the related properties or REO and the resulting payment of Liquidation Proceeds to Holders of the Bonds.

A higher than expected rate of default could produce payment delays and could lead to foreclosures. A foreclosure may produce proceeds upon sale that are less than the Scheduled Principal Balance of such Loan plus interest accrued thereon and the expenses of sale. Such a shortfall upon foreclosure would result in a Loss on such Loan.

Subordination

On each Payment Date, the holders of the Class A-1 Bonds will have a preferential right to receive amounts of interest and principal before any payments are made on the Class M-1 Bonds. As a result, the Class M-1 Bonds will be more sensitive to the rate of delinquencies and defaults on the Loans than the Class A-1 Bonds.

Losses with respect to the Loans will be borne, by virtue of the payment priorities described herein, first, by any interest received on the Loans in excess of interest required to be paid on the Bonds on any Payment Date, second, by a reduction of the excess of the aggregate scheduled principal balance of the Collateral over the principal balance of the Bonds and, third, by the Class M-1 Bonds before any losses will be borne by the Class A-1 Bonds.

Certain Federal Income Tax Consequences

Based on the facts as they currently exist, in the opinion of Arter & Hadden LLP, the Bonds will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued thereon, including any original issue discount, will be taxable to Bondholders. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. If, however, the Internal Revenue Service were to make and prevail upon the contention that a Class of Bonds did not constitute indebtedness for federal income tax purposes, such Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on such Bonds. No election will be made to treat MERIT, the Loans or the arrangement by which the Bonds are issued as a real estate mortgage investment conduit or financial asset securitization investment trust. Interest income (including original issue discount and market discount) will accrue on the Bonds as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The Bonds may be issued with original issue discount for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Original Issue Discount" in the Prospectus. In determining the rate of accrual of original issue discount, amortization of bond premium or market discount, if any, on the Bonds, Bondholders should use a prepayment assumption of ___% CPR (as described under "MATURITY AND PREPAYMENT CONSIDERATIONS -- Modeling Assumptions" on page 16). No representation, however, is made herein as to the rate at which prepayments on the Loans actually will occur.

Bonds owned by domestic building and Loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Bonds owned by a REIT will not be treated as "real estate assets" nor will interest on the Bonds be considered "interest on obligations secured by mortgages on real property." By acceptance of its Bond, each Bondholder will be deemed to have agreed to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

Use of Proceeds

MERIT will retain from the proceeds from the sale of the Bonds an issuance fee that will be used to cover its expenses and to compensate it for facilitating the issuance of the Bonds. The proceeds from the sale of the Bonds (net of expenses and of amounts deposited in the Capitalized Interest Account and the Pre-Funding Account) will be applied by MERIT to the acquisition of the Loans.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated as of the date hereof (the "Underwriting Agreement") between ______________ (the "Underwriter") and Issuer Holding Corp. and MERIT, MERIT has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from MERIT, the Bonds.

MERIT expects to receive proceeds of approximately $_________ plus accrued interest before deducting expenses estimated to be $---------.

The distribution of the Bonds will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling Bonds to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

The Underwriting Agreement provides that MERIT and Issuer Holding Corp. will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act to the extent and under the circumstances set forth therein.

Some of the Loans may have been the subject of financing provided by affiliates of the Underwriter. The Underwriter and its affiliates have lending relationships with affiliates of MERIT.

Legal Matters

Certain legal matters relating to the Bonds will be passed upon for MERIT by Arter & Hadden LLP, and certain legal matters relating to the Bonds will be passed upon for the Underwriter by Hunton & Williams, Richmond, Virginia, which also performs certain legal services for MERIT and its affiliates on other matters.

Ratings

It is a condition to the issuance of the Bonds that the Bonds be rated as set forth on the cover page.

The ratings assigned to asset-backed bonds take into consideration the credit quality of the related pool of assets, including any credit enhancement, structural and legal aspects associated with such bonds and the extent to which the payment stream on the related assets is adequate to make payments required on such bonds. Ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related Loans. As a result, the ratings do not address the possibility that the holders of the Bonds might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold Bonds and may be subject to revision or withdrawal at any time by the assigning rating agency. In the event that a rating initially assigned to the Bonds is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds. Each security rating should be evaluated independently of any other security rating.

MERIT has not requested a rating with respect to the Bonds by any rating agency other than ____________. Nevertheless, there can be no assurance as to whether any other rating agency will nonetheless issue a rating and, if it does, what such rating would be. A rating assigned to the Bonds by a rating agency that has not been requested by MERIT to do so may be lower than the rating assigned pursuant to MERIT's request.

ERISA Considerations

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Collateral securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Bond. See "ERISA CONSIDERATIONS" in the Prospectus.

MERIT believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the assets of MERIT. Nevertheless, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

If the Bonds are treated as equity for purposes of ERISA, the purchaser of a Bond could be treated as having acquired a direct interest in the Collateral securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if MERIT, the Trustee, any Master Servicer, any Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Nevertheless, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (v) PTCE 96-23, regarding transactions negotiated by in-house asset managers. Before purchasing Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA CONSIDERATIONS" in the Prospectus.

Legal Investment Considerations

At the end of the Funding Period the Class A-1 Bonds and the Class M-2 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As mortgage related securities, the Bonds will be legal investments for entities to the extent provided in SMMEA, unless there are state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "LEGAL INVESTMENT" in the Prospectus. MERIT does not make any representations as to the proper characterization of any class of the Bonds for legal investment or other purposes or as to the legality of investment by particular investors in any class of the Bonds under applicable legal investment restrictions. Accordingly, all institutions that must observe legal investment laws and regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors to determine whether and to what extent the Bonds constitute legal investments under SMMEA or must follow investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                          MERIT Securities Corporation
                              Collateralized Bonds
                              (Issuable in Series)

MERIT Securities Corporation may sell from time to time under this prospectus and related prospectus supplements various series of its collateralized bonds.

MERIT will secure each series of bonds with collateral. The collateral will consist of one or more of the following types of loans:

o        one- to four-family, residential mortgage loans and

o        manufactured housing installment sales contracts.

The loans may be either fixed rate or adjustable rate.

In addition, MERIT may secure a series of bonds with credit enhancement as specified in the related prospectus supplement. The collateral and any credit enhancement for a series of bonds are the trust estate for those bonds. See "Security for the Bonds -- The Collateral" on page 19.

Originators of the loans may have used underwriting standards for "non-conforming credits", which include borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae or FHLMC underwriting guidelines. See "Risk Factors -- Credit Considerations". The loans will be serviced by one or more servicers subject to supervision by one or more master servicers. See "Servicing of the Collateral" on page 28.

MERIT will treat all bonds as debt instruments or as regular interests in a real estate mortgage investment conduit for federal income tax purposes. See "Certain Federal Income Tax Consequences" on page 46.

The trust estate for a series of bonds will be the only source of funds for their payment. No governmental agency will guarantee or insure the Bonds.

See "Risk Factors" on page 6 for a discussion of risks to consider before purchasing bonds.

Neither the Securities and Exchange Commission nor any state securities commission has approved the bonds or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

                  The date of this prospectus is ________, 2001

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. MERIT has not authorized anyone to provide you with different information. MERIT is not offering the bonds in any state where the offer is not permitted. MERIT does not claim the accuracy of the information in this prospectus or any related prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references in this prospectus direct you to the captions where you may find additional information. The following table of contents provides page references for the captions. Generally, a capitalized word not at the beginning of a sentence means that it has a specially defined meaning. In the "Glossary" at the end of this prospectus, you may find the capitalized words with their specially defined meanings. TABLE OF CONTENTS

                                                           Page

SUMMARY.......................................................1
RISK FACTORS..................................................6
DESCRIPTION OF THE BONDS......................................9
    General...................................................9
    Book-Entry Registration...................................9
    The Depository Trust Company.............................10
    Clearstream and Euroclear................................11
    Global Clearance, Settlement and Tax Documentation.......12
    Definitive Bonds.........................................15
    Payments of Principal and Interest.......................16
    Redemption...............................................17
MATURITY AND PREPAYMENT CONSIDERATIONS.......................17
YIELD CONSIDERATIONS.........................................18
SECURITY FOR THE BONDS.......................................18
    General..................................................18
    The Collateral...........................................19
    The Mortgage Loans.......................................19
    The Manufactured Home Loans..............................20
    Substitution of Collateral...............................21
    Pledge of Additional Collateral and Issuance of
      Additional Bonds.......................................21
    Master Servicer Custodial Account........................22
    Collateral Proceeds Account..............................22
    Reserve Fund or Accounts.................................22
    Other Funds or Accounts..................................22
    Investment of Funds......................................23
    Insurance on the Collateral..............................23
    Credit Enhancement.......................................25
    Bond Insurance and Surety Bonds..........................26
ORIGINATION OF THE COLLATERAL................................26
    Mortgage Loans and Manufactured Home Loans...............26
    Representations and Warranties...........................27
SERVICING OF THE COLLATERAL..................................28
    General..................................................28
    Payments on Collateral...................................29
    Advances.................................................30
    Collection and Other Servicing Procedures................30
    Defaulted Collateral.....................................31
    Maintenance of Insurance Policies; Claims thereunder
      and Other Realization upon Defaulted Collateral........31
    Evidence as to Servicing Compliance......................32
    Events of Default and Remedies...........................32
    Master Servicing Agreements..............................33
    Special Servicing Agreement..............................33
THE INDENTURE................................................33
    General..................................................33
    Modification of Indenture................................33
    Events of Default........................................34
    Authentication and Delivery of Bonds.....................36
    List of Bondholders......................................36
    Annual Compliance Statement..............................36
    Reports to Bondholders...................................36
    Trustee's Annual Report..................................36
    Trustee..................................................37
    Satisfaction and Discharge of the Indenture..............37
CERTAIN LEGAL ASPECTS OF THE COLLATERAL......................37
    Mortgage Loans...........................................37
    Manufactured Home Loans..................................41
    Soldiers' and Sailors' Civil Relief Act of 1940..........44
    Applicability of Usury Laws..............................44
    Consumer Protection Laws.................................45
    Environmental Considerations.............................45
    Enforceability of Certain Provisions.....................46
MERIT........................................................46
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................46
    General..................................................46
    Bonds Treated as Debt without a REMIC Election...........47
    REMIC Bonds..............................................48
    Sales or Exchanges of Bonds..............................52
    Original Issue Discount..................................52
    Market Discount..........................................56
    Premium..................................................57
    Reporting and Other Administrative Matters...............57
    Backup Withholding with Respect to Bonds.................58
    Foreign Investors in Bonds...............................58
STATE TAX CONSIDERATIONS.....................................59
ERISA CONSIDERATIONS.........................................59
LEGAL INVESTMENT.............................................60
USE OF PROCEEDS..............................................61
PLAN OF DISTRIBUTION.........................................62
LEGAL MATTERS................................................62
FINANCIAL INFORMATION........................................62
ADDITIONAL INFORMATION.......................................62
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............63
REPORTS TO BONDHOLDERS.......................................63
GLOSSARY.....................................................64

Summary

This summary provides a very broad overview of the bonds; however, it does not, contain the specific information you will need to consider in making a decision whether to invest in a particular series of bonds.

Before making a final investment decision, you should review:

     o this prospectus -- for general information, some of which may not apply to a particular series of bonds.

     o the applicable prospectus supplement -- for detailed information on a particular series of bonds.

The prospectus supplement may provide information about a particular series of bonds that differs from the general information in this prospectus. If the terms of a particular series of bonds vary from the information in this prospectus, you should rely on the information in the prospectus supplement.

Issuer
MERIT Securities Corporation is a wholly owned, limited purpose financing subsidiary of Issuer Holding Corp., which is a wholly owned subsidiary of Dynex Capital, Inc. Neither has guaranteed, or has any obligation with respect to, the bonds.

See "MERIT" on page 46.

Bonds
MERIT may issue series of bonds from time to time under an indenture, as supplemented by an indenture supplement, between MERIT and a trustee for each series. The bonds of a series may consist of one or more classes and some classes may be subordinated to other classes.

     o Principal and interest. Each class of bonds will bear interest and will be entitled to principal payments as specified in the related prospectus supplement.

     o Principal and interest will be payable from payments received from the trust estate securing the related series.

     o The related prospectus supplement may specify priorities in making payments among the various classes of a series

See "DESCRIPTION OF THE BONDS -- Payments of Principal and Interest" on page 16.

     o Optional redemption. MERIT may retain the right to redeem any class of bonds before its stated maturity date.

See "DESCRIPTION OF THE BONDS-- Redemption" on page 17.

Security for the Bonds
Each series of bonds will be secured by a trust estate that consists of one or more of the following:

A.  Collateral.  The collateral may consist of:

     o Mortgage loans: fixed or adjustable rate, conventional mortgage loans secured by mortgages or deeds of trust on single family (one- to four-family) attached or detached residential property.

See "SECURITY FOR THE BONDS -- The Mortgage Loans" on page 19.

     o Manufactured home loans: fixed or adjustable rate, conventional manufactured housing installment sales contracts secured by new or used manufactured homes and in some cases by liens on real estate.

See "SECURITY FOR THE BONDS -- The Manufactured Home Loans" on page 20.

The collateral securing the bonds of a series will have an aggregate collateral value initially equal to at least the original aggregate principal amount of such bonds.

Assuming no losses, scheduled payments on the collateral for a series, net of applicable expenses, are intended to be sufficient to pay interest and principal of each class of bonds not later than the class's stated maturity date.

The related prospectus supplement will describe collateral for each series of bonds more specifically.

B. Collateral proceeds account. MERIT will remit all distributions (net of expenses) on the collateral for a series to the related collateral proceeds account to pay principal of and interest on the bonds to the extent specified in the related prospectus supplement.

See "SECURITY FOR THE BONDS -- Collateral Proceeds Account" and " -- Master Servicer Custodial Account" on page 22.

C. Insurance policies. MERIT may pledge payments due under primary mortgage insurance, mortgage pool insurance, hazard insurance, special hazard insurance and other insurance policies.

D. Reserve funds. MERIT may deposit loans, cash, securities, certificates of deposit, letters of credit or other instruments or documents in one or more reserve funds. Reserve funds may be used to make any required payments on bonds of a series to the extent that funds are not otherwise available. MERIT may have rights to the release of funds from any reserve fund as described in the applicable prospectus supplement.

See "SECURITY FOR THE BONDS -- Reserve Fund or Accounts" on page 22.

E. Credit enhancement. MERIT may deposit a letter of credit, guarantee, pledge of additional collateral or other forms of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the collateral.

F. Bond insurance. MERIT may obtain a financial guaranty insurance policy for one or more classes of bonds to provide a guaranty of timely payment for certain classes of bonds.

G. Surplus. "Surplus" is any amount in the collateral proceeds account not required on a bond payment date to pay principal of and interest on the bonds of a series and certain expenses. All or a portion of the surplus may be (i) distributed to MERIT or (ii) applied to cover losses.

Servicing Servicers. One or more servicers as specified in the related prospectus supplement will service the collateral securing a series. Servicers will:

     o service loans consistent with the applicable servicing agreement and the servicing standards and practices that prudent lending institutions follow with respect to loans of the same type and

     o make limited advances of funds to cover certain payments not made by a borrower to the extent the advance is deemed recoverable.

Master servicers. Master servicers will:

     o    supervise the performance of the servicers

     o perform the servicing obligations of a terminated servicer or appoint a successor servicer

     o    make limited advances that are deemed recoverable and

     o    provide reports regarding the collateral.

Bond Administrator. A bond administrator (which will also act as a master servicer) will perform administrative functions with respect to the bonds.

MERIT will assign its rights under the servicing and master servicing agreements for the collateral as security for the bonds of the series.

See "SERVICING OF THE COLLATERAL -- General" on page 28 and "-- Master Servicing Agreement" on page 33.

Special Servicers. Master servicers may appoint special servicers to service, and to make decisions and act with respect to, delinquent or defaulted loans.

See "SERVICING OF THE COLLATERAL -- Special Servicing Agreement" on page
33.

Certain Federal Income Tax Consequences

MERIT expects that the bonds will constitute debt instruments for federal income tax purposes. MERIT may elect to treat the related trust estate (or specified portions) as a "real estate mortgage investment conduit" (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). If it does so, the bonds will be "regular interests" in a REMIC.

See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" on page 46 and in the related prospectus supplement, which will specify whether MERIT will make a REMIC election.

Yield Considerations

The prospectus supplement for a series may specify special yield considerations.

Legal Investment

The bonds of any class in a series may constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any such securities would be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA and to any other regulations governing investments by such institutional investors.

Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment complies with applicable guidelines, policy statements or restrictions.

See "LEGAL INVESTMENT" on page 60.

ERISA Considerations

Fiduciaries of plans subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of particular classes of bonds could give rise to a transaction that is prohibited or is not otherwise permissible.

See "ERISA CONSIDERATIONS" on page 59.

Ratings

One or more rating agencies will initially rate each class of bonds offered by this prospectus and the related prospectus supplement in one of the four highest rating categories. The rating agencies will be identified in the prospectus supplement.

The rating agencies may review and revise their ratings from time to time.

Risk Factors

Investors should consider, among other things, the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, before investing in bonds.

The bonds are non-recourse   All bonds will be non-recourse obligations of
obligations payable only     MERIT.  Bonds will not represent an interest in or
from the trust estate        any obligation of any of affiliate of MERIT, the
                             trustee, any underwriter of the bonds, any master servicer or any servicer or any of their affiliates. The bonds will not be guaranteed by any government agency or instrumentality.

                             You must rely on the collateral and any credit enhancement identified in the related prospectus supplement to provide for payments on the bonds.

Credit enhancement, if       Insurance policies, if any, on the collateral with
any, will be limited and     respect to a series will not cover all
may not be sufficient to     contingencies and will cover certain contingencies
cover all losses             only to a limited extent. See "SECURITY FOR THE
                             BONDS -- Insurance on the Collateral" on page 23.

                             Additional credit enhancement, if any, required with respect to a series will be determined on the basis of actuarial criteria established by each rating agency rating that series. Historical data supporting an actuarial analysis may not predict future experience. The data derived from a large pool of housing-related loans may not predict the delinquency, foreclosure or loss experience of any particular pool of loans.

Property values may          If the loans or the bonds are not covered by credit
decline, resulting in        enhancement, you will have to look primarily to the
losses on loans              value of the property securing the loans for
                             recovery on defaulted loans. If the residential real estate market in general or in a regional or local area where the loans are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry

Bankruptcy of Dynex          Dynex Capital, Inc., and Issuer Holding Corp.
Capital, Inc. or Issuer      intend that the transfers of collateral to MERIT
Holding  Corp. may affect    constitute sales under applicable law rather than
payments on the bonds        pledges  to  secure indebtedness for insolvency
                             purposes. If either of them becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver might argue that transfers by them were pledges rather than sales.
                             That position, if argued or if accepted by a court, could result in a delay in or reduction of payment on the bonds.

Federal and state credit     Numerous federal and state statutory provisions,
and consumer protection      including state laws affording relief to debtors
laws may limit collections   and the federal Soldiers' and Sailors' Civil Relief
on the loans                 Act of 1940, may interfere with or affect the
                             ability to realize upon the security for a loan.
                             Other federal and state laws provide priority to tax and other liens over the liens securing loans.

                             Federal and state consumer protection laws impose substantive requirements for the origination, servicing and enforcement of loans. Federal laws include the Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act. Those laws impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, the liability may affect assignees of the loans. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Consumer Protection Laws" on page 45.

Modification of loans may    A servicer may enter into a forbearance or
delay or reduce payments     modification agreement with a borrower on a loan on
on the bonds                 which a payment default appears to be imminent. Any
                             such agreement may affect the amount and timing of payments on the loan and, consequently, the amount and timing of payments on one or more classes of bonds. For example, a modification agreement that reduces the interest rate on a loan would lower the interest rate of any related class of bonds that accrues interest at a rate based on the weighted average net rate of the loans.

                             See "SERVICING OF THE COLLATERAL -- Defaulted Collateral" on page 31.

Prepayments on loans could   The prepayment experience on the loans securing a
cause you to be paid         particular series of bonds will affect:
earlier or later than
you expect, which may        o  the average life of each class of such bonds and
adversely affect the
yield you expect to          o  the effective yield on bonds purchased at a
realize                         discount or premium.

                             The timing and amount of prepayments on loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if interest rates fall, the rate of prepayment would be expected to increase. Conversely, if interest rates rise, the rate of prepayment would be expected to decrease. Prepayments may also result from:

                             o foreclosure, condemnation and other dispositions of the security for a loan (including amounts paid by insurers under applicable insurance policies);

                             o the repurchase of a loan as to which there has been a material breach of warranty or defect in documentation;

                             o the repurchase of a liquidated or delinquent loan; or

                             o the repurchase or redemption of all the bonds of a series or all the loans or in certain circumstances.

                             The yields realized by the holders of bonds with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the loans.

                             You must make your own decision as to the appropriate prepayment assumption to use for the collateral for a particular series of bonds. See "MATURITY AND PREPAYMENT CONSIDERATIONS"on page 17 and "YIELD CONSIDERATIONS" on page 18 .

You may not have a           A secondary market may not develop for any bonds.
secondary market for         If such a market does develop, it may not provide
your bonds                   you with liquidity of investment or continue for
                             the life of such bonds.

                             Certain classes of bonds may not constitute
                             "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA bonds. In addition, if so specified in the related prospectus supplement, the transfer of certain classes of bonds may be restricted.

                             Any such restrictions may have a negative effect on the development of a secondary market. See "LEGAL INVESTMENT" on page 60.

Issuance of bonds in         MERIT may issue bonds in book-entry form, which may
book-entry form may          reduce their liquidity in the secondary market
reduce their liquidity       because investors may be unwilling to purchase
                             bonds for which they cannot obtain physical certificates. In addition, your ability to pledge a book-entry bond to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to book-entry bonds, may be impaired. You may experience some delay in receipt of payments of interest on and principal of book-entry bonds. Payments on book-entry bonds will be made through book-entry system participants, which thereafter will credit such payments to your account as a beneficial owner, whether directly or indirectly through financial intermediaries.

                             See "DESCRIPTION OF THE BONDS -- Book-Entry
                             Registration" on page 9.

A rating agency may          Any rating is not a recommendation to buy, sell or
lower or withdraw a          hold bonds and is subject to revision or withdrawal
rating originally            at any time by the rating agency issuing such
assigned to your bonds,      rating. The rating of bonds credit-enhanced through
with an adverse effect       external credit enhancement, such as a letter of
on the value of your         credit, financial guaranty insurance policy or
bonds and your ability       mortgage pool insurance policy, will depend
to sell them                 primarily on the creditworthiness of the provider
                             of such external credit enhancement. Any lowering of the rating assigned to the claims-paying ability of any such provider below the rating initially given to such bonds would likely result in a lowering of the rating assigned to such bond. If a rating agency lowers or withdraws a rating on bonds, MERIT will not obtain additional credit enhancement and the value of your bonds and your ability to sell them will be adversely affected.

Original issue discount      Bonds may be issued with original issue discount
must be included in gross    for federal income tax purposes. If you purchase a
income as it accrues for     bond issued with original issue discount, you must
tax purposes                 include original issue discount in ordinary gross
                             income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. See "CERTAIN FEDERAL
                             INCOME TAX CONSEQUENCES" on page 46.

Underwriting standards       The originators of all or a portion of the loans
for the loans may have       may have underwritten the loans using underwriting
been less stringent than     standards for "non-conforming credits".
those used by Fannie Mae
or Freddie Mac, with a       A loan made to a "non-conforming credit" means a
resulting increase in        loan that is ineligible for purchase by Fannie Mae
risk of default              or Freddie Mac under their underwriting guidelines
                             because of:

                             o the borrower's creditworthiness and repayment ability

                             o the borrower's credit history such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies

                             o characteristics of the security for the loan, loan documentation guidelines or other characteristics.

                             As a consequence, delinquencies and foreclosures, as well as the loss experience, may be higher for such loans than for "conforming" loans.

                             You must make your own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the loans. See "ORIGINATION OF THE COLLATERAL" on page 26.

Description of the Bonds

General

         The Bonds will be issued in series under an Indenture between MERIT and a Trustee, as specified in the prospectus supplement. A Series of Bonds will consist of one or more Classes of Bonds. The prospectus supplement for a Series of Bonds will specify with respect to each Class the type of Bond, the specific designation of the Class, the Stated Maturity Date, the aggregate principal amount, the Payment Dates, the Class Interest Rate (or method of determining such rate), any redemption features and other related terms.

         The Bonds of each Series will be secured by the Collateral, the Collateral Proceeds Account and, to the extent specified in the related prospectus supplement, Reserve Funds (and any other funds or accounts pledged to secure the Series), Insurance Policies, Bond Insurance, Surplus (prior to its disbursement to MERIT), other credit enhancement, the Servicing Agreements and the Master Servicing Agreements for such Series. See "THE INDENTURE" and "SECURITY FOR THE BONDS". The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Series Supplement relating to the applicable Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. A copy of the form of Indenture (including all supplements thereto to date) has been filed as an exhibit to the registration statement of which this prospectus forms a part. A copy of the Indenture supplement for a Series (the "Series Supplement") will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K within 15 days after issuance of Bonds of the related Series.

         The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related prospectus supplement. The Bonds of each Series that are issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related prospectus supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series that are issued in certificated form:

        (i) by checks mailed to registered Bondholders at their addresses appearing on the books and records of MERIT or

        (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any Bondholder of Bonds having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related prospectus supplement except that the final payments in retirement of each Class of Bonds of a Series issued in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of MERIT maintained for that purpose.

The Trustee will make such payments with respect to Bonds in book-entry form as set forth below.

Book-Entry Registration

         The prospectus supplement for a Series may specify that the Bonds of that Series initially will be represented by one or more book-entry Bonds, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company ("DTC"). Unless and until the Bonds are issued in fully registered, certificated form, no beneficial owner of a book-entry Bond will be entitled to receive a physical certificate. All references in this prospectus to actions by Bondholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to Bondholders refer to payments, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Bonds, for distribution to beneficial owners of Bonds in accordance with DTC's procedures. The Trustee will not recognize beneficial owners of Bonds as Bondholders, and beneficial owners may only exercise the rights of Bondholders indirectly through DTC and its participating organizations. The beneficial owners of the Bonds may hold Bonds in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "-- Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Bonds, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

         Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

         Because of time zone differences, credits or transactions in Bonds in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in Bonds settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of Bonds by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of Bonds under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Bonds on DTC's records. The ownership interests of the beneficial owners of the Bonds are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the Bonds will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the Bonds.

         To facilitate subsequent transfers, all Bonds deposited with DTC by its participating organizations are registered in the name of Cede & Co. The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the Bonds. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the Bonds are credited, which may or may not be the beneficial owners of the Bonds. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

         Because DTC can only act on behalf of its participating organizations, which in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Bonds to pledge Bonds to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Bonds, may be limited due to lack of physical certificates for the Bonds.

         Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Bonds, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an omnibus proxy to MERIT as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those organizations participating in DTC to whose accounts the Bonds are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the Bonds will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the Bonds will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the Trustee or MERIT, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee; disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Bonds is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the Bonds may experience some delay in their receipt of principal and interest payments.

         MERIT HAS OBTAINED THE INFORMATION IN THIS SECTION CONCERNING DTC AND DTC'S BOOK-ENTRY SYSTEM FROM SOURCES THAT MERIT BELIEVES TO BE RELIABLE, BUT MERIT ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY.

Clearstream and Euroclear

         Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of Bonds. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Bonds. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium, to facilitate settlement of trades between Clearstream and Euroclear.

         The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of Bonds and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

         The Euroclear system is operated by the Brussels, Belgium, office of JPMorgan Chase Bank under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Bonds. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

         JPMorgan Chase Bank is a New York banking corporation and a member bank of the Federal Reserve System. JPMorgan Chase Bank is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. The Brussels, Belgium, office of JPMorgan Chase Bank is regulated and examined by the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

         Payments with respect to Bonds held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a Bondholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Bonds among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

         MERIT HAS OBTAINED THE INFORMATION IN THIS SECTION CONCERNING CLEARSTREAM AND EUROCLEAR FROM SOURCES THAT MERIT BELIEVES TO BE RELIABLE, BUT MERIT ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY.

Global Clearance, Settlement and Tax Documentation

         Initial Settlement. All Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the globally-offered Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants. Investors electing to hold Bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.

         Investors' custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold Bonds through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All Bonds will be credited to the custody accounts on the settlement date against payment in same-day funds.

         Establishing the Place of Delivery. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Bonds are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Bonds against payment. Payment will include interest accrued on the Bonds from and including the last payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the Bonds. After settlement has been completed, the globally-offered Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The Bonds credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the Bonds will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Bonds are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Bonds were credited to their accounts. Interest on the Bonds would accrue from the value date. Therefore, in many cases the investment income on the Bonds earned during the one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

         Because the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Bonds to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which Bonds are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Bonds to the account of the DTC participant against payment. Payment will include interest accrued on the Bonds from and including the last payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Bonds from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

        o borrowing the Bonds in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Bonds sufficient time for the Bonds to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear participant.

MERIT HAS OBTAINED THE INFORMATION IN THIS SECTION CONCERNING CLEARSTREAM, EUROCLEAR AND DTC FROM SOURCES THAT MERIT BELIEVES TO BE RELIABLE, BUT MERIT ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY. THE SETTLEMENT PROCEDURES DESCRIBED IN THIS SECTION ARE SUBJECT TO CHANGE AT ANY TIME. MERIT ASSUMES NO RESPONSIBILITY FOR ANY LOSSES THAT MAY RESULT FROM ANY DISRUPTION IN THE OPERATIONS OF THE SETTLEMENT SYSTEMS AND PROCEDURES DESCRIBED IN THIS PROSPECTUS.

         Material U.S. Income Tax Documentation Requirements. A beneficial owner of Bonds that is not a United States person (as defined under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES Foreign Investors in Bonds") holding a book-entry Bond through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A beneficial owner that is not a United States person may be subject to 30% withholding unless:

        (i)     the Trustee or the U.S. withholding agent receives a statement

                (a) from the beneficial owner on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that: (i) is signed by the beneficial owner under penalty of perjury,
                        (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the beneficial owner or

                (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that
                        (i) is signed under penalties of perjury by an authorized representative of the financial institution,
                        (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),
                        (iii) provides the name and address of the beneficial owner, and (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

        (ii) the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

        (iii) the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

        (iv) the beneficial owner is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.

         Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; such entities should consult with their tax advisors when purchasing Bonds.

         A beneficial owner holding book-entry Bonds through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry Bonds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners holding book-entry Bonds through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

        (i) provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

        (ii) provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

        (iii) is a corporation, within the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF U.S. FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE BONDS. MERIT SUGGESTS THAT INVESTORS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX WITHHOLDING CONSEQUENCES OF HOLDING OR DISPOSING OF THE BONDS.

Definitive Bonds

         Bonds will be issued in fully registered, certificated form to the beneficial owners of the Bonds or their respective nominees, rather than to DTC or its nominee, only if: (i) DTC or MERIT advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry Bonds and MERIT or the Trustee is unable to locate a qualified successor; (ii) MERIT elects, at its sole option, to terminate the book-entry system through DTC; or (iii) DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Bonds, advises the Trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Bonds.

         Upon the occurrence of any of the events described in the preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the Bonds, through organizations participating in DTC, of the availability of fully registered Bonds. Upon surrender by DTC of the certificates representing the Bonds and the receipt of instructions for re-registration, the Trustee will issue fully registered Bonds to the beneficial owners of the Bonds.

Payments of Principal and Interest

         To the extent specified in the related prospectus supplement, payments on the Collateral securing a Series, including prepayments, together with withdrawals from various debt service and Reserve Funds, will be available to pay principal of and interest on the Bonds of a Series.

         On each Payment Date for a Series, principal will be paid on the Bonds in an amount equal to the Principal Distribution Amount or such other amount as may be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Principal Distribution Amount on any Payment Date will equal the amount by which (i) the aggregate Collateral Value of the Collateral securing the Series as of the preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date for the Series) exceeds (ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date. Unless otherwise specified in the related prospectus supplement, the Collateral Value of any Collateral securing a Series will generally equal (i) the Scheduled Principal Balance of the Collateral or (ii) as specified in the related prospectus supplement, the Scheduled Principal Balance of the Collateral multiplied by a fraction, the numerator of which is the Net Rate of the Collateral and the denominator of which is the Collateral Value Discount Rate.

         The prospectus supplement will specify (i) the order in which payments of principal (including prepayments) on the Collateral will be applied to pay principal of different Classes of Bonds of a Series and (ii) the percentage interest in payments of principal (including prepayments) on the Collateral or pools of Collateral for each Class of Bonds within a Series if such payments are unequally allocated among the Classes of Bonds within a Series. Unless otherwise specified in the related prospectus supplement, all payments of principal to a particular Class of Bonds will be applied on a pro rata basis.

         The Stated Maturity Date for the Bonds of each Class will be the date by which all Bonds of the Class are scheduled to be fully paid. The Stated Maturity Date of a Class of Bonds may be determined by reference to the maturity date of the Collateral pledged to the related Series with the latest stated final Due Date or on the basis of the assumptions set forth in the related prospectus supplement. All or a portion of the payments on the Collateral securing a Series will be used to amortize Bonds of the Series, as described in the related prospectus supplement. It is expected that each Class of Bonds will be fully paid in advance of its Stated Maturity Date from payments, including prepayments, on the Collateral. The rate of principal payments on the Collateral securing a Series will depend on the characteristics of the Collateral, as well as on the level of interest rates prevailing from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of the Collateral. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "YIELD CONSIDERATIONS".

         Each Class of Bonds will bear interest from the date and at the rate per annum (the "Class Interest Rate") specified, or determined as specified, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. Interest on a Class of Bonds consisting of Current Interest Bonds will be payable on the Payment Dates specified in the related prospectus supplement. Each such payment of interest will include all interest either accrued to the Accounting Date immediately preceding the Payment Date on which it is made or to another date specified in such prospectus supplement. Unless interest is accrued to the Payment Date, the effective yield to the Bondholder will be reduced to a level below the yield that would apply if interest were accrued to the Payment Date. If specified in the related prospectus supplement, any Class of Bonds may bear interest at a variable rate. For any variable rate Class of Bonds, the related prospectus supplement will set forth the manner for determining the variable interest rate and the interest rate change interval. The variable interest rate for a Class of Bonds will not exceed a maximum rate specified in the related prospectus supplement, and the payments due on the Collateral securing the related Series or Class of Bonds will be in amounts (taking into account Reserve Funds and other funds and any redemption rights and obligations) determined to be adequate to pay interest on such Class of Bonds at the specified maximum interest rate.

         If specified in the related prospectus supplement, (i) a Class of Bonds may be a Principal Only Class comprised solely of Principal Only Bonds, which will not bear interest and (ii) a Class of Bonds may be a High Coupon Class comprised solely of High Coupon Bonds, which will receive only relatively small payments of principal. If specified in the related prospectus supplement, a Class of Bonds may be an Accretion Class, which is comprised solely of Accretion Bonds on which interest will accrue but will not be paid ("Deferred Interest") until each Class of Bonds of the Series, if any, with an earlier priority of payment has been paid in full or as otherwise specified in the related prospectus supplement. Deferred Interest will be added to the principal of each Class of Accretion Bonds on each Accounting Date until all Classes of Bonds that have an earlier payment priority are paid in full, and, thereafter, interest will be paid on the Compound Value of the Accretion Bonds. The Compound Value of a Class of Accretion Bonds will equal the original principal amount of such Class, plus Deferred Interest through the Accounting Date preceding the determination date, less any principal payments made on such Class of Bonds.

         Unless otherwise specified in the related prospectus supplement, payments on the Collateral pledged to a particular Series and not used to pay principal or interest on the Bonds will be treated as Surplus. To the extent specified in the related prospectus supplement for a Series, all or a portion of the Surplus on any Payment Date may be applied to cover Losses or interest shortfalls associated with a Series or any Series sold pursuant to this prospectus, or the Surplus may be distributed to MERIT. Any Surplus distributed to MERIT will not be available for payment of principal of or interest on the Bonds.

Redemption

         To the extent provided in the related prospectus supplement, the Bonds of any Class may be subject to redemption at the option of MERIT before their Stated Maturity Date. Notice of such redemption must be given by MERIT or by the Trustee as provided in the related prospectus supplement. The redemption price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bond specified in the related prospectus supplement, together with accrued interest thereon to the date specified in the related prospectus supplement, or such other price as may be specified in the related prospectus supplement.

Maturity and Prepayment Considerations

         The actual maturity date and average life of a Class of Bonds will be determined by, among other things, (i) the prepayment experience on the Collateral, (ii) the frequency and scope of any forbearance or modification relating to defaulted Collateral and (iii) the optional redemption provisions of a Series of Bonds.

         The rate of principal payments on Collateral will be affected by the amortization schedules of the Collateral and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings and Liquidations due to defaults, casualties and condemnations). No assurance can be given as to the rate of principal payments or prepayments on the Collateral. In general, however, if prevailing interest rates fall significantly below the interest rates on the Collateral and the Collateral may be voluntarily prepaid in accordance with the applicable terms, the Collateral would likely be subject to a higher rate of principal prepayments than if prevailing rates remain at or above the rates borne by the Collateral.

         The Servicer, with the approval of the Master Servicer in most cases, is authorized pursuant to the Servicing Agreement to modify the payment terms of a defaulted Loan. If the Master Servicer appoints a Special Servicer, the Special Servicer would be authorized to make such modifications or substitutions. Any such modification or substitution would likely provide for a slower principal amortization schedule than was required under the original terms of the Loan (including an extension of the final Due Date) and therefore would have an effect on the average life of a Class of Bonds opposite to the effect that a prepayment of a Loan would have. To the extent one or more Loans is in default on its revised final Due Date and the respective Servicer is unable to liquidate timely the defaulted Loan, MERIT may fail to pay one or more Classes of the Bonds in full by their Stated Maturity Date. See "SERVICING OF THE COLLATERAL -- Master Servicing Agreement" and " -- Special Servicing Agreement".

         The prospectus supplement for a Series of Bonds may contain a table setting forth percentages of the original principal amount of each Class of Bonds of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment experience of the Collateral for any Series will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

Yield Considerations

         Payments of interest on the Bonds generally will include interest accrued through the Accounting Date for the applicable Payment Date. Because payments to the Bondholders generally will not be made until the Payment Date following the Accounting Date, the effective yield to the Bondholders of the Bonds will be lower than the yield otherwise produced by the applicable Class Interest Rate and purchase price for the Bond.

         The yield to maturity of any Bond will be affected by the rate and timing of payments of principal of the Collateral and, to a lesser extent, the frequency and scope of any modifications or substitutions of Loans. If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is faster than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield. If the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is slower than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield.

         The timing of changes in the rate of payment of principal on the Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on an item of Collateral, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent commensurate reduction (or increase) in the rate of principal payments at a later date. Because the rate of principal payments (including prepayments) on the Collateral may significantly affect the weighted average life and other characteristics of any Class of Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future payments of principal on the Collateral and the suitability of the Class of Bonds to their investment objectives. For factors affecting principal payments on Loans, including the impact of modifications and substitutions of Collateral, see "MATURITY AND PREPAYMENT CONSIDERATIONS".

         Investors should consider the risk that rapid rates of prepayment on the Collateral, and therefore of principal payments on the Bonds, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securitiess in which an investor may choose to reinvest amounts received as principal payments on a Bond may be lower than the applicable Class Interest Rate. Slow rates of prepayments on the Collateral, and therefore of principal payments on the various Classes of Bonds, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

Security for the Bonds

General

         Unless otherwise specified in the related prospectus supplement, each Series will be secured by the pledge to the Trustee of a Trust Estate consisting of (i) Collateral, together with the payments thereon, having an aggregate initial Collateral Value at least equal to 100% of the original principal amount of the Bonds of such Series, (ii) the Collateral Proceeds Account for such Series, (iii) to the extent applicable, Reserve Funds and other funds and accounts for such Series, (iv) to the extent applicable, MERIT's rights to Additional Collateral, (v) all payments that may become due under Insurance Policies, if any, (vi) MERIT's rights under the Servicing Agreements and the Master Servicing Agreements with respect to such Series and (vii) to the extent applicable, an interest rate agreement with a third party. Scheduled payments of principal of and interest on the Collateral securing a Series of Bonds, net of applicable servicing fees, master servicing fees, trustee fees, guarantee fees and insurance premiums, if any, for the Series, are intended to be sufficient to pay interest on the Bonds of the Series and to pay the entire principal amount of each Class of Bonds of the Series not later than the Stated Maturity Date of the Class of Bonds. Except as otherwise specified in the related prospectus supplement, a Trust Estate (other than certain credit enhancement items) will secure only one Series of Bonds.

The Collateral

         The prospectus supplement for a Series will describe the type of Collateral that will secure the Series. The Collateral may be composed of Mortgage Loans and Manufactured Home Loans.

The Mortgage Loans

        General. Mortgage Loans will be secured generally by liens on single family (one-family or two- to four-family) attached or detached residential property.

         Except as provided in the related prospectus supplement, each Mortgage Loan securing a Series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by HUD (each, an "Originator"). The Mortgaged Premises securing Mortgage Loans may consist of (i) detached homes,
(ii) attached homes (units having a common wall), (iii) units located in condominiums, (iv) manufactured homes and (v) other types of homes or units set forth in the related prospectus supplement. The Mortgage Loans securing a Series of Bonds may be secured by Mortgaged Premises that (i) are owner-occupied, (ii) are owned by investors or (iii) serve as second residences or vacation homes.

         The Mortgage Loans securing a Series may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on the declining principal balance of the Mortgage Loan ("Level Payment Mortgage Loans"); may provide for periodic adjustments to the rate of interest on such Mortgage Loans ("Adjustable Rate Mortgage Loans") to equal the sum (which may be rounded) of a Gross Margin and an Index, all as described in the related prospectus supplement; may include Mortgage Loans on which only interest is payable until maturity as well as Mortgage Loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period ("Balloon Payment Mortgage Loans"); may include Adjustable Rate Mortgage Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the Mortgage Loan at its then applicable Note Rate over its remaining term; and may include such other types of mortgage loans as are described in the related prospectus supplement. Balloon Payment Mortgage Loans also may be Adjustable Rate Mortgage Loans.

         As further described in the applicable prospectus supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of Delinquency, Foreclosure and Loss than certain other types of mortgage loans.

         In addition, Adjustable Rate Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain Adjustable Rate Mortgage Loans, after relatively short periods of time. Accordingly, defaults on Adjustable Rate Mortgage Loans leading to Foreclosure and the ultimate Liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such Loans, although little data is available with respect to the rate of default on adjustable rate mortgage loans. Increases in the required monthly payments on Adjustable Rate Mortgage Loans may result in a default rate that is higher than that for fixed rate Mortgage Loans.

         As specified in the related prospectus supplement, a Security Instrument securing a Mortgage Loan may contain a "due-on-sale" clause permitting acceleration of the maturity of the related Mortgage Loan if the Borrower transfers its interest in the Mortgaged Premises. Unless otherwise specified in the related prospectus supplement, the Servicing Agreement will require the Servicers to enforce "due-on-sale" clauses. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL-- Mortgage Loans -- Due-on-Sale Provisions".

         The prospectus supplement applicable to a Series of Bonds will include among other things information, as of the applicable Cut-off Date, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the range of remaining terms to stated maturity or weighted average remaining term to stated maturity of the Mortgage Loans, (iii) the current Scheduled Principal Balance of the largest Mortgage Loan and the average outstanding Scheduled Principal Balance of the Mortgage Loans, (iv) the weighted average Note Rate or range of Note Rates borne by the Mortgage Loans, (v) the range of original loan-to-value ratios or the weighted average loan-to-value ratio of the Mortgage Loans and (vi) the geographic distribution of the Mortgaged Premises.

The Manufactured Home Loans

         General. The Manufactured Home Loans securing a Series of Bonds will consist of conventional manufactured housing installment sales contracts. Each Manufactured Home Loan will be secured by a Manufactured Home, and some Manufactured Home Loans may also be secured by a lien on a parcel of real estate ("Real Property"). Each Manufactured Home Loan will be fully amortizing and, unless otherwise specified in the prospectus supplement for a Series, will bear interest at a fixed or adjustable Loan Rate. Unless otherwise provided in the related prospectus supplement, the Manufactured Home Loans will have terms of from 7 to 30 years. Each Manufactured Home Loan will be assumable, subject to underwriting in accordance with standards customary in the industry.

         MERIT will represent that the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [Chapter 70 under Title 42 of the United States Code]".

         With respect to the Manufactured Home Loans expected to secure a Series of Bonds, the related prospectus supplement will specify, to the extent known,
(i) the aggregate principal balance of the Manufactured Home Loans, (ii) the range of remaining terms to maturity or weighted average remaining term to maturity of the Manufactured Home Loans, (iii) the current Scheduled Principal Balance of the largest Manufactured Home Loan and the average Unpaid Principal Balance of the Manufactured Home Loans, (iv) the weighted average Loan Rate or the range of Loan Rates borne by the Manufactured Home Loans and (v) the geographic distribution of the Manufactured Homes.

         Types of Manufactured Home Loans. Manufactured Home Loans may be subject to various types of payment provisions. In addition to other types of Manufactured Home Loans described in the related prospectus supplement, the Manufactured Home Loans securing a Series may consist of (1) "Level Payment Loans," which may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on their declining principal balances; and (2) "Life Floor Adjustable Rate Loans," which may provide for fixed Loan Rates for a period of years, followed by periodic adjustments that cause their Loan Rates to equal the sum of a Gross Margin and an Index, subject to Periodic Rate Caps, a Maximum Rate and a lifetime floor equal to the initial fixed Loan Rate.

Substitution of Collateral

         Except as otherwise provided in the related prospectus supplement and subject to the limitations set forth below, MERIT at any time may deliver to the Trustee other items of Collateral in substitution for any one or more items of Collateral pledged as security for the Series. MERIT will have the option to pledge to the Trustee, in substitution for a defaulted item of Collateral, a new item of Collateral ("Substitute Collateral"), to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Loss on the defaulted item of Collateral will be reduced through the substitution of Substitute Collateral for the defaulted item of Collateral, and provided that the Substitute Collateral (i) is secured by the same type of collateral that secures the defaulted item of Collateral, (ii) has either (A) an initial principal balance equal to or less than the Scheduled Principal Balance of the defaulted item of Collateral for which it is substituted or (B) a loan-to-value ratio, in the case of a Mortgage Loan, of not more than 100%, based upon a current appraisal of the Mortgaged Premises, and
(iii) has a maturity date that is not later than the Stated Maturity Date of the related Series of Bonds. The amount, if any, by which the Collateral Value of the defaulted item of Collateral exceeds the Collateral Value of the Substitute Collateral would constitute a Loss on the item of Collateral. Upon the pledge of Substitute Collateral, the Trustee will release the defaulted item of Collateral from the lien of the Indenture.

         In addition, unless otherwise provided in the related prospectus supplement, MERIT may pledge to the Trustee items of Collateral in substitution for items of Collateral initially pledged (each, an "Original Loan") as security for a Series of Bonds in the event of a breach of a representation or warranty by the seller of the Original Loan or in the case of defective or incomplete documentation with respect to the Original Loan. Any substitute items of Collateral will have an interest rate within one percentage point in excess of the Loan Rate of the Original Loan for which it is substituted, a principal balance or value at least equal to the principal balance or value of the Original Loan for which it is substituted and a maturity within 180 days of the maturity of the Original Loan for which it is substituted. As more particularly set forth in the Indenture, a substitute Loan must have characteristics substantially similar to those of the Original Loan for which it is substituted.

         In cases where one or more REMIC elections are made, MERIT will not be able to substitute items of Collateral except in accordance with the REMIC Provisions.

Pledge of Additional Collateral and Issuance of Additional Bonds

         Except in cases where one or more REMIC elections are made, MERIT may, to the extent specified in the related prospectus supplement, pledge additional mortgage loans or manufactured home or installment sales contracts ("Additional Collateral") to the Trustee and issue additional Bonds ("Additional Bonds") of that Series within one year of the date of initial issuance of the Bonds of such Series. Such Additional Bonds may represent additional Bonds of one or more outstanding Classes of Bonds or may represent one or more new Classes of Bonds of such Series. Any pledge of Additional Collateral and issuance of Additional Bonds will be subject to satisfaction of the following conditions: (a) each Rating Agency rating any outstanding Class of Bonds of the related Series will confirm that the pledge of Additional Collateral and other additional Collateral, if any, and the corresponding issuance of Additional Bonds will not result in the downgrading of the credit rating of any outstanding Class of Bonds of such Series, (b) the pledge of Additional Collateral will not affect the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, (c) the weighted average life of each outstanding Class of Bonds calculated at the prepayment rate assumed for the pricing of the initial issuance of such Class of Bonds will not vary by more than plus or minus 0.05 years from the weighted average life disclosed in the prospectus supplement for the initial issuance of the Bonds of such Series and (d) the characteristics of the Additional Collateral and the Collateral as augmented by the Additional Collateral will conform to the parameters for Additional Collateral disclosed in the prospectus supplement for the initial issuance of Bonds of such Series. However, there can be no assurance that any pledge of Additional Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the prospectus supplement for the outstanding Bonds are satisfied, the pledge of Additional Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series.

Master Servicer Custodial Account

         Unless otherwise specified in the prospectus supplement for a Series, each Servicing Agreement will require an amount representing the Servicer Remittance to be remitted by each Servicer on the Remittance Date to a Master Servicer Custodial Account established at a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series. See "SERVICING OF THE COLLATERAL -- Payments on Collateral".

Collateral Proceeds Account

         The Collateral Proceeds Account will be an account established by the Trustee for the benefit of Bondholders. The Collateral Proceeds Account will be an account or accounts that are either (i) maintained with a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series or (ii) trust accounts.

         On or before each Master Servicer Remittance Date, the Master Servicer acting as the bond administrator (in the event that there are multiple Master Servicers) will transfer from its Master Servicer Custodial Account to the Collateral Proceeds Account the proceeds of the Collateral that are payable to the Bondholders. The proceeds of the Collateral deposited into the Collateral Proceeds Account generally will generally consist of the sum of (i) the aggregate Servicer Remittances relating to the Collateral securing a Series, less the master servicing fees and (ii) any Advances to be made by the Master Servicers or Special Servicers. On each Payment Date, the Trustee will withdraw from the Collateral Proceeds Account and pay to the Bondholders, to the extent of the available funds on deposit therein, all amounts required to be paid on the Bonds of such Series on that date. The interposition of Master Servicers between the Servicers and the Trustee provides for the accumulation of collections from the various Servicers outside of a trust account, thereby avoiding the likelihood that multiple Servicers will make demands on the Trustee for the payment of servicing fees or the reimbursement of Advances from amounts on deposit in the Collateral Proceeds Account.

         Funds in the Collateral Proceeds Account may be invested and, if invested, shall be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that mature not later than the Business Day preceding each Payment Date (except that, if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment may mature not later than such Payment Date) and will not be sold or disposed of prior to its maturity. All income realized from any such investments will accrue to the benefit of the applicable Master Servicer as additional compensation and may be withdrawn from time to time. Nevertheless, no withdrawals from the Collateral Proceeds Account will be permitted if such withdrawals would cause a deficiency in amounts payable to Bondholders.

Reserve Fund or Accounts

         If stated in the prospectus supplement for a Series, MERIT will deposit cash, certificates of deposit or letters of credit in one or more Reserve Funds or accounts, which may be used by the Trustee to make any required payments of principal or interest on the Bonds of the Series to the extent that funds are not otherwise available. The Series Supplement may limit the pledge of any Reserve Fund to certain Classes of Bonds. MERIT may have certain rights on any Payment Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of MERIT as specified in the related prospectus supplement to the extent that such funds are no longer required to be maintained for the Bondholders.

Other Funds or Accounts

         The Bonds of a Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) making required payments of principal of or interest on the Bonds of the Series to the extent funds are not otherwise available, (ii) paying certain administrative, insurance and similar costs, (iii) accumulating funds that are credited to MERIT's account pending their distribution to MERIT and (iv) providing for the acquisition of additional Collateral. To the extent such funds and accounts are material, they will be described in the related prospectus supplement.

Investment of Funds

         Funds deposited in or remitted to the Collateral Proceeds Account, any Reserve Fund and any other funds and accounts held under the Indenture for a Series will be invested by the Trustee, and amounts in the Master Servicer Custodial Account will be invested by the applicable Master Servicer, in "Eligible Investments".

Insurance on the Collateral

         Each Mortgage Loan securing a Series of Bonds generally will be covered by Title Insurance, a Standard Hazard Insurance Policy and, if so specified in the related prospectus supplement, a Primary Mortgage Insurance Policy (collectively, the "Mortgage Insurance Policies"). Each Manufactured Home Loan securing a Series of Bonds generally will be covered by a Standard Hazard Insurance Policy. In addition, the related prospectus supplement may specify that the Mortgage Loans or Manufactured Home Loans securing a Series of Bonds will be covered by a Special Hazard Insurance Policy. To the extent provided in the related prospectus supplement, in lieu of certain Insurance Policies, Additional Collateral (or instruments secured by Additional Collateral) may be pledged to the Trustee to secure the timely payment of principal of and interest on the Collateral and/or the Bonds.

         MERIT may obtain a Pool Insurance Policy to cover Losses (subject to the limitations described below) incurred by reason of default by the Borrowers on the Mortgage Loans or the Manufactured Home Loans securing a Series that are not covered by any Primary Mortgage Insurance Policy or exceed the coverage provided by any applicable Primary Mortgage Insurance Policy. The terms of the Master Servicing Agreement with respect to a Series will require the applicable Master Servicer to maintain the Pool Insurance Policies, if any, for the Series and to present or cause the Servicers to present claims thereunder to the related insurer on behalf of MERIT, the Trustee and the holders of Bonds of such Series.

         The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related prospectus supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Loans and only upon satisfaction of certain conditions precedent as described below.

         Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (a) to advance hazard insurance premiums on the Mortgaged Premises securing the defaulted Mortgage Loan or the Manufactured Home securing the defaulted Manufactured Home Loan; (b) to advance, as necessary and approved in advance by the related insurer, (1) real estate property taxes, (2) all expenses required to preserve and repair the Mortgaged Premises or Manufactured Home, or to protect the Mortgaged Premises or Manufactured Home from waste, so that the Mortgaged Premises or Manufactured Home is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Premises or Manufactured Home first became effective, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens on the Mortgaged Premises or Manufactured Home and (5) foreclosure costs including court costs and reasonable attorneys' fees; and (c) if there has been physical loss or damage to the Mortgaged Premises or Manufactured Home, to restore the Mortgaged Premises or Manufactured Home to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim relating to a Mortgage Loan under the Pool Insurance Policy that the insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans covered by the Pool Insurance Policy that have loan-to-value ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the insured the amount of the loss, which will generally be: (a) the amount of the unpaid principal balance of the Mortgage Loan or Manufactured Home Loan immediately prior to the Approved Sale of the related Mortgaged Premises or Manufactured Home; (b) the amount of the accumulated unpaid interest on such Mortgage Loan or Manufactured Home Loan to the date of claim settlement at the contractual rate of interest; and (c) reimbursable amounts advanced by the insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Mortgage Insurance Policies). The Pool Insurance Policy may not reimburse the insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of principal and interest of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related Bonds. An Approved Sale is (1) a sale of the Mortgaged Premises or Manufactured Home acquired by the insured because of a default by the Borrower to which sale the Pool Insurer has given prior approval, (2) a pre-foreclosure, Foreclosure or trustee's sale of the Mortgaged Premises or Manufactured Home at a price exceeding the minimum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Premises under the Primary Mortgage Insurance Policy by the related Mortgage Insurer or (4) the acquisition of the Mortgaged Premises or Manufactured Home by the Pool Insurer. If the Pool Insurer elects to take title to the Mortgaged Premises or Manufactured Home, the insured must, as a condition precedent to the payment of any such Loss, provide the Pool Insurer with good and merchantable title to the related Mortgaged Premises or Manufactured Home. If any property securing a defaulted Mortgage Loan or Manufactured Home is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer or the Master Servicer of the related Mortgage Loan or Manufactured Home Loan will not be required to expend its own funds to restore the damaged Mortgaged Premises or Manufactured Home unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the Trust Estate on Liquidation of the Mortgage Loan or Manufactured Home Loan after reimbursement of the Servicer or the Master Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         The Pool Insurance Policies will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan or Manufactured Home Loan, including misrepresentation by the Borrower or the Originator, (ii) failure to construct Mortgaged Premises or a Manufactured Home in accordance with plans and specifications and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of the Mortgage Loan, at the time of default or thereafter, was not approved by the Mortgage Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the Participant's representations and, in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Participant to purchase the defaulted Mortgage Loan or Manufactured Home Loan if the breach cannot be cured. See "ORIGINATION OF THE COLLATERAL -- Representations and Warranties" herein. In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan or Manufactured Home Loan upon which coverage under a Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), the Participant may be obligated to purchase the Mortgage Loan or Manufactured Home Loan. See "SERVICING OF THE COLLATERAL -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Collateral".

         The original amount of coverage under any Pool Insurance Policy securing a Series will be reduced over the life of the Bonds of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amount realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises or Manufactured Homes covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan or Manufactured Home Loan, as well as accrued interest on delinquent Mortgage Loans or Manufactured Home Loans to the date of payment of the claim. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Mortgage Loans -- Foreclosure". The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises or Manufactured Home securing the defaulted Mortgage Loan or Manufactured Home Loan. The market value of the Mortgaged Premises or Manufactured Home will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original Loan was made.

         If aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further Losses may affect adversely payments to Holders of Bonds of such Series. In addition, unless the Servicer or Master Servicer determines that an Advance in respect of a delinquent Mortgage Loan or Manufactured Home Loan will be recoverable by it from the proceeds of the Liquidation of such Mortgage Loan or Manufactured Home Loan or otherwise, neither the Servicer nor the Master Servicer will be obligated to make an Advance respecting any such Delinquency since the Advance would not be ultimately recoverable by it from either the Pool Insurance Policy or any other related source. See "SERVICING OF THE COLLATERAL -- Advances". The original amount of coverage under the Pool Insurance Policy securing a Series may also be reduced or canceled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Bonds of such Series.

         Unless otherwise specified in the related prospectus supplement, a Pool Insurance Policy may insure against Losses on the Mortgage Loans or Manufactured Homes securing other securities issued by MERIT or one of its Affiliates, provided, however, that, at the time of any extension of coverage (and corresponding assignment of the Pool Insurance Policy) to any other such securities, any Rating Agency that rated any Bonds at the request of MERIT does not lower any of its ratings on such Bonds.

Credit Enhancement

         Credit enhancements acceptable to each Rating Agency may be used to provide for coverage of certain risks of default or losses on the Collateral. Any such credit enhancement will be described in detail in the related prospectus supplement. Such credit enhancements may be limited to one or more Classes of Bonds and may include, but will not necessarily be limited to, any of the following:

         (i) Subordination in right of payment of one or more Classes to the right of other Classes to receive payments, subject to such conditions and limitations as may be described in the related prospectus supplement;

         (ii) Pledge of additional collateral and any cash flow thereon by any institution acceptable to each Rating Agency, which the Trustee may sell or draw upon in the event amounts received as payments on the Collateral are insufficient to make required payments on one or more Classes of Bonds; such pledge of additional collateral may be limited in amount and subject to conditions, as described in the related prospectus supplement;

         (iii) Limited guarantees against losses arising from defaults on the Collateral or against failure to make payments of principal of and interest on the Bonds; such guarantees may be limited to a specified maximum dollar amount or may be subject to limitations having similar effect;

         (iv) Letters of credit issued by banks acceptable to applicable Rating Agencies under which the Trustee may draw funds in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds; such letters of credit may be limited in amount and subject to conditions, as described in the related prospectus supplement;

         (v) Reserve Funds created by the deposit of assets at the time of the issuance of the Bonds or by the accumulation of funds generated by the Collateral, upon which the Trustee may draw in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds; the amounts held in such Reserve Funds will be invested in Eligible Investments;

         (vi) Insurance policies issued by insurers acceptable to each Rating Agency that provide for payment to the Trustee or the Servicer upon the occurrence of certain casualty events at the Mortgaged Premises or Manufactured Homes; such insurance policies may be limited in amount and subject to conditions, as described above; and

         (vii)    Combinations of the foregoing.

Except as otherwise provided in the related prospectus supplement, each Series of Bonds will be secured by the Collateral for that Series and related property. The related prospectus supplement may specify that payments received on such Collateral be paid (i) so as to prioritize, with respect to right of payment, certain Classes of Bonds within a Series or (ii) disproportionately among the Classes of Bonds.

         Unless otherwise specified in the related prospectus supplement, in the event of Delinquencies in payments of principal of or interest on the Collateral, the applicable Servicer and the Master Servicer (or the Special Servicer, if any) will advance cash in the amounts described herein. Neither any Servicer, Master Servicer or Special Servicer will be obligated to make an Advance that it (or, in the case of the Servicer, the Master Servicer) reasonably believes to be a Non-Recoverable Advance. See "SERVICING OF THE COLLATERAL -- Advances".

         There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Premises or Manufactured Homes will be located. If the real estate market relating to Loans in a particular pool should experience an overall decline in property values, the actual rates of Delinquencies, Foreclosures and Losses could be significantly higher than those now generally experienced in the housing lending industry. To the extent that Losses are not covered by applicable credit enhancements described in the related prospectus supplement, they will be borne by Bondholders of the Series secured by such pool as specified in the related prospectus supplement.

         With respect to any Series that includes Adjustable Rate Loans, there may be a higher likelihood of defaults and Losses on such Loans during periods of higher prevailing interest rates. With respect to any Series that includes one or more Subordinated Classes of Bonds, Losses generally will be borne first by MERIT, to the extent of any Surplus, and then, to the extent of the subordination in right of payment of the Subordinated Classes, by the Bondholders of the Subordinated Classes, as specified in the related prospectus supplement.

Bond Insurance and Surety Bonds

         If so provided in the prospectus supplement for a Series of Bonds, deficiencies in amounts otherwise payable on the Bonds or certain Classes thereof will be covered by Bond Insurance and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Bonds, timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

Origination of the Collateral

Mortgage Loans and Manufactured Home Loans

         Each Mortgage Loan securing a Series of Bonds will have been originated by a savings and loan association, savings bank, commercial bank, credit union, or similar institution that is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD. Each Manufactured Home Loan will have been originated by the Participant or acquired by the Participant from the originator. In originating a Mortgage Loan or a Manufactured Home Loan, the Originator will follow either (a) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to Fannie Mae or FHLMC or (b) its own or the Participant's various credit, appraisal and underwriting standards and guidelines. As discussed further in the related prospectus supplement, the Originator's or the Participant's underwriting guidelines for Mortgage Loans may be less stringent than those applied by Fannie Mae or FHLMC, primarily in permitting the Borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or FHLMC. The Participant will also apply the same underwriting standards for Manufactured Home Loans, with one exception: in underwriting a Mortgage Loan, the Participant has an appraisal, described below, performed on the Mortgaged Premises, while in evaluating a Manufactured Home Loan, it performs an investment analysis based principally on the invoice cost, in the case of a new manufactured home, and a national appraisal guide used to determine retail values, in the case of a used manufactured home.

         Both the Fannie Mae and FHLMC underwriting standards and the Originator's or the Participant's underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective Borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

         The mortgage loans and manufactured housing installment sales contracts originated under the Originator's or the Participant's underwriting standards generally are based on loan application packages submitted by mortgage brokerage companies or manufactured home dealers for underwriting review, approval and funding by the Originator or by the Participant or an Affiliate of the Participant. Originators who apply their own, stricter underwriting standards review a similar loan application package in their decision whether to approve and fund the loans or contracts. In general, a prospective Borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective Borrower generally is required to provide a statement of income as well as an authorization for a credit report that summarizes the Borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The Borrower may also be required to authorize verification of deposits at financial institutions where the Borrower has demand or savings accounts.

         In determining the adequacy of the collateral for a Mortgage Loan, an appraisal is made of each Mortgaged Premises considered for financing by a qualified independent appraiser approved by Fannie Mae, FHLMC, the Participant or an Affiliate of the Participant. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or FHLMC appraisal standards then in effect.

         In assessing a possible Manufactured Home Loan, the Participant determines the amount that it is willing to lend based not on an appraisal but on an investment analysis based on the invoice price of the Manufactured Home plus accessories, freight, taxes, insurance and other costs. The use of an investment analysis in the underwriting of manufactured housing installment sales contracts is customary in the financing of manufacturing housing. If the Manufactured Home Loan is also to be secured by Real Property, the Participant may have the Real Property appraised in the same manner as Mortgaged Premises are appraised.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective Borrower has sufficient monthly income available (i) to meet the Borrower's monthly obligations on the proposed mortgage loan or contract (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises or Manufactured Home (such as property tax and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

         A prospective Borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective Borrower's employer), which verification generally reports the length of employment with that organization, the prospective Borrower's current salary and whether it is expected that the prospective Borrower will continue such employment in the future. If a prospective Borrower is self-employed, the Borrower may be required to submit copies of signed tax returns. For other than self-employed Borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

         Under the limited documentation program, emphasis is placed both on the value and adequacy of the Mortgaged Premises or Manufactured Home as collateral and on credit underwriting, although certain credit underwriting documentation concerning income and employment verification is waived. The maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for similar loans originated pursuant to the full documentation program.

Representations and Warranties

         MERIT generally will acquire Loans from the Participant. The Participant will make certain representations and warranties with respect to Loans in the agreement by which the Participant transfers its interest in the Loans to MERIT. Except as otherwise noted in the prospectus supplement for a Series, the Participant will represent and warrant, among other things, as follows: (i) that each Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that each Insurance Policy is the valid and binding obligation of the Insurer; and (iii) that, in the case of each Mortgaged Premises and Manufactured Home, each Security Instrument constitutes a good and valid first lien on the collateral securing the Loan; and (iv) that the Borrower holds good and marketable title to the collateral securing the Loan. Except as otherwise noted in the prospectus supplement for a Series, the Participant is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the Participant is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

         In the event the Participant breaches a representation or warranty with respect to a Loan or if any principal document executed by the Borrower relating to a Loan is found to be defective in any material respect and the breaching party cannot cure such breach of defect within the number of days specified in the applicable agreement, the Trustee may require the breaching party to purchase the Loan upon deposit with the Trustee of funds equal to the then Unpaid Principal Balance of the Loan plus accrued interest thereon at the Loan Rate through the end of the month in which the purchase occurs. In the event of a breach by the Participant of a representation or warranty with respect to a Loan or the delivery by the Participant to the Trustee of a materially defective document with respect to a Loan, the Participant may under certain circumstances, in lieu of repurchasing the Loan, substitute a Loan having characteristics substantially similar to those of the defective Loan. See "SECURITY FOR THE BONDS -- Substitution of Collateral". The Participant's obligation to purchase a Loan will not be guaranteed by MERIT or any other party, unless otherwise specified in the related prospectus supplement.

Servicing of the Collateral

General

         For the Collateral securing each Series, various Servicers, which may include Dynex or an Affiliate, will provide certain customary servicing functions pursuant to servicing agreements ("Servicing Agreements"), which will be pledged to the Trustee to secure the related Bonds. Generally, the Servicers will be entitled to withhold their servicing fees and certain other fees and charges from payments on the Collateral they service. If so specified in the related prospectus supplement, a Special Servicer may be appointed. The related prospectus supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

         Each Servicer of one- to four-family Mortgage Loans generally will be approved or will use a Sub-Servicer that is approved by the applicable Master Servicer. In determining whether to approve a Servicer, the applicable Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the Sub-Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the applicable Master Servicer's mortgage servicing personnel will review the Servicer's and any Sub-Servicer's servicing records and evaluate the ability of the Servicer and Sub-Servicer to comply with required servicing procedures. The applicable Master Servicer will continue to monitor on a regular basis the financial position and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, any Sub-Servicer.

         Each Servicer or Sub-Servicer (subject to the general supervision of the Servicer) of Collateral other than Mortgage Loans must be approved by the applicable Master Servicer and will perform all services and duties specified in the related Servicing Agreement consistently with the servicing standards and practices of prudent lending institutions with respect to installment sales contracts of the same types as the Manufactured Home Loans in those jurisdictions where the Manufactured Homes are located or as otherwise specified in the related Servicing Agreement.

         The duties to be performed by the Servicers with respect to Collateral securing a Series will include calculation, collection and remittance of principal and interest payments, administration of mortgage escrow accounts, as applicable, collection of insurance claims, Foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the Borrowers and are recoverable from late payments by the Borrower, Liquidations Proceeds or Insurance Proceeds. Each Servicer also will provide such accounting and reporting services as are necessary to enable the applicable Master Servicer to provide required information to MERIT and the Trustee with respect to the Collateral securing such Series. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Loan serviced by the Servicer and (ii) certain other fees, including but not limited to, late payments, conversion or modification fees and assumption fees, as applicable. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a Sub-Servicer approved by the Master Servicer, provided, however, that the Servicer remains fully responsible and liable for all its obligations under the Servicing Agreement.

         Unless otherwise provided in the related prospectus supplement, the applicable Master Servicer will administer and supervise the performance of the Servicers of the Collateral for each Series of their duties and responsibilities under the Servicing Agreements and maintain any insurance policies (other than property specific Insurance Policies) providing coverage for Losses on the Collateral for the Series. In that connection, the applicable Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer for the purpose of enforcing the provisions of the Servicing Agreements, monitoring each Servicer's servicing activities, reconciling the results of such monitoring with information provided by the Servicer and making corrective adjustments to records of the Servicer and Master Servicer, as appropriate. The Master Servicer acting as bond administrator will
(i) calculate amounts payable to Bondholders on each Payment Date; (ii) prepare periodic reports to the Trustee or the Bondholders with respect to the foregoing matters; (iii) prepare federal and state tax and information returns; and (iv) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended.

         The applicable Master Servicer will be entitled to receive a portion of the interest payments remitted on the Collateral securing the Series to cover its fees as Master Servicer. The applicable Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached a representation contained in the Servicing Agreement. Upon termination of a Servicer by the applicable Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.

Payments on Collateral

         Pursuant to the Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial P&I Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to the Collateral. To the extent deposits in each Custodial P&I Account are required to be insured by the FDIC, if at any time the sums in any Custodial P&I Account exceed the limits of insurance on such account, the Servicer will be generally required within one Business Day to withdraw such excess funds from such account and remit such amounts (i) to a "Servicer Custodial Account," which shall be a custodial account maintained at a separate institution designated by the applicable Master Servicer or (ii) to the Master Servicer for deposit in either the Collateral Proceeds Account for such Series or the applicable Master Servicer Custodial Account. The amounts deposited pursuant to (i) and (ii) above will be invested in Eligible Investments.

         The Servicing Agreements will require each Servicer, not later than the Remittance Date, to remit to the applicable Master Servicer Custodial Account amounts representing Monthly Payments on the Collateral securing a Series received or advanced by the Servicer that were due during the related Due Period, principal prepayments, Insurance Proceeds and Liquidation Proceeds received during the applicable Prepayment Period (as specified in the Indenture for such Series), with interest to the last day of the calendar month occurring in such Prepayment Period (subject to certain limitations), less applicable servicing fees and amounts representing reimbursement of Advances made by the Servicer. On or before the related Master Servicer Remittance Date, the applicable Master Servicer will withdraw its master servicing fees from the Master Servicer Custodial Account and remit to the Collateral Proceeds Account those amounts allocable to the Bonds for such Payment Date. In addition, there will be deposited in the Collateral Proceeds Account for a Series of Bonds any P&I Advances made by the applicable Master Servicer or the Trustee pursuant to the terms of the Master Servicing Agreement or Indenture to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

         Prior to each Payment Date for a Series, the applicable Master Servicer will furnish to the Trustee and to MERIT a statement setting forth certain information with respect to the Collateral securing such Series.

Advances

         Unless otherwise provided in the related prospectus supplement, the Servicing Agreements with respect to a Series will require each Servicer to advance funds to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Collateral securing such Series,
(i) delinquent payments of principal of and interest on the Mortgage Loans (delinquent payments of interest on the Manufactured Home Loans) and (ii) delinquent payments of taxes, insurance premiums and other escrowed items. If a Servicer defaults, the applicable Master Servicer or the Trustee may, if so provided in the Master Servicing Agreement or Indenture, respectively, be required to make Advances to the extent necessary to make required payments on certain Bonds, provided that the party deems the amounts to be recoverable.

         As specified in the related prospectus supplement, the Advance obligation of the Trustee, the Servicers and the applicable Master Servicer may be further limited to an amount specified (i) in the Indenture, the Servicing Agreement or the Master Servicing Agreement or (ii) by a Rating Agency rating the Bonds. Any required Advances by the Servicers, the applicable Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial P&I Account or Master Servicer Custodial Account or into the Collateral Proceeds Account and will be due not later than the Payment Date to which such delinquent payment relates. Amounts to be advanced by the Servicers, the applicable Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Collateral, Insurance Proceeds or Liquidation Proceeds of the Collateral for which such amounts were advanced. If an Advance made by a Servicer, the applicable Master Servicer or the Trustee later proves to be unrecoverable, the Servicer, the applicable Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Collateral Proceeds Account prior to the distribution of payments to the Bondholders.

         Any Advances made by the Servicers, the applicable Master Servicer or the Trustee with respect to Collateral securing any Series will be intended to enable MERIT to make timely payments of principal and interest on the Bonds of the Series and will be due not later than the Payment Date on which such payments are scheduled to be made. However, none of the Trustee, any Master Servicer or any Servicer will insure or guarantee any Series or any Collateral securing any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the applicable Master Servicer or the Trustee, will be recoverable out of future payments on the Collateral, or Insurance Proceeds or Liquidation Proceeds of the Collateral, for which the amounts were advanced.

Collection and Other Servicing Procedures

         The Servicing Agreements with respect to a Series will require each Servicer to make reasonable efforts to collect all payments called for with respect to the Collateral securing the Series and under the applicable Insurance Policies with respect to each such Loan and, consistent with the Servicing Agreement, to follow generally with respect to Mortgage Loans such collection procedures as it normally would follow with respect to mortgage loans serviced for Fannie Mae.

         The servicing of Manufactured Home Loans is generally similar to the servicing of Mortgage Loans, except that, in general, servicers of the Manufactured Home Loans will place greater emphasis on making prompt telephone contact with delinquent Borrowers than is customary in the case of the servicing of Mortgage Loans.

         The Security Instrument used in originating a Mortgage Loan may, at the Originator's option, contain a "due-on-sale" clause. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Mortgage Loans -- Due-On-Sale Provisions". The Servicing Agreements will generally require the Servicers of Mortgage Loans to use reasonable efforts to enforce a "due-on-sale" clause with respect to any Security Instrument containing such a clause provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby. In any case in which a Mortgaged Premises has been or is about to be conveyed by the Borrower and the "due-on-sale" clause has not been enforced or the Note related to any Loan is by its terms assumable, the Servicer will be authorized generally to take or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of collateral securing a Loan, the Servicer will release the original Borrower from liability upon the Loan and substitute the new Borrower as obligor thereon. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer of the related Loan.

Defaulted Collateral

         With respect to any item of Collateral on which a material default has occurred or a payment default is imminent, the Servicer may, with the approval of the applicable Master Servicer in most cases, negotiate a forbearance or modification agreement with the Borrower. A "forbearance" consists of a temporary reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, provided that the payment of principal and interest is only deferred and not forgiven. A "modification" consists of a permanent reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, and may result in a Realized Loss on the Loan. A Loan modification may involve a reduction in the Loan Rate of the Loan, its Unpaid Principal Balance or both. A forbearance or modification of a Loan only will be permitted if the Servicer and, if required, the Master Servicer have determined that in their good faith business judgment granting the forbearance or modification will maximize the recovery on the Loan to the Trust Estate on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the Borrower to perform on the Loan, the general condition of the collateral for the Loan and the likely proceeds from the Foreclosure and Liquidation of a Mortgaged Premises or the repossession and Liquidation of a Manufactured Home. A Loan which is current in its payments under a forbearance or modification agreement is not considered to be delinquent.

         Except as otherwise specified in the prospectus supplement, MERIT will be entitled to purchase any Loan that has a payment that is 90 days past due upon payment to the Trustee of the Unpaid Principal Balance of the Loan plus accrued and unpaid interest thereon through the Payment Date following the date of purchase.

         The Servicers will generally not exercise any discretion with respect to changes in any of the terms of any Loan (including but not limited to the Loan Rate, whether the term of the Loan is extended for a further period and the specific provisions applicable to such an extension) or the disposition of REO Property or Repo Property without the consent of the applicable Master Servicer.

Maintenance of Insurance Policies; Claims thereunder and Other Realization upon Defaulted Collateral

         The Servicing Agreements generally require each Servicer to maintain in full force and effect, as long as coverage is required under the Servicing Agreement, Standard Hazard Insurance, Flood Insurance, in certain areas, and, with respect to Mortgage Loans, any Primary Mortgage Insurance Policy relating to a Mortgage Loan that it services.

         If any collateral securing a defaulted Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy and any Flood Insurance Policy are insufficient to restore the damaged property to the condition that will permit recovery under the related Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged collateral unless it determines that it can recover the expenses from Liquidation Proceeds or Insurance Proceeds. The Servicing Agreements and the master servicing agreements with respect to a Series will require the Servicer or the Master Servicers, as the case may be, to present claims to the insurer under any Insurance Policy applicable to the Collateral securing the Series and to take the reasonable steps necessary to permit recovery under the Insurance Policy with respect to defaulted Loans or losses on the collateral securing such Loans.

         If recovery under the applicable Insurance Policy is not available, the Servicer or the applicable Master Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon defaulted Collateral. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Environmental Considerations". In this regard, the Servicer or applicable Master Servicer will sell the Loan collateral pursuant to Foreclosure or trustee's sale or, in the event a deficiency judgment is available against the Borrower or other Person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any Liquidation proceeding are less than the Collateral Value of the defaulted Collateral, there will be a reduction in the value of the Collateral for the related Series, and the holders of Bonds of the Series may not receive full principal of and interest on their Bonds.

         The applicable Master Servicer with respect to a Series may be required to maintain any Special Hazard Insurance Policy and any Pool Insurance Policy for the Series in full force and effect, subject to payment of the applicable premiums by the Trustee. The applicable Master Servicer may be required to notify the Trustee to pay the premiums for any Special Hazard Insurance Policy and any Pool Insurance Policy for a Series on a timely basis. Any premiums may be payable on a monthly basis in advance or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that a Special Hazard Insurance Policy or Pool Insurance Policy for a Series is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the applicable Master Servicer will generally be obligated to obtain from another insurer a comparable replacement policy with a total coverage that is equal to the then existing coverage (or the lesser amount if the applicable Master Servicer confirms in writing with the Rating Agencies rating the Bonds that the lesser amount will not impair the rating on the Bonds) of the Special Hazard Insurance Policy or Pool Insurance Policy or other form of substitute credit enhancement as the Rating Agencies rating the Bonds confirm in writing will not impair the ratings on the Bonds. If, however, the cost of any replacement policy or bond is greater than the cost of the policy or bond that has been terminated, the amount of the coverage either will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated or the applicable Master Servicer may secure such replacement policy or other credit enhancement at increased cost, so long as the increase in cost will not adversely affect amounts available to make payments of principal or interest on the Bonds.

Evidence as to Servicing Compliance

         Within 120 days of the end of each of its fiscal years, each Servicer must generally provide the applicable Master Servicer with a copy of its audited financial statements for the year. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the applicable Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The applicable Master Servicer will generally be required promptly to make available to the Trustee any compliance reporting that it receives from a Servicer.

         Each year the applicable Master Servicer will normally review each Servicer's performance and the status of any fidelity bond and errors and omissions policy required to be maintained by the Servicer.

Events of Default and Remedies

         Events of default under a Servicing Agreement in respect of a Series of Bonds will generally consist of (i) any failure by the Servicer to remit any payment required to be made by a Servicer that is not remedied within at least one Business Day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any other of its covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice to the Servicer by the applicable Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding a Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

         The applicable Master Servicer will generally have the right to terminate a Servicer upon the occurrence of an event of default by the Servicer involving any of its obligations. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the applicable Master Servicer) acceptable to the Master Servicer. Any successor servicer, including the applicable Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

Master Servicing Agreements

         Except as otherwise specified in the related prospectus supplement, Dynex will act as the master servicer (in such capacity, a "Master Servicer") of the Collateral under a Master Servicing Agreement between Dynex and MERIT. Pursuant to its Master Servicing Agreement, Dynex (i) will supervise the servicing of the Collateral by the Servicers, (ii) will instruct, among other things, each Servicer as to the proper actions to be taken with respect to defaulted Collateral, (iii) will be responsible, as bond administrator, for providing general administrative services with respect to the Bonds and (iv) will make Advances to the limited extent described herein. Dynex may engage various independent contractors, including other Master Servicers, to perform certain of its responsibilities; provided, however, that Dynex will remain fully responsible and liable for all its obligations under its Master Servicing Agreement (other than those specifically undertaken by a Special Servicer). Dynex and any other Master Servicer will be entitled to a monthly master servicing fee applicable to each Loan for which it acts as Master Servicer expressed as a fixed percentage of the remaining Scheduled Principal Balance of each such Loan as of the first day of the immediately preceding Due Period. It is anticipated that master servicing fees will range between 0.020% and 0.050% per annum of the Scheduled Principal Balance of the Collateral, depending upon the structure of the related transaction. The related prospectus supplement will specify the actual amounts of the master servicing fees. MERIT will assign its rights to enforce the obligations of the Master Servicers to the Trustee as security for the Bonds.

         The form of Master Servicing Agreement pursuant to which Dynex will master service the Collateral and act as bond administrator will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary of the obligations of the Master Servicers contained herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Master Servicing Agreement.

Special Servicing Agreement

         A Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Collateral securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Special Servicer remains fully responsible and liable for all its obligations under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related prospectus supplement, a Special Servicer may be entitled to various fees, including, but not limited to,
(i) a monthly engagement fee applicable to each Loan, expressed as a fixed percentage of the Scheduled Principal Balance of the Loan as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Loan, or (iii) a performance fee applicable to each liquidated Loan based upon the Liquidation Proceeds.

The Indenture

         The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

General

         The Indenture does not limit the amount of Bonds that may be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by MERIT. The Indenture provides that additional Bonds may be issued for any outstanding Class or Series up to the aggregate principal amount authorized from time to time by MERIT, subject to the provisions of the related Series Supplement.

Modification of Indenture

         With the consent of the Holders of not less than a majority in principal balance of the outstanding Bonds of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and MERIT may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Bonds of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Bonds or of any Subordinated Bonds, then approval of Holders of a majority in principal balance of such outstanding Senior Bonds or of such outstanding Subordinated Bonds, as the case may be, would also be required.

         Without the consent of the Bondholders of each outstanding Bond affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Bond, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Bonds, change any place where, or the currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Bonds of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the Collateral securing a Series,
(iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Bondholders of Bonds of any Series whose consent is required to direct the Trustee to liquidate the Collateral for such Series, (vi) change any condition precedent for the redemption of any Series of Bonds or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Bondholders of each outstanding Bond of a Class affected thereby. The issuance of additional Bonds in accordance with the provisions and limitations contained in a Series Supplement relating to outstanding Bonds will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Bonds issued under such Series Supplement for purposes of requiring Bondholder consent pursuant to clause (i) above.

         MERIT and the Trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Bondholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of MERIT or the Trustee for the benefit of the Bondholders and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Bondholders would not be materially adversely affected. For purposes of clause (iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of Collateral, Payment Dates, record dates, Accounting Dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

Events of Default

         An event of default ("Event of Default") with respect to a Series or Class of Bonds will be described in the related prospectus supplement. Generally, an Event of Default with respect to the Senior Bonds of a Series (and, so long as 91 days have passed during which no Senior Bond has been outstanding, a Class of the Subordinated Bonds of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Bonds and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to MERIT by the Trustee or to the Trustee and MERIT by the Bondholders of at least 25% in principal amount of such Bonds. Certain events of bankruptcy, insolvency, reorganization or receivership of MERIT constitute an Event of Default for all Bonds of a Series.

         Unless otherwise specified in the related prospectus supplement, (i) a breach of a representation, warranty or covenant in Servicing Agreement or Master Servicing Agreement will not constitute an Event of Default under the Indenture and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.

         Within 90 days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an Event of Default with respect to the Bonds, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Bondholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Bondholders.

         If an Event of Default with respect to the Senior Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Senior Bonds of such Series may declare the principal of all the Bonds of such Series to be immediately due and payable, by a notice in writing to MERIT and to the Trustee. If an Event of Default with respect to the Subordinated Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Subordinated Bonds of such Series may declare the principal of all the Bonds of such Series to be immediately due and payable, by a notice in writing to MERIT and to the Trustee. Any such declaration may be rescinded by the Bondholders of not less than a majority in principal balance of the outstanding Bonds that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the Collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Bonds of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Bonds (or, if no Senior Bonds are outstanding, Subordinated Bonds) shall give notice to MERIT of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Bonds in accordance with the Indenture.

         Proceeds from the liquidation of the Collateral for a Series of Bonds will be applied, after all required payments and reimbursements to the Trustee, Servicer, Master Servicer and Special Servicer, in the order set forth in the Series Supplement and related prospectus supplement for such Series of Bonds. Declaration of acceleration and liquidation of the Collateral pursuant to the foregoing procedures shall be the sole remedy for the Bondholders upon an Event of Default. In the event that a Series of Bonds is declared due and payable, as described above, and the Collateral securing the Bonds is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Bonds of such Series. Furthermore, in the event that the principal of the Bonds of a Series is declared due and payable, as described above, and the Collateral securing such Series is sold, the Bondholders of any Discount Bonds may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Bondholders of the Bonds of a Series, unless such Bondholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Bonds (or the most senior of any Subordinated Bonds if no Senior Bonds are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Bondholders of the majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

         No Bondholder of any of the Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Bondholder previously has given to the Trustee written notice of an Event of Default, (ii) the Bondholders of not less than 25% in principal amount of the outstanding Senior Bonds (or the Subordinate Bonds if no Senior Bonds are outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series.

         Except as otherwise provided in the related prospectus supplement, at such time as an Event of Default for a Series is declared and so long as Senior Bonds of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of Subordinated Bonds and will thereafter act only on behalf of the Holders of the Senior Classes of Bonds. MERIT is required in such circumstances to appoint a separate trustee for the Holders of the Subordinated Bonds. Such trustee may seek to act in a manner adverse to the Holders of the Senior Bonds, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Bonds. Should MERIT fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will petition a court of competent jurisdiction to appoint a separate trustee.

Authentication and Delivery of Bonds

         MERIT may from time to time deliver Bonds executed by it to the Trustee and request that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such request, and subject to MERIT's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as MERIT may direct.

List of Bondholders

         Three or more Bondholders of the Bonds of a Series, each of whom has owned a Bond of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Bondholders of Bonds of the same Series or of all Bonds, as specified in the request, maintained by the Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

Annual Compliance Statement

         MERIT will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

Reports to Bondholders

         On or before each Payment Date for a Series, the Trustee will transmit by mail to each Bondholder of such Series a report with respect to the principal balance of the Bonds of such Series held by such Bondholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Bonds of such Series held by such Bondholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of Delinquencies and Losses on the Collateral, losses with respect to each related Class of Bonds, and the amount of servicing and master servicing fees paid with respect to the Collateral in the related Collateral Pool for the applicable Payment Date.

Trustee's Annual Report

         The Trustee under present law is required to mail each year to all registered Bondholders of Bonds of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by MERIT to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Bonds of such Series not previously reported, any change in the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it that materially affects the Bonds or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Bondholders on an annual basis.

Trustee

         The Trustee for each Series of Bonds will be specified in the respective prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with MERIT or any of its Affiliates.

         The Trustee may resign at any time, in which event MERIT will be obligated to appoint a successor Trustee. MERIT may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Bonds. MERIT may also remove the Trustee and appoint a successor Trustee for any Series of Bonds at any time provided that MERIT receives confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that Series of Bonds. The Trustee with respect to a Series of Bonds may also be removed at any time by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

         Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee. The Trustee, and any successor Trustee, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

Satisfaction and Discharge of the Indenture

         The Indenture will be discharged as to a Series upon the cancellation of all the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.

Certain Legal Aspects of the Collateral

         The following discussion contains summaries of certain legal aspects of mortgage loans, such as the Mortgage Loans, and installment sales contracts, such as the Manufactured Home Loans, that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the collateral for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Collateral.

Mortgage Loans

         General. Mortgage Loans as described herein are distinct from Land Secured Loans (which are discussed below under "-- Manufactured Home Loans -- Foreclosure under Real Property Laws"). A Mortgage Loan is secured by Mortgage Premises on which a single family, (one- to four-family) attached or detached residential structure is located, whereas a Land Secured Loan is secured primarily by a Manufactured Home and is secured only secondarily by Real Property.

         The Mortgage Loans will be secured by Security Instruments consisting of either mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying Mortgaged Premises are located. The filing of a mortgage, deed of trust, deed to secure debt or security deed creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, on the knowledge of the parties to the instrument and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases in deed of trust transactions, the directions of the beneficiary.

         Foreclosure. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage generally is accomplished by judicial action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, because a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgage foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any insurance proceeds.

         Equity Rights of Redemption. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the foreclosing mortgagee, from their "equity of redemption".

         The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         Statutory Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed second lienor are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         Due-on-Sale Provisions. The Mortgage Loans may contain due-on-sale clauses, which permit acceleration of the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Premises in violation of the restrictions with respect thereto set forth in the applicable Security Instrument. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interest of the lender.

         The Garn-St. Germain Depository Institutions Act of 1982 purports to preempt state laws that prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Servicer may thus be able to accelerate the Mortgage Loans that contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Premises, regardless of its ability to demonstrate that a sale threatens its legitimate security interest.

         Subordinate Financing. When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are experiencing temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amounts due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the Mortgaged Premises.

         Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Premises at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of receiving low or no bids at the foreclosure sale.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment in such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the Borrower, for example, in the event of waste of the Mortgaged Premises.

         In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as its exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default and, in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Bonds.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Manufactured Home Loans

         General. As a result of the pledge of the Manufactured Home Loans underlying a Series to the related Trustee, the Trustee will succeed to all the rights (including the right to receive payments on the Manufactured Home Loans) of the obligees under the Manufactured Home Loans. Each Manufactured Home Loan evidences both (1) the obligation of the Borrower to repay the Loan evidenced thereby and (2) the grant of a security interest in the related Manufactured Home to secure repayment of the Loan. Certain aspects of both features of the Manufactured Home Loans are described more fully below.

         The Manufactured Home Loans generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were located. The Originator will retain possession of the Manufactured Home Loans as custodian for the Trustee. Because the Originator is not relinquishing possession of the Manufactured Home Loans, the Participant or MERIT will file a UCC-1 financing statement in the appropriate recording offices as necessary to perfect the Trustee's interest in the Manufactured Home Loans. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from the Participant or from a predecessor owner of a Manufactured Home Loan were able to take physical possession of the Manufactured Home Loan without notice of the pledge of the Manufactured Home Loans to the Trustee, the Trustee's interest in the Manufactured Home Loans could be subordinated to the interest of such purchaser.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Home Loans may be located in any of or all the 50 states and the District of Columbia. The manner in which liens on Manufactured Homes are "perfected" is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be "perfected" under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of certain required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Unless otherwise specified in the related prospectus supplement, because of the expense and administrative inconvenience involved, the Participant will not amend any certificate of title to change the lienholder specified therein, deliver any documents or pay fees to re-register any Manufactured Home, or file any UCC transfer instruments, and the Participant will not deliver any certificate of title or note thereon MERIT's interest. In some states, simple assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home constitutes an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home or filing of any statement under the applicable UCC, and the assignee succeeds to the seller's rights as the secured party as to such Manufactured Home. In other states, however, the law is unclear whether a security interest in a Manufactured Home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under the applicable state law. In such event, the assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home may not be effective against creditors of the Participant in bankruptcy of the Participant.

         In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located (any of the foregoing, a "Mortgage") or a "fixture filing" under the provisions of the applicable UCC. These filings must be made in the real estate records office of the jurisdiction in which the home is located. The Participant will not be required to make fixture filings or to file Mortgages with respect to any of the Manufactured Homes (except in the case of Land Secured Loans, as described below). Consequently, if a Manufactured Home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, MERIT's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

         MERIT's security interest in a Manufactured Home would be subordinate to, among others, subsequent purchasers for value of the Manufactured Home and holders of perfected security interests therein, in either case without notice of MERIT's adverse interest in such Manufactured Home. In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the related certificate of title or delivery of the required documents and fees necessary to register the home or the public filing of appropriate transfer instruments reflecting the lien of the Originator, in each case as required under applicable state law, will generally be sufficient to protect the Bondholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.

         Certain of the Manufactured Home Loans ("Land Secured Loans") will be secured by real estate as well as a Manufactured Home. MERIT will cause the liens created by the Land Secured Loans on the related real estate to be assigned to the Trustee. The Manufactured Home Loan file for each Land Secured Loan will be required to include an original or a certified copy of the recorded Mortgage relating to the Land Secured Loan, together with originals or certified copies of a chain of recorded assignments of the Mortgage sufficient to reflect the Participant as the record holder of the Mortgage and the lien it evidences on the related real estate. Assignments in recordable form for such Mortgages naming the Trustee as assignee will not be prepared by the Servicer or MERIT. However, MERIT will deliver to the Trustee a power of attorney entitling the Trustee to prepare, execute and record such assignments of Mortgages, in the event that recordation thereof becomes necessary to enable the Servicer to foreclose on the related real property.

         Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the manufactured home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after the four-month period. Generally, a security interest in such a manufactured home may be re-perfected after the expiration of the four-month period, but, for the period between the end of the four-month period and the date of re-perfection, the security interest would be unperfected.

         If a Manufactured Home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in such state within the four-month period after the move in order for the Participant's security interest in the Manufactured Home to remain perfected continuously. If a Manufactured Home is moved to a Title State, re-perfection of a security interest in such home generally would be accomplished by registering the Manufactured Home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of a home in a new state (which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State) or of information from a related borrower as to relocation of such home. In some Title States, the certificate of title to a Manufactured Home (which is required to be in the Servicer's possession) must be surrendered before the home can be re-registered; in such states a Borrower could not re-register a Manufactured Home to a transferee without the Servicer's assistance. In other Title States, when a Borrower under a Manufactured Home Loan sells the related Manufactured Home (if it is located in a Title State both before and after the sale), the Servicer should at least receive notice of any attempted re-registration thereof because the lien is noted on the related certificate of the title and accordingly it should have the opportunity to require satisfaction of the related Manufactured Home Loan before releasing the lien. If the motor vehicle authority of a Title State to which a Manufactured Home is relocated or in which a Manufactured Home is located when it is transferred registers the Manufactured Home in the name of the owner thereof or the owner's transferee without noting the lien on the related certificate of title, whether because (1) such state did not require the owner to surrender the certificate of tile issued prior to the transfer or issued by the Title State from which the Manufactured Home was moved or failed to notify the Servicer of re-registration and failed to note the lien on the new certificate of title issued upon re-registration or (2) the Manufactured Home was moved from a state that is not a Title State, re-registration could defeat the perfection of the lien in the Manufactured Home. In addition, re-registration of a Manufactured Home (whether due to a transfer or relocation thereof) in a state, such as a UCC State, that does not require a certificate of title for registration of a Manufactured Home, could defeat perfection of the lien thereon.

         If the Originator and the Servicer are not the same entity, the Originator will be required to report to the Servicer any notice it receives of any re-registration of a Manufactured Home. Under the related Servicing Agreement, the Servicer is obligated to take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in the Manufactured Homes, to the extent it received notice of relocation, sale or re-registration thereof. However, the Servicer has no independent obligation to monitor the status of the Originator's lien on any Manufactured Home.

         Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Bondholders in the event such a lien arises.

         Enforcement of Security Interests in Manufactured Homes. The Servicer, on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the security interest with respect to Manufactured Home Loans in default by repossession and resale of the Manufactured Homes securing the defaulted Manufactured Home Loans. So long as the Manufactured Home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a Manufactured Home through the voluntary surrender thereof, by "self-help" repossession that is "peaceful" (i.e., not including any breach of the peace) or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies depending on the state (usually ranging from 10 to 30 days depending on applicable state law), prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, such laws require prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before such resale. In the event of repossession and resale of a Manufactured Home, the Trustee would be entitled to receive the net proceeds of the resale up to the amount of the Unpaid Principal Balance of the related Manufactured Home Loan plus all accrued and unpaid interest thereon at the related Loan Rate.

         Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing such debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible. In addition, some states impose prohibitions or limitations on deficiency judgments, and certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sale contract not secured by the debtor's principal residence, also may reduce the monthly payments due under such contract, change the rate of interest and alter the repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay all or any portion of the amounts otherwise due on a Manufactured Home Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce amounts available for payment on the related Bonds.

         Foreclosure under Real Property Laws. If a Manufactured Home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the Servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the Servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the Real Property securing any Land Secured Loan, the Servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the Servicer must meet in order to foreclose on the Real Property securing a Land Secured Loan, and the restrictions on such foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any Mortgage Loan. See "-- Mortgage Loans -- Foreclosure". Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a Manufactured Home, to the extent the Participant has not perfected its security interest in a Manufactured Home under applicable real estate laws, the Participant's security interest in the Manufactured Home would be subordinate to a lien on the home recorded pursuant to applicable real estate laws.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the Relief Act"), an obligor who enters military service after the origination of such obligor's mortgage loan or manufactured home loan (including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination and is later called to active duty) may not be charged interest above a specified annual rate during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Loans. Any resulting shortfall in interest collections could result in losses to Bondholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicers to foreclose on an affected Mortgage Loan or to repossess a Manufacture Home during the obligor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Mortgaged Premises or Manufactured Home in a timely fashion.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans and manufactured home loans originated by certain lenders after March 31, 1980. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision that expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted such a law before the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract (and certain related lenders and assignees) from transferring the contract free of claims by the debtor thereunder against the seller. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against the seller under the contract. Assignee liability under this rule (which would be applicable to the Trustee, as pledgee of the Manufactured Home Loans) is limited to amounts paid by the debtor under the pledged Loan; however, a Borrower also may assert the rule to set off remaining amounts due under such a Loan as a defense against a claim brought by the assignee of the Loan against the Borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending in connection with one or more types of the Collateral, including the Truth in Lending Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of Collateral to have complied with the provisions of some of these laws may result in liability of the Trust Estate to the Borrower thereunder or in a reduction of the amount payable under the Collateral. However, the Participant (a) will be required to represent and warrant that each item of Collateral it sells to MERIT complied, at the time of its origination, with all requirements of law and (b) will be required to make certain representations and warranties as to each item of Collateral concerning the validity, existence, perfection and priority of its security interest in each underlying item of Collateral as of the related Cut-off Date. A breach of any such representation or warranty that materially and adversely affects a Trustee's interest in any item of Collateral would create an obligation on the part of the Participant to use its best efforts to cure the breach to the satisfaction of the Trustee or to repurchase the item of Collateral. Nevertheless, this requirement may not eliminate the Trustee's liability to a Borrower.

Environmental Considerations

         Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party that takes a deed in lieu of foreclosure, purchases Mortgaged Premises or Real Property at a foreclosure sale or operates Mortgaged Premises or Real Property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the Mortgaged Premises or Real Property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could subject the Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if Mortgaged Premises or Real Property securing a Mortgage Loan were acquired by the Trustee through foreclosure or deed in lieu of foreclosure and if such Cleanup Costs were incurred. Moreover, some states impose a lien for any Cleanup Costs incurred by that State on the Mortgaged Premises that are subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such Mortgaged Premises (but not prior recorded liens) are subordinated to such Superlien. The security interest of the Trustee in Mortgaged Premises subject to such a Superlien could be adversely affected.

         No representations or warranties are made by the Participant or MERIT as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the Bonds.

         The Servicers are not permitted generally to foreclose on any Mortgaged Premises without the approval of the applicable Master Servicer. The applicable Master Servicer is not permitted generally to approve foreclosure on any property that it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of Foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgage Premises, the amounts otherwise available to pay to the holders of the Bonds may be reduced. A Servicer will not be liable to the holders of the Bonds if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. Similarly, a Servicer will not be liable to the Bondholders if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises, and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

Enforceability of Certain Provisions

         The standard forms of mortgage, deed of trust, Manufactured Home Loan or Note used by the originators of Loans may contain provisions obligating the Borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Series Supplement, late charges and prepayment fees on the related Collateral (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

MERIT

         MERIT was incorporated in Virginia on August 19, 1994. It is a wholly owned, limited purpose financing subsidiary of IHC and an indirect subsidiary of Dynex Capital, Inc. MERIT's principal office is located at 4551 Nuckols Road, Suite 300, Glen Allen, Virginia 23060, telephone (804) 217-5800. MERIT exists solely for the purpose of facilitating the financing and sale of loans involving residential housing, such as the Mortgage Loans and Manufactured Home Loans. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by loans involving residential housing, and taking certain action with respect thereto. Dynex and IHC have agreed not to file a petition in bankruptcy with respect to MERIT. MERIT's Articles of Incorporation, which have been filed as an Exhibit to the registration statement of which this prospectus forms a part, limit MERIT's business to the foregoing and place certain other restrictions on MERIT's activities.

         Under the Indenture, MERIT is responsible administrative and accounting matters relating to the outstanding Bonds. It is intended that Dynex will perform these services on behalf of MERIT and will be paid a fee for its services relating to the administration of a Series.

         IHC is a wholly-owned subsidiary of Dynex. IHC exists solely for the purpose of holding the stock of one or more entities that issue securities.

         Dynex is a self-managed real estate investment trust that purchases and securitizes loans associated primarily with residential (including multifamily) properties and invests in securities backed by such loans. Dynex was incorporated in Virginia in December 1987. Dynex's principal office is located at 4551 Nuckols Road, Suite 300, Glen Allen, Virginia 23060, telephone (804) 217-5800.

Certain Federal Income Tax Consequences

General

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds. Such consequences will depend on whether MERIT determines: (i) to treat the Bonds of a particular Series as debt for federal income tax purposes (without reference to the REMIC Provisions referred to below) or (ii) to make one or more elections to treat all or a portion of the related Trust Estate as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G (the "REMIC Provisions"). The discussion is based upon the advice of Arter & HADDEN LLP, special counsel to MERIT. Arter & Hadden LLP has delivered to MERIT its opinion, which addresses issues identified below as being covered thereby and states that the discussion of federal income tax issues in this section accurately sets forth their views on those issues. The discussion reflects the applicable provisions of:

     (i) the Internal Revenue Code of 1986, as amended as of _________, 2001 (the "Code");

     (ii) the final regulations on REMICs under Code Sections 860A through 860G (the "REMIC Regulations") adopted on December 23, 1992, as amended August 16, 1995;

     (iii) the final regulations under Code Sections 1271 through 1273 and 1275 concerning debt instruments (the "OID Regulations") adopted on January 27, 1994, as amended June 11, 1996, December 31, 1996, December 30, 1997, January 7, 1998 and January 11, 2001;

     (iv) the final regulations concerning debt instruments providing for contingent payments under Code Section 1275 (the "Contingent Payment Regulations") adopted on June 11, 1996, as amended December 31, 1996, and September 3, 1999;

     (v) the final mark-to-market regulations under Code Section 475 (the "Mark-To-Market Regulations") adopted December 23, 1996;

     (vi) the final regulations under Code Section s 1441 and 1442 concerning withholding for foreign persons (the "Withholding Regulations") adopted October 6, 1997, as amended May 15, 2000; and

     (vii) the final regulations under Code Section 171concerning amortization of premium adopted December 30, 1997 (the "Premium Regulations").

         The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. This summary focuses primarily upon investors which will hold Bonds as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. In addition, the authorities on which the discussion is based are subject to change or differing interpretation, and any change or differing interpretation could be applied retroactively. In some instances when the Treasury Department has not adopted regulations implementing provisions of the Code, the discussion cites the views expressed in the Conference Committee Report (the "Committee Report") to the Tax Reform Act of 1986 which enacted the Code. The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of Bonds. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Bonds.

Bonds Treated as Debt without a REMIC Election

         There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds assuming that no REMIC election is made. With respect to each Series of Bonds treated as debt without a REMIC election, however, special counsel to MERIT will advise MERIT that, based upon the facts as they exist at the time the opinion is issued, in its opinion the Bonds covered by the opinion will be treated for federal income tax purposes as indebtedness of MERIT, and not as an ownership interest in the Collateral, or an equity interest in MERIT or in a separate association taxable as a corporation. That opinion will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

         Taxable mortgage pool ("TMP") rules treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

         It is likely that, without a REMIC election, MERIT or the portion of MERIT relating to the ownership of the Collateral and the issuance of the Bonds will satisfy the foregoing requirements and will be treated as a TMP. Such characterization would require that MERIT (or such portion) be treated as a "separate" corporation, which may not be treated as an includible corporation with any other corporation for purposes of filing a consolidated tax return. Because, however, MERIT is also a "qualified REIT subsidiary" (as defined in Code Section 856(i)(2)) of Dynex, which is a REIT, characterization of MERIT as a TMP will not subject MERIT to corporate income tax and, instead, will result only in the shareholders of Dynex being required to include in income, as "excess inclusion" income, some of or all their allocable share of MERIT's net income that would be excess inclusion income if MERIT were treated as a REMIC. Nevertheless, if MERIT were to fail to continue to be treated as a qualified REIT subsidiary by reason of Dynex's failure to continue to qualify as a REIT for federal income tax purposes or for any other reason, the net income of MERIT would be subject to corporate income tax and MERIT would not be permitted to be included on a consolidated income tax return of another corporation. No assurance can be given as to the continued qualification of Dynex as a REIT for federal income tax purposes.

         In addition, if the Service were to make and prevail upon the contention that a Class of Bonds issued without a REMIC election did not constitute indebtedness for federal income tax purposes, such Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on such Bonds. MERIT may redeem a Class or Classes of such Bonds at any time upon a determination by MERIT, based upon an opinion of counsel, that a substantial risk exists that such Class or Classes will not be treated for federal income tax purposes as evidences of indebtedness. Such redemption could occur when an owner could not reinvest the proceeds at an interest rate at least equal to the applicable Class Interest Rate.

         Taxation of Bonds Treated as Debt. Payments received on Bonds treated as debt generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Except as described below under "-- Original Issue Discount", "-- Market Discount" and "-- Premium", interest paid or accrued on such a Bond will be treated as ordinary income to the owner and a principal payment thereon will be treated as a return of capital to the extent that the owner's basis therein is allocable to that payment. In general, interest paid on such Bonds to owners who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by owners who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received.

         Treatment of Subordinated Bonds. One or more Classes of Bonds may be subordinated to one or more other Classes of Bonds of the same Series. In general, such subordination should not affect the federal income tax treatment of either the Subordinated or the Senior Bonds.

         Status of Bonds Treated as Debt. With respect to Bonds issued without a REMIC election, owners should be aware that (i) such Bonds held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) such Bonds held by a domestic building and loan association will not constitute "loans secured by an interest in real property," within the meaning of Code Section 7701(a)(19)(C)(v); (iii) such Bonds held by a REIT will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B); and (iv) income derived from such Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Such Bonds will not qualify as "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

REMIC Bonds

         For each Series of Bonds for which a REMIC election is made with respect to the related Trust Estate or one or more segregated pools of assets therein as one or more REMICs (a "REMIC Mortgage Pool"), special counsel to MERIT will deliver their opinion generally to the effect that, assuming that:

         (i)    a REMIC election is timely made in the required form,

         (ii) there is ongoing compliance with all provisions of the Indenture and

         (iii)  certain representations set forth in the Indenture are true,

such REMIC Mortgage Pool will qualify as a REMIC and the interests therein will be considered to be "regular interests" or "residual interests" therein within the meaning of the REMIC Provisions.

         REMICs may issue one or more classes of regular interests and must issue one and only one class of residual interest (which will not be issued as Bonds). A Bond representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Bond".

         Among the ongoing requirements to qualify for REMIC treatment is that substantially all the assets of the REMIC Mortgage Pool (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments".

         A "qualified mortgage" means:

        (i) any obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property (including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation) and which is transferred to the REMIC on the Closing Date in exchange for REMIC Bonds or residual interests or is purchased pursuant to a fixed price contract within three months of the Closing Date,

        (ii)    any qualified replacement mortgage,

        (iii) any regular interest in another REMIC transferred to the REMIC on the Closing Date in exchange for regular or residual interests in a REMIC or

        (iv)    certain regular interests in a FASIT.

         The REMIC Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC. Such a fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in such a fund exceeds a reasonably required amount, in must be reduced "promptly and appropriately". Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In such event, the tax treatment of the former REMIC is uncertain. For example, the entity may be subject to taxation as a separate corporation, and the REMIC Bonds issued by the entity may not be accorded the status described below under "-- Status of REMIC Bonds". In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         Variable Rate REMIC Bonds. REMIC Bonds may bear interest at a variable rate that is (i) a qualified floating rate if variations in the value of the rate may be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the REMIC Bonds are denominated, (ii) a weighted average of the interest rates on some of or all the Qualified Mortgages held by the REMIC provided that all such Qualified Mortgages bear interest at a fixed rate or a qualified floating rate, (iii) the product of a rate described in (i) or (ii) and a fixed multiplier, or a constant number of basis points more or less than a rate described in (i) or (ii) or the product, plus or minus a constant number of basis points, of a rate described in (i) or (ii) and a fixed multiplier (which may be either a positive or a negative number), (iii) a rate described in (i) or (ii) that is subject to a cap or a floor that establishes either a maximum (or minimum) rate or a maximum number of basis points by which the rate may increase (decrease) from one accrual or payment period to another or over the term of the REMIC Bonds and (iv) a rate described in (i) through
(iv) that is subject to an "available funds" cap that limits the amount of interest to be paid in any accrual or payment period based on the total amount available for distribution. See "-- Original Issue Discount".

         Taxation of REMIC Bonds. REMIC Bonds will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Bond will be treated as ordinary income to the owner of such REMIC Bond. Distributions in reduction of the stated redemption price at maturity of the REMIC Bond will be treated as a return of capital to the extent of such owner's basis in such Bond. Owners of REMIC Bonds that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Bonds under an accrual method.

         Treatment of Subordinated Bonds. REMIC Bonds may include one or more Classes of Subordinated Bonds. Holders of Subordinated Bonds will be required to report income with respect to such Bonds on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by an owner of a Subordinated Bond in any period could exceed the amount of cash distributed to such owner in that period.

         Although not entirely clear, it appears that: (a) a holder who holds a Subordinated REMIC Bond in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a Subordinated REMIC Bond in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Owners of Subordinated Bonds should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated REMIC Bonds.

         Status of REMIC Bonds. REMIC Bonds held by a domestic building and loan association will constitute a "regular . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the underlying REMIC Mortgage Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x). REMIC Bonds held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and any amount includible in gross income with respect to the REMIC Bonds will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(5)(B) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC Bonds (and income thereon) will qualify for the corresponding status in their entirety. The investment of amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Bonds that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Qualified Mortgages held pending distribution are considered part of the Qualified Mortgages for purposes of Code Section 856(c)(5)(B); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should be denied. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The Trustee will report those determinations to Bondholders in the manner and at the times required by applicable Treasury Regulations. The prospectus supplement or the related Current Report on Form 8-K for each Series of REMIC Bonds will describe the assets as of the Cut-off Date. REMIC Bonds held by financial institutions to which Code Section 581 applies will treated as "evidences of indebtedness" for purposes of Code Section 582(c)(1). REMIC Bonds will not qualify as "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

         For purposes of characterizing an investment in REMIC Bonds, a contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C).

         Tiered REMIC Structures. For certain Series of REMIC Bonds, two or more separate elections may be made to treat designated portions of the related Trust Estate as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Bonds, special counsel to MERIT will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Indenture, the Tiered REMICs will each qualify as a REMIC and the REMIC Bonds issued by the Tiered REMICs will be considered to evidence ownership of REMIC Bonds in the related REMIC within the meaning of the REMIC Provisions. Solely for purposes of determining whether the REMIC Bonds will be "real estate assets" within the meaning of Code Section 856(c)(5)(B), and assets described in Code Section 7701(a)(19)(C), and whether the income thereon is "interest" described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

         Pass-Through of Servicing Fees. In general, expenses of the REMIC Mortgage Pool to service providers, such as servicing compensation of the Master Servicers and the Servicers, will not affect the income or deductions of holders of REMIC Bonds. In the case of a "single-class REMIC" (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all owners of REMIC Bonds for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any owner of a REMIC Bond issued by a "single-class REMIC" who is an individual, estate or trust are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a owner may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Bonds receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

         A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Bonds. MERIT intends (subject to certain exceptions which, if applicable, will be stated in the applicable prospectus supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to the residual interest.

         Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Qualified Mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a Qualified Mortgage or certain other permitted investments, the receipt of compensation for services or gain from the disposition of an asset purchased with the payments on the Qualified Mortgages for temporary investment pending distribution. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the Closing Date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

Sales or Exchanges of Bonds

         If a Bond is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis. The adjusted basis of a Bond generally will equal the cost of such Bond to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Bond and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such Bond. Gain from the disposition of a REMIC Bond that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (i) the amount that would have been includible in such seller's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such seller's income. Except as otherwise provided under "-- Market Discount" and "-- Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a Bond will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is relevant for various tax purposes, including determination of the applicable tax rate and limitations on the use of capital losses to offset ordinary income.

         All or a portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income (i) if such Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the seller's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the seller entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or (ii) in the case of a noncorporate seller that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Original Issue Discount

         Certain Bonds may be issued with "original issue discount" within the meaning of Code Section 1273(a). An owner of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Bondholders will receive reports annually (or more frequently if required) with respect to the original issue discount accruing on the Bonds as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting and Other Administrative Matters".

         Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to Bonds. The OID Regulations do not apply to debt instruments subject to Code Section 1272(a)(6). However, in the absence of regulations, MERIT intends to account for original issue discount on the Bonds in the manner described below.

         Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Pricing Prepayment Assumption") be used in computing the accrual of original issue discount on Bonds and other federal income tax purposes. The Pricing Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations should provide that the Pricing Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount, a Pricing Prepayment Assumption consistent with this standard will be used. Nevertheless, MERIT does not make any representation that prepayment will in fact be made at the rate reflected in the Pricing Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the Bonds. The prospectus supplement with respect to a Series of Bonds will disclose the Pricing Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a Bond is the excess of the "stated redemption price at maturity" of the Bond over its "issue price". In general, the issue price of a particular class of Bonds will be the price at which a substantial amount thereof are first sold to the public (excluding bond houses and brokers). The stated redemption price at maturity of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest".

         If a Bond is sold with accrued interest that relates to a period prior to the Closing Date of such Bond, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Bond. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Bonds, and as excludable from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some of or all this pre-issuance accrued interest may be treated as a separate asset (and hence is not includible in a Bond's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

         The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more "qualified floating rates", (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single "objective rate" or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on Bond).

         Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Bond at either:

        (i) a single fixed rate that appropriately takes into account the length of the interval between payments or

        (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "single variable rate").

         A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

         A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. For the OID Regulations, such a rate remains qualified even though it is multiplied by

        (i)     a fixed, positive multiple greater than 0.65 but not exceeding
                1.35,

        (ii)    increased or decreased by a fixed rate or

        (iii)   both (i) and (ii).

         Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate and
(ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

         An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information (excluding a rate based on information that is in the control of MERIT or that is unique to the circumstances of a related party). A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate, such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points.

         Under the foregoing rules, some of the payments of interest on a Bond bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. Bonds other than such Bonds providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but, if any such Bonds are so offered, appropriate disclosures will be made in the prospectus supplement. Some of or all the payments on Bonds providing for the accretion of interest will be included in the stated redemption price at maturity of such Bonds. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payments. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such securities will be unconditionally payable and constitute qualified stated interest, not original issue discount. Nevertheless, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in their stated redemption prices at maturity and taxed as original issue discount. Any stated interest in excess of qualified stated interest is included in the stated redemption price at maturity.

         Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Bond will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment (other than a payment of qualified stated interest) multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the stated redemption price at maturity. The IRS may take the position that this rule should be applied taking into account the Pricing Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, Bonds bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of stated principal balance over the issue price is less than such de minimis amount.

         The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC Bond. The OID Regulations also permit an owner to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "-- Market Discount" and "-- Premium".

         Each owner of a Bond must include in gross income the sum of the "daily portions" of original issue discount on its Bond for each day during its taxable year on which it held such Bond. For this purpose, in the case of an original owner of a Bond, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a Distribution Date on the Bond and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess of (i) the sum of (A) the present value of all the distributions remaining to be made on the Bond, as of the end of the accrual period, that are included in the stated redemption price at maturity and (B) distributions made on such Bond during the accrual period of amounts included in the stated redemption price at maturity over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (i)(A) of the preceding sentence will be calculated based on (i) the yield to maturity of the Bond, calculated as of the Closing Date, giving effect to the Pricing Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Pricing Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount with respect to such Bond that accrued in prior accrual periods and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the Closing Date and the first Distribution Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a Bond that purchases such Bond at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such Bond, the daily portions of original issue discount with respect to such Bond, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Bond for all days on or after the day of purchase. The adjusted issue price of a Bond on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the Bond at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

         The qualified stated interest payable with respect to Bonds which are certain variable rate debt instruments not bearing interest at a single variable rate generally is determined under the OID Regulations by converting them into fixed rate debt instruments. Bonds required to be so treated generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "multiple variable rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions described above).

         There is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to Bonds bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of Code Section 1272(a)(6) to such Bonds for the purpose of preparing reports furnished to Bondholders. A Bond bearing interest at a single variable rate will take into account for each accrual period an amount corresponding to the sum of (i) the qualified stated interest accruing on the outstanding principal balance of the Bond (as the stated interest rate for that Bond varies from time to time) and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Bond, having the same principal balance and schedule of payments of principal as such Bond, subject to the same Pricing Prepayment Assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a Bond providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Bond in the case of a Bond providing for an objective rate other than a qualified inverse floating rate, in each case as of the Closing Date. Owners of Bonds bearing interest at a multiple variable rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Bond first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), and (b) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Bond. If the interest paid or accrued with respect to a multiple variable rate Bond during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Bond holder's taxable income for the taxable period or periods to which such difference relates.

         In the case of a Bond that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the Bond and must be such that the fair market value of the Bond as of the Closing Date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Bond is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

         The provisions of the OID Regulations applicable to variable rate debt instruments may not apply to Bonds having variable rates. If such a Bond is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the Contingent Payment Regulations. The application of the Contingent Payment Regulations to instruments such as variable rate Bonds is subject to differing interpretations. If Bonds with variable rates are subject to the Contingent Payment Regulations, the related prospectus supplement will include additional information about their application.

Market Discount

          The purchaser of a Bond at a market discount, that is at a purchase price less than the stated redemption price at maturity (or, in the case of a Bond issued with original issue discount, the Bond's adjusted issue price (as defined under "-- Original Issue Discount")), will recognize market discount upon receipt of each payment of principal. In particular, such a purchaser will generally be required to allocate each payment of principal on a Bond first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such Bond not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income.

         An owner may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. Such election, if made, will apply to all market discount bonds acquired by such owner on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit an owner to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If such an election is made, the owner is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such owner acquires during the year of the election or thereafter. Similarly, an owner that makes this election for a Bond that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such owner owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the Service.
         Under a statutory de minimis exception, market discount with respect to a Bond will be considered to be zero for purposes of Code Sections 1276 through 1278 if it is less than 0.25% of the stated redemption price at maturity of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the de minimis rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a Bond would be treated in a manner similar to de minimis original issue discount. See "-- Original Issue Discount". Such treatment would result in de minimis market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

         The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the owner of a Bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The Pricing Prepayment Assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         An owner generally will be required to treat a portion of any gain on sale or exchange of a Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See "-- Sales or Exchanges of Bonds". An owner may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Bond. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such owner elects to include market discount in income currently as it accrues on all market discount instruments acquired by such owner in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

Premium

         A Bond purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The owner of such a Bond may elect to amortize such premium under the constant yield method. The OID Regulations also permit an owner to elect to include all interest, discount and premium in income based on a constant yield method, further treating the owner as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the Bonds.

         The Premium Regulations describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as an owner takes the corresponding interest income into account under such owner's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that MERIT will exercise its redemption rights in the manner that maximizes the owner's yield and the owner will exercise its option in a manner that maximizes the owner's yield. The Premium Regulations do not apply to debt instruments subject to Code
Section 1272(a)(6).

Reporting and Other Administrative Matters

         Reporting of interest income, including any original issue discount, with respect to Bonds is required annually and may be required more frequently under Treasury regulations. Certain holders of Bonds which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.

         The information reports must include a statement of the "adjusted issue price" of a REMIC Bond at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Bonds. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the owner's purchase price which MERIT may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

Backup Withholding with Respect to Bonds

         Distribution of interest and principal on Bonds may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Foreign Investors in Bonds

         Except as qualified below, payments made on a Bond to an Owner that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such an owner, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the owner of the Bond is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Bond, (b) the owner of such Bond signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such owner and (c) the last U.S. Person in the chain of payment to the owner receives such statement from such owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the owner does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

         "U.S. Person" means (i) a citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons having authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         An owner of REMIC Bonds should be aware that the Service may take the position that exemption from U.S. withholding taxes does not apply to such an owner that also directly or indirectly owns 10 percent or more of the residual interest in the REMIC. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951(b)) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

         The Withholding Regulations may affect the United States taxation of foreign investors in Bonds. The Withholding Regulations provide certain presumptions with respect to withholding for owners not providing the required certifications to qualify for the withholding exemption described above. The Withholding Regulations also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity. See "DESCRIPTION OF THE BONDS Material U. S. Income
Tax Documentation Requirements".

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF BONDS.

State Tax Considerations

         In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.

ERISA Considerations

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries or "parties in interest" with respect to such Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In considering an investment of the assets of a Plan in Bonds, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such Plan; (ii) the definition of Plan assets under ERISA and the applicable U.S. Department of Labor ("DOL") regulations; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (iv) whether such an investment is in accordance with the Plan's governing documents, and is appropriate for the Plan and prudent, considering the nature of the investment and the fact that no market in which such fiduciary can sell or otherwise dispose of Bonds is expected to arise. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all the facts and circumstances of the investment.

         Sections 406 and 407 of ERISA and Code Section 4975 prohibit certain transactions that involve (i) a Plan and any party in interest under ERISA or "disqualified person" under the Code with respect to the Plan and (ii) Plan assets. A violation of those prohibited transaction rules may result in an extra tax or other penalties and liabilities under ERISA and the Code for such persons. Consequently, a Plan contemplating an investment in the Bonds should consider whether MERIT, any other person associated with the issuance and administration of the Bonds or any Affiliate of the foregoing is or might become a party in interest or a disqualified person with respect to the Plan. In addition, a Plan should consider whether other persons who are parties in interest or disqualified persons might acquire ownership rights in MERIT or its assets by virtue of the "Look-Through Rule" described below or otherwise. In either case, the acquisition or holding of Bonds by or on behalf of the Plan could be considered to give rise to an indirect prohibited transaction under ERISA and the Code in the nature of an extension of credit by the Plan. Conversely, if a party in interest or disqualified person with respect to a Plan acquires or holds Bonds while the Plan is deemed to own ownership rights in MERIT or its assets by virtue of the "Look-Through Rule" described below, an indirect prohibited transaction also could arise. However, certain exemptions to the prohibited transaction rules could be applicable to the situations described in this paragraph, depending on the type and circumstances of the Plan fiduciary making the decision to acquire the Bond (including a Bond recharacterized as an ownership interest in MERIT or its assets). Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager".

         If a Plan were deemed to have acquired indirectly ownership rights in MERIT or its assets, certain transactions involving the operations of MERIT might be deemed to be prohibited transactions under ERISA and the Code. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities held by a Plan but also the underlying assets of an issuer or any of such issuer's equity securities (the "Look-Through Rule") unless one or more exceptions specified in the regulations are satisfied. The Plan Asset Regulations define an equity security as a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. Consequently, to the extent a Class of Bonds is treated as debt for purposes of the Plan Asset Regulations, the Look-through Rule should not apply to a Plan's purchase or holding of Bonds of that Class. If a Class of Bonds is treated as equity for those purposes (a "Recharacterized Class"), however, the Look-Through Rule would apply unless one of the exceptions specified in the Plan Asset Regulations is satisfied.

         Under the Plan Asset Regulations, two exceptions might be available to a Recharacterized Class of Bonds. The first (the "Publicly Offered Exception") is available to a Recharacterized Class of Bonds that is registered under the Securities Exchange Act of 1934, as amended, freely transferable, and held by more than 100 unrelated investors. The second is available if, immediately after the most recent acquisition of a Bond of a Recharacterized Class, benefit plan investors (which include government plans and individual retirement accounts) do not own 25% or more of the value of any Class of Recharacterized Bonds (the "Insignificant Participation Exception"). Prospective Plan investors should be aware that even if the Look-Through Rule does not apply to a Recharacterized Class as a result of the applicability of the Publicly Offered Exception or the Insignificant Participation Exception, the purchase of Bonds of such Class nonetheless could constitute a prohibited transaction if the Underwriter and certain of its Affiliates were considered parties in interest or disqualified persons, such as where the Underwriter is a fiduciary or other service provider for a Plan. PTCE 75-1 generally exempts purchases by a Plan from an underwriter who is a party in interest or disqualified person, if, among other things, the underwriter is not acting as a fiduciary for the Plan in such circumstances. Such a Plan considering the purchase of Bonds should exercise caution with respect to such purchase and consult with its counsel regarding the availability of relief under PTCE 75-1.

         Due to the complexity of the rules and penalties under ERISA and the Code applicable to Plans, potential Plan investors should consult their advisors and counsel regarding (i) the characterization of each Class of Bonds as debt or equity for ERISA purposes and (ii) the application of the Publicly Offered Exception, the Insignificant Participation Exception or other available exemptions from the prohibited transaction rules of ERISA and the Code. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year and that MERIT does not plan to provide any valuations to Bondholders.

Legal Investment

         As set forth in the related prospectus supplement, one or more Classes of Bonds of any Series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are secured by first liens on residential properties and are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent, that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Several states enacted legislation overriding SMMEA.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified Series or Classes of Bonds, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Bonds.

         All depository institutions considering an investment in the Bonds should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998, among other things, sets forth general guidelines that depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Bonds. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds of a series.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Bonds, since some Bonds may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

         Bonds that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase certain types of the Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

Use of Proceeds

         MERIT will apply all or substantially all the net proceeds from the sale of Bonds to purchase the Mortgage Loans and Manufactured Home Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loan and Manufactured Home Loans, to establish the Reserve Fund, if any, for the Series and to pay costs of structuring and issuing the Bonds.

Plan of Distribution

         MERIT may sell Bonds either directly or through one or more underwriters or underwriting syndicates or through designated agents. MERIT also may sell Bonds initially to an Affiliate, and such Affiliate may sell Bonds, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. Bonds may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price or prices, which may change, or at varying prices determined at the time of sale. MERIT also may authorize, from time to time, underwriters acting as agents to offer and sell Bonds upon the terms and conditions set forth in the related prospectus supplement.

         The related prospectus supplement or supplements will set forth the terms of the offering, including the name or names of the underwriters, the proceeds to and their use by MERIT, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Bonds will be determined. If Bonds are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between MERIT and purchasers of Bonds.

         Underwriters, dealers and agents may be entitled, under agreements entered into with MERIT, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Certain of the underwriters and their Affiliates may engage in transactions with, and perform services for, MERIT or its Affiliates.

         The place and time of delivery for Bonds in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Matters

         Certain legal matters in connection with the Bonds offered hereby will be passed upon for MERIT by Arter & Hadden LLP, Washington, D.C., or counsel to MERIT identified in the prospectus supplement and for the underwriters by the firm specified in the related prospectus supplement.

Financial Information

         Neither Dynex nor IHC is obligated with respect to the Bonds. Accordingly, MERIT has determined that neither the financial statements of Dynex nor those of IHC are material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning MERIT, however, will be provided with a copy of the most recent financial statements of MERIT upon request.

Additional Information

         MERIT has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the Bonds. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement pursuant to the rules and regulations of the Commission. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 233 Broadway, New York, New York 10005. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Although such statements disclose all material provisions of such contract or other document, where such contract or other document is an exhibit to the registration statement, reference is made to such exhibit for a full statement of the provisions thereof.

Incorporation of Certain Documents by Reference

         All documents filed by MERIT pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of Bonds hereunder shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of such documents.

         MERIT hereby undertakes to provide a copy of any and all information that has been incorporated by reference into the registration statement (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statements incorporate) upon written or oral request of any person, without charge to such person, provided that such request is made to MERIT Securities Corporation, 4551 Nuckols Road, Suite 300, Glen Allen, Virginia 23060, telephone: (804) 217-5800.

Reports to Bondholders

         MERIT will cause to be provided to Bondholders the monthly remittance reports concerning the Trust Estate securing the Bonds and the annual reports concerning MERIT. See "THE INDENTURE -- Reports to Bondholders".

Glossary

         Capitalized terms used but not otherwise defined herein are defined below, in some cases in abbreviated fashion. The Indenture, the Master Servicing Agreement, the prospectus supplement or the Servicing Agreement may contain a more complete definition of certain of the terms defined herein, and reference should be made to the Indenture, the Master Servicing Agreement, the prospectus supplement and the Servicing Agreement for a more complete definition of all such terms.

         "Accounting Date" means with respect to each Payment Date the last day of the month preceding the month in which such Payment Date occurs or such other date as may be specified in the related prospectus supplement.

         "Accretion Class" or "Accretion Bonds" means a Class of Bonds comprised of Bonds upon which interest is accrued and added to the principal thereof periodically, but which is not entitled to payments of principal or interest until a specified date or specified Classes of the same Series have been paid in full.

         "Additional Collateral" means any Loan added to the Trust Estate for a Series of Bonds (other than a Substitute Loan) after the initial closing for the Series of Bonds.

         "Adjustable Rate Loan" means an adjustable rate Loan, the Loan Rate of which is subject to periodic adjustment in accordance with the terms of the related Note or Contract.

         "Adjustable Rate Mortgage Loan" means a Mortgage Loan that is an Adjustable Rate Loan.

         "Advance" means, as to any Loan, any P&I Advance, T&I Advance or Property Protection Advance made by a Servicer or a Special Servicer or, upon the default by a Servicer on its obligation to make such an Advance, by the Master Servicer or such other party as may be specified in the related prospectus supplement.

         "Affiliate" means any person or entity controlling, controlled by or under common control with a specified entity. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" will have meanings correlative to the foregoing.

         "Approved Sale" means, as to any Loan, (i) a sale of the related Mortgaged Premises, Manufactured Home or Real Property acquired by the Insured because of a default by the Borrower if the related Pool Insurer has given prior approval to such sale, (ii) a Foreclosure or trustee's sale of the related Mortgaged Premises, Manufactured Home or Real Property at a price exceeding the maximum amount specified by the Pool Insurer, (ii) the acquisition of the Mortgaged Premises under any related Primary Mortgage Insurance Policy by the related Mortgage Insurer and (iv) the acquisition of the related Mortgaged Premises, Manufactured Home or Real Property by the Pool Insurer.

         "Bond Insurance" means, unless otherwise provided in the related prospectus supplement, insurance guaranteeing timely or ultimate payment of principal of and interest on certain Classes of Bonds.

         "Bond Register" means the register in which MERIT shall provide for the registration of Bonds of a Series and for the registration of transfers of Bonds of the Series in certificated form.

         "Bonds" means MERIT's Collateralized Bonds issued pursuant to the Indenture.

         "Bondholder" or "Holder" means the person in whose name a Bond is registered in the Bond Register for the related Series.

         "Borrower" means the individual or individuals obligated to repay a Loan. (In the case of a Mortgage Loan, the Borrower may be the beneficiary or beneficiaries of an Illinois land trust if the Mortgaged Premises is located in Illinois.)

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the corporate trust office of the Trustee is then located, or in the city or cities in which the offices of the Master Servicer are then located, are authorized or obligated by law or executive order to be closed.

         "Class" means any class of the Bonds of a Series, as specified in the related prospectus supplement.

         "Class Interest Rate" means with respect to any Class of Bonds the annual rate, which may be a variable rate, at which interest accrues on the Bonds of the Class, as specified, or determined as specified, in the related prospectus supplement.

         "Closing Date" means the date, which shall be set forth in the prospectus supplement, on which a Series of Bonds is issued.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means the Mortgage Loans and Manufactured Home Loans pledged to secure a Series.

         "Collateral Proceeds Account" means the account created and maintained by the Trustee for each Series of Bonds.

         "Collateral Value" unless otherwise defined in the related prospectus supplement, means, with respect to any item of Collateral, an amount generally equal to (i) the Scheduled Principal Balance of the item of Collateral (or of the related Loan in the case of REO Property or Repo Property) or (ii) as specified in the related prospectus supplement, the Scheduled Principal Balance of such item of Collateral multiplied by a fraction the numerator of which is the Net Rate of the Loan and the denominator of which is the Collateral Value Discount Rate.

         "Collateral Value Discount Rate" means the percentage rate that, multiplied by the required payments on the Collateral securing a Series of Bonds, will assure the availability of sufficient funds to pay on the Bonds.

         "Compound Value" means, as to a Class of Accretion Bonds, (a) with respect to any date prior to the first Payment Date, the original principal amount of the Class and (b) with respect to any determination date thereafter, the original principal amount of the Class, plus all interest accrued and added to the principal amount thereof through the Accounting Date immediately preceding the determination date, less all previous payments of principal of the Class. The principal amount of any Accretion Bond at any time will be equal to its Compound Value.

         "Condemnation Award" means all awards, payments, proceeds or damages received pursuant to any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of a Mortgaged Premises or for conveyances in lieu of condemnation.

         "Contract" means, with respect to a Manufactured Home Loan, the installment sales contract for the sale of the related Manufactured Home.

         "Current Interest Bond" means a Bond other than an Accretion Bond or a Principal Only Bond.

         "Custodial P&I Account" means the account established by each Servicer into which the Servicer deposits collections of principal and interest on the Loans.

         "Cut-off Date" means, with respect to a Series, the date specified in the related prospectus supplement and used as a basis for identifying the payments of principal of and interest due on the Loans that are for the benefit of the Bondholders.

         "Delinquency" means that all or part of the Borrower's Monthly Payment is not paid on or before the related Due Date.

         "Discount Bonds" means Bonds that have a purchase price lower than the Parity Price.

         "Due Date" means with respect to a Loan the day of each month on which the Borrower's Monthly Payment is due as stated in the related Note or Contract.

         "Due Period" means with respect to any Payment Date for a Mortgage Loan, the period commencing on the second day of the calendar month preceding the calendar month in which the Payment Date occurs and continuing through the first day of the calendar month in which the Payment Date occurs. "Due Period" means for any Loan other than a Mortgage Loan a period that will be described in the related prospectus supplement.

         "Dynex" means Dynex Capital, Inc., a Virginia corporation.

         "Eligible Investments" means those investments permitted under the Indenture and acceptable to the Rating Agencies.

         "Event of Default" means an event of default under the Indenture.

         "Fannie Mae" means Federal National Mortgage Association.

         "FHLMC" means Federal Home Loan Mortgage Corporation.

         "Flood Insurance" means insurance against flood damage to the collateral underlying a Loan, required for such collateral located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

         "Flood Insurance Policy" means an Insurance Policy that provides Flood Insurance.

         "Foreclosure" means a proceeding pursuant to which a Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or other comparable means.

         "Gross Margin" means, with respect to any Adjustable Rate Loan, the fixed percentage per annum specified in the related Note or Contract, that is added to the applicable Index on each related Interest Adjustment Date to determine the new Loan Rate for the Adjustable Rate Loan.

         "High Coupon Class" or "High Coupon Bonds" means a Class of Bonds that pays only nominal principal and has a disproportionately high interest rate.

         "HUD" means the United States Department of Housing and Urban Development.

         "IHC" means Issuer Holding Corp., a Virginia corporation.

         "Indenture" means the indenture between MERIT and the Trustee, pursuant to which a Series of Bonds is issued, as such indenture may be supplemented or amended from time to time by a Series Supplement.

         "Index" means, with respect to any Adjustable Rate Loan, the index specified in the related Note or Contract that is added to the Gross Margin on each related Interest Adjustment Date to determine the new Note Rate or Loan Rate for the Adjustable Rate Loan.

         "Insurance Policy" means any insurance policy covering Collateral, including Primary Mortgage Insurance, Pool Insurance, Standard Hazard Insurance, Special Hazard Insurance, Flood Insurance and Title Insurance.

         "Insurance Proceeds" means proceeds payable from an Insurance Policy.

         "Insured" means, with respect to a Series, MERIT or the related Trustee, each as assignee of MERIT or the Participant.

         "Interest Adjustment Date" means, with respect to each Adjustable Rate Loan, the date on which the related Loan Rate changes in accordance with the terms of the related Note or Contract.

         "Land Secured Loan" means a Manufactured Home Loan secured at origination by a Manufactured Home and a parcel of real estate.

         "Level Payment Loan" means a Loan the terms of which provide for regular, level payments of principal and interest throughout its entire term.

         "Liquidation" means (i) application of a payment to Collateral that results in the release of the lien of the Security Instrument on the Collateral, whether through Foreclosure, condemnation, prepayment in full or otherwise or, with respect to REO Property or Repo Property, an REO Disposition or Repo Disposition or (ii) the sale of any defaulted Loan.

         "Liquidation Proceeds" means the amount received by the Servicer or Special Servicer in connection with any Liquidation of a Loan.

         "Loan" means, with respect to a Series of Bonds, a Mortgage Loan or a Manufactured Home Loan, as the context may require, that constitutes part of the Collateral for the Series.

         "Loan Rate" means, with respect to an item of Collateral, the interest rate payable by the Borrower or other obligor according to the terms of the Collateral.

         "Loss" means and includes for any Prepayment Period (i) any Realized Loss on a defaulted item of Collateral and (ii) any reduction by a bankruptcy court of either the Unpaid Principal Balance or the Loan Rate of an item of Collateral subject to a bankruptcy proceeding.

         "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Borrower under the related Manufactured Home Loan.

         "Manufactured Home Loan" means a manufactured home installment sales contract, and any security interest in a Manufactured Home purchased with the proceeds of the contract, and includes a Land Secured Loan.

         "Master Servicer" means Dynex or another entity specified in the prospectus supplement for a Series that will administer and supervise the performance by Servicers of their duties and responsibilities under Servicing Agreements in respect to Loans securing a related Series.

         "Master Servicer Custodial Account" means a trust account established by the Master Servicer into which the Servicer remits by wire transfer the Servicer Remittance in respect of the Loans.

         "Master Servicer Remittance Date" means the date specified in the Master Servicing Agreement by which the Master Servicer must remit funds in the Master Servicer Custodial Account to the Collateral Proceeds Account for a Series.

         "Master Servicing Agreement" means, with respect to a Series of Bonds, the master servicing agreement between MERIT and the Master Servicer, as amended and supplemented.

         "Maximum Rate" means, with respect to an Adjustable Rate Loan, the maximum lifetime Loan Rate payable on the Loan. "MERIT" means MERIT Securities Corporation, a Virginia corporation.

         "Monthly Payment" means with respect to any Loan, the total monthly payment due in the applicable month under the terms of the related Note or Contract, as amended by any forbearance or modification agreement.

         "Mortgage Insurer" means any insurance company or other entity that provides a Primary Mortgage Insurance Policy.

         "Mortgage Loan" means a mortgage loan secured by a single family (one- to four-family), attached or detached residential property and evidenced by a Note and Security Instrument that MERIT has pledged to the Trustee as Collateral for a Series of Bonds.

         "Mortgaged Premises" means land and improvements thereon subject to the lien of a Security Instrument in connection with a Mortgage Loan.

         "Net Rate" means, with respect to any Loan, the Note Rate or Loan Rate thereon minus applicable servicing and administration fees, expressed as a percentage of the applicable Loan.

         "Non-Recoverable Advance" means any Advance previously made or proposed to be made with respect to a Loan by the Servicer (or the Special Servicer or Master Servicer) that, in the good faith judgment of the Servicer (or the Special Servicer or Master Servicer) will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer (or the Special Servicer or Master Servicer) from future collections with respect to the Loan (including collections of or from Insurance Proceeds, Additional Collateral or Liquidation Proceeds relating to the Loan).

         "Note" means a manually executed written instrument, delivered in connection with a Mortgage Loan, evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

         "Note Rate" means, with respect to a Mortgage Loan, the interest rate payable by the Borrower according to the terms of the related Note.

         "Originator" means with respect to a Loan, the person that originates it.

         "Parity Price" is the price at which a Class has a yield to maturity equal to its coupon, after giving effect to any payment delay.

         "Participant" means IHC or an Affiliate thereof.

         "Payment Date" means, as to a Series, a date specified in the related prospectus supplement for payment on the Bonds of such Series.

         "Periodic Rate Cap" means, with respect to any Adjustable Rate Loan, the limit on the percentage increase or decrease that may be made in the related Loan Rate on any Interest Adjustment Date.

         "Person" means an individual, corporation, partnership, joint venture, limited liability company, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "P&I Advance" means an advance of principal and interest (net of servicing fees) by the Servicer or the Special Servicer (or, upon a default by the Servicer or Special Servicer, by the Master Servicer or by another party specified in the related prospectus supplement) on a Loan subject to a Delinquency.

         "Pool Insurer" means any insurance company or other person that provides a Pool Insurance Policy for a Series.

         "Pool Insurance" means insurance covering (subject to certain limitations) losses, to the extent not covered by a Primary Mortgage Insurance Policy, incurred with respect to a Loan by reason of the default of the related Borrower.

         "Pool Insurance Policy" mean an Insurance Policy that provides Pool Insurance.

         "Premium Bonds" means a Class comprised of Bonds that have a purchase price greater than the related Parity Price.

         "Prepayment Period" means with respect to a Loan, as to any Payment Date, the time period used to identify prepayments or other unscheduled payments of principal or interest received with respect to the Loan that will be used to pay Bondholders on that Payment Date.

         "Primary Mortgage Insurance" means insurance covering a Mortgage Loan against loss of the insured portion of the Unpaid Principal Balance of the Mortgage Loan together with accrued and unpaid interest thereon.

         "Primary Mortgage Insurance Policy" means an Insurance Policy that provides Primary Mortgage Insurance.

         "Principal Distribution Amount" means, unless otherwise specified in the prospectus supplement, with respect to any Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate Collateral Value, as of the immediately preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date), of the Collateral securing the Series exceeds
(ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date.

         "Principal Only Class" or "Principal Only Bonds" means a Class of Bonds that does not pay or accrue interest.

         "Principal Prepayment" means, with respect to any Loan securing a Series, a payment of principal on such Loan in excess of the scheduled principal payments.

         "Property Protection Advance" means an Advance made by a Servicer or the Special Servicer in connection with the protection of the collateral underlying a loan, including, without limitation, expenses related to Foreclosure proceedings and Servicing Fees.

         "Rating Agency" means, for any Class of Bonds, any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated the Class at the request of MERIT. If such agency or a successor is no longer in existence, "Rating Agency" will be a nationally recognized statistical rating agency, or other comparable Person, designated by MERIT, notice of which designation will be given to the Trustee and the Master Servicer. References herein to any rating category of a Rating Agency will mean such rating category without regard to any plus or minus or numerical designation.

         "Real Property" means a parcel of real estate securing a Land Secured Loan.

         "Realized Loss" means (a) with respect to each defaulted Loan (or in the case of any REO Property or Repo Property, the related Loan) as to which a Liquidation has been made, an amount equal to (i) the sum of (A) the Unpaid Principal Balance of the Loan as of the date of such Liquidation, (B) interest at the applicable Note Rate or Loan Rate, from the date through which interest was last paid through the end of the calendar month in which the Liquidation occurred, on the Unpaid Principal Balance of such Loan outstanding during each Due Period in which accrued interest was not paid, (C) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement, the Master Servicing Agreement or the Special Servicing Agreement and (D) any other expenses (including any servicing related fees) related to the modification of the Loan, minus (ii) the product of (A) the ratio of the Monthly Payment (net of the dollar equivalent of all ongoing servicing related fees on the first Due Date) on the modified Loan divided by the Monthly Payment (net of the dollar equivalent of all servicing related fees on such Due Date) on the prior Loan, and (B) the Unpaid Principal Balance of the modified Loan.

         "Remittance Date" means the date specified in the related Servicing Agreement by which the funds in the Custodial P&I Account must be remitted to the Master Servicer Custodial Account, which in no case will be later in any month than the Master Servicer Remittance Date.

         "Repo Disposition" means the receipt by the related Servicer in connection with a Repo Property of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

         "Repo Property" means a Manufactured Home (and any related Real Property) acquired by a Servicer on behalf of the Trustee pursuant to a repossession, Foreclosure or other similar proceeding in respect of a related Loan.

         "REO" or "REO Property" means Mortgaged Premises acquired by the Servicer or Special Servicer on behalf of the Trustee by Foreclosure.

         "REO Disposition" means the receipt by the Servicer in connection with an REO of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

         "Reserve Fund" means, unless otherwise provided in the related prospectus supplement, any fund in a Trust Estate other than the Collateral Proceeds Account.

         "Scheduled Principal Balance" means, with respect to each Loan, REO Property or Repo Property as of a determination date, the scheduled principal balance of the Loan (or of the related Loan, in the case of a REO Property or Repo Property) as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (a) the principal portion of all Monthly Payments due on or before such determination date, whether paid by the Borrower or advanced by a Servicer or other party, (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (c) without duplication, any Realized Loss with respect thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Instrument" means a written instrument creating a valid lien on the collateral for a Loan, including any riders thereto. A Security Instrument may be in a form of a mortgage, deed of trust, deed to secure debt, security deed or security agreement.

         "Senior Bonds" or "Senior Class" means any Class of Bonds of a Series, designated as such in the prospectus supplement, that is entitled to preferential priority rights, as to a Subordinated Class of Bonds, to payment of principal and interest from the proceeds of the collateral securing such Series.

         "Series" means the Bonds issued pursuant to a Series Supplement.

         "Series Supplement" means an indenture that is supplemental to the Indenture and that authorizes a particular Series.

         "Servicer Remittance" means a Servicer's aggregate payment due each month to the Master Servicer Custodial Account for Loans that have been pledged as security for a Series of Bonds, which payment, unless otherwise specified in the prospectus supplement for a Series of Bonds, is equal to (A) the sum of the following:

        (i) all payments of principal and interest with respect to the Collateral (including net Liquidation Proceeds and Insurance Proceeds) collected during the related Due Period and deposited in the Custodial P&I Account;

        (ii) any Advance by the Servicer that represents principal of or interest on a defaulted item of Collateral with respect to such Payment Date;

        (iii) any Monthly Payments due during, but collected prior to, the related Due Period; and

        (iv) any fees relating to late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

                less (B) the sum of the following:

        (i) all amounts due the Servicer as the servicing fee, including late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

        (ii) any Monthly Payments collected but due on a date subsequent to the related Due Period; and

        (iii) all amounts required to reimburse the Servicer for Non-Recoverable Advances.

         "Servicer" means an entity that will perform servicing functions with respect to Collateral included in the Trust Estate for a Series.

         "Servicing Agreement" means, with respect to a Series of Bonds, each servicing agreement, as amended and supplemented, pursuant to which a Servicer has agreed to perform all duties incident to the servicing of Collateral.

         "Special Hazard Insurance" means, with respect to a Series of Bonds, insurance covering (a) loss to Mortgaged Premises or Manufactured Homes underlying defaulted Loans caused by reason of certain hazards not covered by Standard Hazard Insurance on such Mortgaged Premises or Manufactured Homes and
(b) loss from partial damage to such Mortgaged Premises or Manufactured Homes caused by reason of application of the co-insurance clause contained in the related Standard Hazard Insurance Policies.

         "Special Hazard Insurance Policy" means an Insurance Policy that provides Special Hazard Insurance.

         "Special Servicer" means an entity, as may be specified in the prospectus supplement for a Series, that will service delinquent or defaulted Loans, REO Property or Repo Property pledged as security for a Series pursuant to the terms of a Special Servicing Agreement between the entity and the Servicer or Master Servicer.

         "Standard Hazard Insurance" means, with respect to a Loan, insurance against physical damage to, or the destruction of, the related Mortgaged Premises or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike or civil commotion.

         "Standard Hazard Insurance Policy" means an Insurance Policy, issued by a company authorized to issue such a policy in the state in which the collateral for the related Loan is located, that provides Standard Hazard Insurance.

         "Stated Maturity Date" means, with respect to any Class of Bonds of a Series, the date specified in the Bonds as the fixed date on which the final installment of the principal of each Bond is due and payable.

         "Subordinated Bonds" or "Subordinated Class" means any Class of Bonds of a Series as to which the right to receive payment of principal and interest from the proceeds of the Collateral securing the Series is subordinate to the priority rights of Bondholders of a Senior Class of Bonds of such Series to the extent specified in the related prospectus supplement.

         "Substitute Collateral" means an item of Collateral pledged to the Trustee to secure a Series of Bonds in substitution for an item of defective Collateral.

         "Substitute Loan" means a Loan pledged to secure a Series of Bonds in substitution for a defaulted Loan, REO Property or Repo Property securing a Series of Bonds.

         "Surplus" means an amount in the Collateral Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses.

         "T&I Advance" means an Advance by the Servicer or Special Servicer of escrow amounts for tax and insurance payments with respect to any Loan subject to a Delinquency.

         "Title State" means a state in which a lien on a Manufactured Home is "perfected", under applicable motor vehicle title statutes by notation of the secured party's lien on the related certificate of title or by delivery of certain required documents and payment of a fee to the state motor vehicle authority.

         "Title Insurance" means the insurance provided by a Title Insurance Policy.

         "Title Insurance Policy" means an American Land Title Association
(ALTA) mortgage loan title policy form 1970, or other form of Title Insurance Policy acceptable to MERIT, including all riders and endorsements thereto.

         "Trustee" means the bank, trust company or other fiduciary named in the prospectus supplement for a Series of Bonds as the trustee under the Indenture pursuant to which the Series is issued.

         "Trust Estate" means, with respect to each Series of Bonds, all right, title and interest pledged or assigned to the Trustee for the Series pursuant to the Series Supplement in and to benefits accruing to MERIT from the Collateral and from any debt service fund, Reserve Fund, Insurance Policy, Servicing Agreement, Master Servicing Agreement, Additional Collateral and other credit enhancement that constitutes security for the Series of Bonds.

         "UCC" means the Uniform Commercial Code.

         "UCC State" means a state in which a lien on a Manufactured Home is "perfected", pursuant to the provisions of the applicable UCC, by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices.

         "Underwriter" means any firm that underwrites a Series of Bonds.

         "Unpaid Principal Balance" means, with respect to any Loan, the outstanding principal balance payable by the Borrower under the terms of the Note or Contract.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the Bonds in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.
                              ---------------------
                                TABLE OF CONTENTS


Prospectus Supplement
                                                 Page
Terms of the Bonds and the Collateral...............1
Risk Factors........................................3
Description of the Bonds............................4
Security for the Bonds.............................10
Servicing of the Collateral........................14
Maturity and Prepayment Considerations.............16
Yield Considerations...............................19
Certain Federal Income Tax Consequences............20
Use of Proceeds....................................21
Underwriting.......................................21
Legal Matters......................................21
Ratings............................................22
ERISA Considerations...............................22


Prospectus
                                                 Page
Summary.............................................1
Risk Factors........................................6
Description of the Bonds............................8
Maturity and Prepayment Considerations.............14
Yield Considerations...............................15
Security for the Bonds.............................15
Origination of the Collateral......................22
Servicing of the Collateral........................24
The Indenture......................................29
Certain Legal Aspects of the Collateral............33
MERIT..............................................41
Certain Federal Income Tax Consequences............41
State Tax Considerations...........................52
ERISA Considerations...............................53
Legal Investment...................................54
Use of Proceeds....................................55
Plan of Distribution...............................55
Legal Matters .....................................55
Financial Information..............................56
Additional Information.............................56
Incorporation of Certain Documents by Reference....56
Reports to Bondholders.............................56
Glossary...........................................57

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Bonds and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Bonds will deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

                                   $______,000
                                  (Approximate)


                          MERIT Securities Corporation


                        Collateralized Bonds, Series ____






                              PROSPECTUS SUPPLEMENT





                                 --------------


                                ___________, 200_

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Collateralized Bonds being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration...............................................$___,000
Printing and Engraving..........................................___,000
Legal Fees and Expenses.........................................___,000
Accounting Fees and Expenses....................................___,000
Trustee Fees and Expenses.......................................___,000
Blue Sky Fees and Expenses......................................___,000
Rating Agency Fees..............................................___,000
Miscellaneous...................................................___,000
                                                                -------
TOTAL..........................................................$___,000
                                                               ========

To be supplied by amendment

Item 15.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Company's Bylaws require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally may indemnify its officers and directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia Act also permits a corporation to require, and the Company's Bylaws do require indemnification of officers and directors with respect to any action except in the case of willful misconduct or knowing violation of the criminal law. In addition, the Virginia Act limits the damages that may be assessed against a director or officer of the Company in a shareholder or derivative proceeding to the greater of (a) $100,000 or (b) the amount of cash compensation received by him from the Company in the twelve months immediately preceding the act or omission giving rise to liability. Since the directors and officers of the Company will not be compensated, the maximum amount for which they may be held liable is $100,000. This limit on liability will not apply in case of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

    Reference is made to the Underwriting Agreement Standard Provisions filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

          1.1  Underwriting Agreement Standard Provisions, dated July 1995 (5)

          3.1 Amended and Restated Articles of Incorporation of Registrant, effective April 19, 1995 (3)

          3.2  Bylaws of Registrant (1)

          4.1 Indenture dated as of November 1,1994, between Registrant and Trustee (2)

          4.2  Form of Supplemental Indenture between Registrant and Trustee (1)

          4.3 First Supplemental Indenture dated as of December 1, 1997, between the Registrant and the Trustee (6)

          4.4

          5.1  Opinion of Arter & Hadden LLP

          8.1  Tax Opinion of Arter & Hadden LLP re: Debt Securities

         23.1 Consent of Arter & Hadden LLP is contained in their opinions filed as Exhibits 5.1 and 8.1

         25.1  Form T-1

         99.1 Standard Terms to Master Servicing Agreement, dated as of June 1, 1995 (4)

         99.2  Form of Master Servicing Agreement with Dynex Capital, Inc. (1)

         99.3  Form of Master Servicing Agreement with other master servicers

----------------------------------------
(1) Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-83524) filed
         August 31, 1994.

(2) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed December 19, 1994.

(3) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed April 21, 1995.

(4) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed July 10, 1995.

(5) Incorporated herein by reference to Exhibit to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83524) filed August 4, 1995.

(6) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed January 6, 1997.

Item 17. Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed That which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the fore-going provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on December , 2001.

                                    MERIT SECURITIES CORPORATION



                                    By:  /s/  Thomas H. Potts
                                        ---------------------------------------
                                        Thomas H. Potts
                                        Chairman of the Board and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints Thomas H. Potts his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Principal Executive Officer:


/s/ Thomas H. Potts
-------------------------------------------
Thomas H. Potts
Chairman of the Board and President                          December __, 2001


Principal Financial and Accounting Officer:



/s/ Stephen J. Benedetti
-------------------------------------------
Stephen J. Benedetti
Treasurer and Chief Financial Officer                        December __, 2001


Majority of the Board of Directors:

Thomas H. Potts, J. Thomas O'Brien, Jr.,
Stephen J. Benedetti and Christopher T. Bennett



/s/ Thomas H. Potts
-------------------------------------------
Thomas H. Potts                                              December __, 2001



/s/ J. Thomas O'Brien, Jr.
-------------------------------------------
J. Thomas O'Brien, Jr.                                       December __, 2001



/s/ Stephen J. Benedetti
-------------------------------------------
Stephen J. Benedetti                                         December __, 2001



/s/ Christopher T. Bennett
-------------------------------------------
Christopher T. Bennett                                       December __, 2001

                                INDEX TO EXHIBITS

Number  Description

  1.1   Underwriting Agreement Standard Provisions, dated July 1995 (5)

  3.1 Amended and Restated Articles of Incorporation of Registrant, effective April 19, 1995 (3)

  3.2   Bylaws of Registrant (1)

  4.1 Indenture dated as of November 1,1994, between Registrant and Trustee (2)

  4.2   Form of Supplemental Indenture between Registrant and Trustee (1)

  4.5 First Supplemental Indenture dated as of December 1, 1997, between the Registrant and the Trustee (6)

  4.6

  5.1   Opinion of Arter & Hadden LLP

  8.1   Tax Opinion of Arter & Hadden LLP re: Debt Securities

 23.1 Consent of Arter & Hadden LLP is contained in their opinions filed as Exhibits 5.1 and 8.1

 25.1   Form T-1

 99.1   Standard Terms to Master Servicing Agreement, dated as of
        June 1, 1995 (4)

 99.2   Form of Master Servicing Agreement with Dynex Capital, Inc. (1)

 99.3   Form of Master Servicing Agreement with other master servicers

----------------------------------------
(1) Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-83524) filed
        August 31, 1994.

(2) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed December 19, 1994.

(3) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed April 21, 1995.

(4) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed July 10, 1995.

(5) Incorporated herein by reference to Exhibit to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3
        (No. 33-83524) filed August 4, 1995.

(6) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed January 6, 1997.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       ----------------------------------


                          MERIT Securities Corporation

                                                                     Exhibit 5.1



December   , 2001

MERIT Securities Corporation
5441 Nuckols Road
Glen Allen, Virginia 23060

Dear Sirs:

         We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Company"), in connection with the Company's registration of $1,000,000 in principal amount of Collateralized Bonds (the "Bonds") on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended. In that capacity, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, the records of corporate proceedings of the Company, the form of indenture (the "Indenture") between the Company and JPMorgan Chase Bank, successor by merger to The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as Trustee, and such other documents as we have deemed necessary for the purposes of this opinion.

         On the basis of the foregoing, we are of opinion as follows:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Virginia.

2. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Bonds will have been duly authorized by the Company and will constitute valid and binding obligations of the Company in accordance with and subject to the terms of the Indenture.

MERIT Securities Corporation
December   , 2001
Page 2

         We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result.

         This letter and the legal opinions herein are intended for the information solely of the addressee hereof and solely for the purposes of the transactions described herein and are not to be relied upon by any other person or entity, or for any other purpose, or quoted in whole or in part, or otherwise referred to, in any document, for any purpose without the prior written consent of this firm. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

         We hereby consent to the references to our name in the Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                ARTER & HADDEN LLP

                                                                     Exhibit 8.1


                                 December , 2001



MERIT Securities Corporation
5441 Nuckols Road
Glen Allen, Virginia  23060

                           Federal Income Tax Matters

Dear Sirs:

         We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Company"), in connection with the preparation of the Registration Statement (the "Registration Statement"), which is being filed with the Securities and Exchange Commission, for the registration under the Securities Act of 1933, as amended (the "Act") of $1,000,000 aggregate principal amount of its Collateralized Bonds (the "Bonds"). The Bonds will be issued pursuant to an indenture and an indenture supplement with respect to each series of Bonds (collectively, the "Indenture"), between the Company and JPMorgan Chase Bank, successor by merger to The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as trustee (the "Trustee").

         We have reviewed the originals or copies of (i) the Articles of Incorporation, by-laws, and other corporate documents of the Company; (ii) certain resolutions of the Board of Directors of the Company; (iii) the form of an indenture; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of opinion that the statements and legal conclusions under the caption "Certain Federal Income Tax Consequences" in the Prospectus filed as part of the Registration Statement are correct in all respects that are material to the holders of the Bonds and that the discussion thereunder does not omit any material provision with respect to the matters covered.

         This opinion and the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences" represent conclusions as to the application to the Bonds of existing law, regulations, administrative rules and practices, and legislative history. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that existing law will not change.

         We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result.

         This letter and the legal opinions herein are intended for the information solely of the addressee hereof and solely for the purposes of the transactions described herein and are not to be relied upon by any other person or entity, or for any other purpose, or quoted in whole or in part, or otherwise referred to, in any document, for any purpose without the prior written consent of this firm. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

         We hereby consent to the reference to our firm under the caption "Certain Federal Income Tax Consequences" and to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            ARTER & HADDEN LLP

                                  Exhibit 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE




                                [To be Supplied]

                                                                    Exhibit 99.3



                                         --------------------------------------,
                                          as Master Servicer



                                          -------------------------------------,
                                          as Trustee


                                       and


                          MERIT SECURITIES CORPORATION
                                      Owner
                                    .........



                                    AGREEMENT
                      For Administration of Mortgage Loans

                            Dated __________ __ 200_

                                TABLE OF CONTENTS
                                                                            PAGE
SECTION 1.     CERTAIN DEFINED TERMS..........................................1
SECTION 2.     CERTAIN REPRESENTATIONS OF THE TRUSTEE
               AND THE MASTER SERVICER......................................  5
SECTION 3.     MASTER SERVICER CUSTODIAL P&I ACCOUNT..........................6
SECTION 4.     ASSET PROCEEDS ACCOUNT.........................................7
SECTION 5.     ADVANCES BY MASTER SERVICER....................................8
SECTION 6.     MONTH END INTEREST; INSURANCE CLAIMS...........................9
SECTION 7.     TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES...............10
SECTION 8.     REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
               STATEMENTS; AMENDMENTS TO SERVICING AGREEMENTS;
               MODIFICATION TO GUIDE.........................................11
SECTION 9.     TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTIES...........11
SECTION 10.    OVERSIGHT OF SERVICING........................................12
SECTION 11.    REMITTANCE REPORTS............................................12
SECTION 12.    LIABILITY OF, AND INDEMNIFICATION BY, THE MASTER SERVICER.....12
SECTION 13.    MERGER OR CONSOLIDATION OF THE MASTER SERVICER................13
SECTION 14.    LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.....13
SECTION 15.    RESIGNATION OF THE MASTER SERVICER............................13
SECTION 16.    COMPENSATION TO THE MASTER SERVICER...........................13
SECTION 17.    ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.........14
SECTION 18.    TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS..........14
SECTION 19.    TERMINATION OF MASTER SERVICER; TRUSTEE TO ACT................14
SECTION 20.    NOTIFICATION TO OWNER.........................................16
SECTION 21.    DUTIES OF TRUSTEE.............................................16
SECTION 22.    CERTAIN MATTERS AFFECTING THE TRUSTEE.........................17
SECTION 23.    TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.........18
SECTION 24.    TRUSTEE'S FEES................................................18
SECTION 25.    RESIGNATION AND REMOVAL OF THE TRUSTEE........................19
SECTION 26.    SUCCESSOR TRUSTEE.............................................19
SECTION 27.    MERGER OR CONSOLIDATION OF TRUSTEE............................19
SECTION 28.    APPOINTMENT OF TRUSTEE OR SEPARATE TRUSTEE....................19
SECTION 29.    APPOINTMENT OF CUSTODIAN......................................20
SECTION 30.    NOTICES.......................................................20
SECTION 31.    ENTIRE AGREEMENT..............................................20
SECTION 32.    GOVERNING LAW.................................................21
SECTION 33.    AGREEMENT FOR THE EXCLUSIVE BENEFIT OF PARTIES................21
SECTION 34.    COUNTERPARTS..................................................21
SECTION 35.    INDULGENCES; NOT WAIVERS......................................21
SECTION 36.    TITLE NOT TO AFFECT INTERPRETATION............................21
SECTION 37.    PROVISIONS SEPARABLE..........................................21
SECTION 38.    CONFLICT OR INCONSISTENCY.....................................21
SECTION 39.    TERMINATION...................................................21

Exhibit A:.....Pool Insurance and Pool Insurers
Exhibit B:.....Remittance Report
Schedule A:....Performing Mortgage Loans (as of the Cut-Off Date)
Schedule B:....Nonperforming Mortgage Loans and REO (as of the Cut-Off Date)
Appendix A:....Form of Certificate

THIS AGREEMENT FOR ADMINISTRATION OF MORTGAGE LOANS dated __________ __. 200_ (this "Agreement"), is hereby executed by and _______________________________, a
_______________ (the "Master Servicer"), and _______________, a
________________, as trustee (the "Trustee"), and MERIT SECURITIES CORPORATION, a Virginia corporation (the "Owner").

PRELIMINARY STATEMENT
The Master Servicer, the Trustee and the Owner have determined to execute this
Agreement: (i) to provided for the rights of the Owner as the owner of the Mortgage Loans and, except as otherwise provided herein, any related documents, insurance policies and other rights with respect thereto and (ii) to provide for the administration of the Mortgage Loans.

Accordingly, the parties hereto agree as follows:

Section 1       Certain Defined Terms.

Capitalized words and phrases used herein shall have the meanings set forth below.

     "Advance": With respect to any Mortgage Loan, any advance of principal and interest, taxes, insurance or expenses made by a Servicer, the Master Servicer or an Insurer.

     "Annual Compliance Statement": The Officer's certificate required to be delivered annually by the Master Servicer pursuant to Section 8 hereof.

     "Asset Proceeds Account": The account created and maintained by the Trustee for the Owner pursuant to Section 4 hereof.

     "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Master Servicer and the Trustee (and upon which the Master Servicer and the Trustee are authorized to rely) to the effect that a proposed transfer of the Mortgage Loans will not (i) cause the Mortgage Loans to be regarded as plan assets for purposes of the Plan Asset Regulations, (ii) give rise to any fiduciary duty under ERISA on the part of a Servicer, the Master Servicer or the Trustee or (iii) result in, or be treated as, a prohibited transaction under section 406 or 407 of ERISA or section 4975 of the Code (which opinion shall not be a cost or expense of the Master Servicer or the Trustee).

     "Bonds": The Series __-1 and Series __-2 Bonds issued pursuant to the Indenture.

     "Borrower":   With  respect  to  each  Mortgage  Loan,  the  individual  or individuals or any Servicer obligated to repay the related Mortgage Note.

     "Business Day": Any day that is not a Saturday, Sunday or day on which banks in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Certificates": Certificate A and Certificate B referred to in Section 2 hereof.

     "Corporate Trust Office": A corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.

     "Custodian": _______________________, as custodian of the Trustee Mortgage Loan Files with respect to the Mortgage Loans, or any successor thereto.

     "Custodial P&I Account": The account maintained by each Servicer pursuant to the Guide.

     "Cut-Off Date": _______ 1, 200_ .

     "Distribution Date": The 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing in ________ 200_ .

     "Due Date": The first day of the month of the related Distribution Date.

     "Due Period": The period from but excluding the Cut-Off Date to and including the first day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the second day of a month to and including the first day of the following month.

     "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term or short-term unsecured debt obligations of which (or a federal or state chartered depository institution or trust company that is the principal subsidiary of a holding company the long-term or short-term unsecured debt obligations of which), respectively, are rated by each Rating Agency in one of its two highest long-term rating categories and its highest short-term rating category at the time any amounts are held on deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company, acting in the capacity of a trustee, paying agent or master servicer, in a manner acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in one of its two highest rating categories. Eligible Accounts may be interest-bearing accounts or the funds therein may be invested in Permitted Investments. If qualified under this definition, accounts maintained with the Trustee may constitute Eligible Accounts.

     "Event of Default": An event with respect to the Master Servicer described in Section 19 hereof.

     "Fannie Mae Guidelines": The guidelines contained in the Fannie Mae Seller's Guide and the Fannie Mae Servicing Guide pertaining to one-to-four family, first lien, conventional residential mortgage loans, and such other rules, regulations and guidelines adopted by Fannie Mae that established eligibility requirements for the purchase of conventional, residential mortgage loans by Fannie Mae or establish loan service requirements for mortgage loans purchased by Fannie Mae, as amended or supplemented from time to time.

     "Guide": The ___ Edition of _______________ Mortgage Funding Corporation's Seller/Servicer Guide, as amended to the date hereof.

     "Indenture": The Indenture dated as of November 1, 1994, as amended by a First Supplemental Indenture dated as of December 1, 1997, as supplemented by a Series __ Supplement dated as of _____ 1, 200_ , between MERIT Securities Corporation and the Series __ Trustee.

     "Insurance Proceeds": The proceeds paid by any Insurer pursuant to an insurance policy covering any Mortgage Loan, less the expenses of recovering such proceeds and any Non-Recoverable Advances made with respect to such Mortgage Loan.

     "Insurer":  Any issuer of an  insurance  policy  relating  to the  Mortgage
Loans.

     "Interest Shortfall": Month End Interest Shortfall and Soldiers' and Sailors' Shortfall.

     "Liquidation Proceeds": The proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults by the related Borrower (including any insurance or guarantee proceeds with respect to such Mortgage
Loan), less the expenses of such liquidation and any Advances made with respect to such Mortgage Loan.

     "Master Servicer Compensation": The Master Servicing Fee and any additional compensation payable to the Master Servicer as specified in Section 16 hereof.

     "Master Servicer Custodial P&I Account": The account described in Section 3 hereof.

     "Master Servicer Errors and Omissions Insurance Policy": If the Master Servicer is not a national banking association, an insurance policy in an amount and otherwise in form and substance acceptable under Fannie Mae Guidelines insuring the Master Servicer as the named insured against liability for damages arising out of errors, omissions or mistakes committed in the performance of the services and other obligations required of the Master Servicer under this Agreement and, if permitted by the issuer of such policy, naming the Trustee as an additional insured, and containing a severability of interests provision but no other exclusion or other provision that would limit the liability of any insured to any other insured.

     "Master Servicer Fidelity Bond": If the Master Servicer is not a national banking association, a fidelity bond issued by an insurer and in form and substance acceptable under Fannie Mae Guidelines (i) under which such insurer agrees to indemnify the Master Servicer for all losses sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's directors, officers or employees and (ii) which provides for limits of liability under such bond for each such director, officer or employee of not less than an amount required by such guidelines.

     "Master  Servicer   Remittance  Date":  The  Business  Day  preceding  each
Distribution Date.

     "Master Servicer Reporting Date": The close of business on the third Business Day preceding each Distribution Date.

     "Master Servicing Fee": With respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the preceding Due Date.

     "Master Servicing Fee Rate": 0.0__% per annum.

     "Month End Interest": With respect to any Mortgage Loan liquidated or prepaid during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and the interest actually received by the Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee applicable thereto. No Month End Interest shall accrue with respect to a prepayment of a Mortgage Loan or to Liquidation Proceeds received on account of any Mortgage Loan during the period from the first day of a month through the last day of the Prepayment Period ending during such month.

     "Month End Interest Shortfall": The amount of Month End Interest not paid by a Servicer or the Master Servicer.

     "Monthly Payment": With respect to any Mortgage Loan and any month, the scheduled payment of principal and interest due in such month under the terms of the related Mortgage Note.

     "Mortgage Interest Rate": With respect to any Mortgage Loan, the annual interest rate required to be paid by the related Borrower under the terms of the related Mortgage Note.

     "Mortgage Loan": Any of the Mortgage Loans (or REO Property) listed on the Mortgage Loan Schedule hereto.

     "Mortgage Loan Schedule": Schedule A and Schedule B which are attached hereto setting forth (i) the Servicer Loan Number; (ii) the Borrower's name;
(iii) the original principal balance; and (iv) the Scheduled Principal Balance at the Cut-Off Date.

     "Mortgage Note": The note or other evidence of indebtedness of a Borrower with respect to a Mortgage Loan.

     "Mortgaged Premises": With respect to any Mortgage Loan, the real property or the leasehold interest, together with any improvements thereon, securing the indebtedness of the Borrower under such Mortgage Loan.

     "Non-Recoverable Advance": Any Advance or proposed Advance that the Master Servicer has determined to be non-recoverable in accordance with Section 5(a) or
(b) hereof.

     "Officer": With respect to the Trustee, Custodian or Master Servicer, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, and also to whom, with respect to a particular corporate trust matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or the controller of such Person.

     "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Owner or the Master Servicer, acceptable to the Trustee and the Master Servicer.

     "Owner": MERIT Securities Corporation in its capacity as owner of the Mortgage Loans subject to Section 2(b) hereof.

     "Permitted Investments": The following investments:

          (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (b) senior debt obligations and mortgage participation certificates of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

          (c) repurchase obligations of a depository institution or trust company (acting as principal) (the collateral for which is held by a third party or the Trustee) with respect to any security described in clauses (a) or (b) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and its highest short-term unsecured debt rating category;

          (d) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and the short term unsecured debt rating of such bank or trust company at the date of acquisition thereof by each Rating Agency is the highest short term unsecured debt rating by each Rating Agency; and

          (e) any other demand, money market or time deposit or obligation, interest-bearing or other security or investment earning a return in the nature of interest that is approved by the Rating Agencies.

provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive
(i) only interest with respect to the obligations underlying such instrument or
(ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and, provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures on or before the Business Day preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, on or before such Distribution Date).

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Pool Insurance": Insurance identified on Exhibit A which names the Trustee as loss payee if a Borrower defaults on a Mortgage Loan and the proceeds from disposition of the Mortgaged Premises and any other Insurance are not sufficient to pay fully the Unpaid Principal Balance, accrued interest and any expenses on the Mortgage Loan.

     "Pool Insurer": An Insurer identified on Exhibit A as an insurer under a Pool Insurance policy with respect to the Mortgage Loans.

     "Prepayment Period": Unless otherwise specified in a Servicing Agreement with respect to each Distribution Date, the period commencing on the 18th day of the month preceding the month in which such Distribution Date occurs and ending on the 17th day of the month in which such Distribution Date occurs.

     "Rating  Agency":   Standard  &  Poor's,  a  Division  of  The  McGraw-Hill
Companies, Inc., and Fitch IBCA, Inc.

     "Realized Interest Shortfall": With respect to any Mortgage Loan, the amount by which the interest payable thereon exceeds the net amount recovered (including Insurance Proceeds) in liquidation thereof, after payment of expenses of liquidation and reimbursement of Advances made with respect to such Mortgage Loan.

     "Realized Loss": With respect to any Mortgage Loan, an amount equal to the sum of (i) the amount by which the Unpaid Principal Balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation and reimbursement of Advances), after payment of accrued interest on such Mortgage Loan and after application of any Insurance Proceeds with respect thereto and (ii) any other types of principal loss with respect to such Mortgage Loan.

     "Remittance Date": The 15th day of each month, or the preceding Business Day if the 15th day is not a Business Day.

     "Remittance Report": A report (either a data file or hard copy) that is prepared by the Master Servicer in accordance with Section 11 hereof and contains the information specified in Exhibit B attached hereto.

     "REO Disposition": The receipt by a Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which a Servicer recovers from the sale or other disposition of an REO Property.

     "REO Property": A Mortgaged Premises acquired by a Servicer on behalf of the Owner through foreclosure or deed in lieu of foreclosure, as further described in Section 7 hereof.

     "Request for Release": A release signed by an Officer of a Servicer in the form attached to a Servicing Agreement (or a similar certificate of the Master Servicer containing the same information).

     "Scheduled Principal Balance": With respect to any Mortgage Loan as of any date of determination, the scheduled principal balance thereof as of the Cut-Off Date, reduced by (i) the principal portion of all Monthly Payments due on or before such determination date, whether or not paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

     "Security Instrument": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt, security deed, or other instrument creating a lien on the Mortgaged Premises that secures the indebtedness of the Borrower under such Mortgage Loan.

     "Series __ Trustee": JPMorgan Chase Bank, as trustee under the Indenture.

     "Servicer": With respect to each Mortgage Loan, the Person responsible for the servicing thereof in accordance with the Guide.

     "Servicer Compensation": The Servicing Fee and any additional compensation payable to the Servicer.

     "Servicing Agreement": Any agreement with a Servicer relating to the servicing of Mortgage Loans.

     "Servicing Fee": With respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

     "Servicing  Fee  Rate":  The  rate  specified  as such  in  each  Servicing
Agreement.

     "Soldiers' and Sailors' Shortfall: Interest losses on a Mortgage Loan resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

     "State": The Commonwealth of Virginia.

     "Title Insurance Policy": A title insurance policy insuring the title to Mortgaged Premises for the benefit of the holder of the related Mortgage Note.

     "Trustee Mortgage Loan File": A file maintained by the Trustee for each Mortgage Loan that contains the documents specified in the Guide, as well as any other documents that come into the Trustee' possession with respect to a Mortgage Loan. In lieu of recording an Assignment of any Security Instrument for any Mortgage Loan, to the extent set forth in any Servicing Agreement, there may be delivered to the Trustee, the Assignment of the Mortgage Loan to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an Assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days of its receipt of such notice deliver each previously unrecorded Assignment to the Servicer for recordation.

     "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance thereof payable by the Borrower under the terms of the related Mortgage Note.

Section 2  Certain Representations of the Trustee and the Master
Servicer.

     The Trustee shall deliver to the Owner non-negotiable receipts evidencing ownership by the Owner of the Mortgage Loans and the related security therefor:

               (i)  Certificate A (Performing  Mortgage  Loans as of the Cut-Off
          Date), substantially in the form of Appendix A, to evidence ownership by the Owner of the Mortgage Loans listed on Schedule A hereto and the right to receive all payments made thereon after the date hereof with respect thereto, including all proceeds of any primary mortgage insurance policy, hazard insurance policy, title insurance policy and any Pool Insurance and any Liquidation Proceeds; and

               (ii) Certificate B (Nonperforming Mortgage Loans and REO Property as of the Cut-Off Date) substantially in the form of Appendix B, to evidence ownership by the Owner of the Mortgage Loans and REO Property listed on Schedule B hereto and the right to receive all payments made thereon after the date hereof with respect thereto, including all proceeds of any primary mortgage insurance policy, hazard insurance policy, title insurance policy and any Pool Insurance and any Liquidation Proceeds.

     The Trustee shall be entitled to treat the Owner as the holder of the Mortgage Loans until it receives written notice from the Owner that the Mortgage Loans have been sold or pledged to another Person and the Owner and such other Person have executed an amendment hereto satisfactory in form and substance to the Trustee identifying such other Person as the Owner and shall have furnished a Benefit Plan Opinion to the Trustee; provided, however, that, concurrently with the execution and delivery of this Agreement, the Owner is pledging the Mortgage Loans evidenced by each receipt to the Series __ Trustee to secure one or more series of its Bonds without execution of any amendment hereto and the Series __ Trustee shall be entitled to exercise all the rights of the Owner hereunder and the Trustee shall be the custodian of the Mortgage Loans for and on behalf of the Series __ Trustee rather than the Owner. The Series __ Trustee shall not be responsible for any act or omission to act by the Trustee. If a Certificate shall be lost or stolen and the Trustee shall be requested to prepare a new Certificate, the Trustee shall be entitled to receive payment for any expenses incurred in connection therewith.

     The Trustee shall deliver the Mortgage Loans as instructed from time to time by the Owner.

     The Trustee acknowledges that all documents, instruments or papers related to the Mortgage Loans and heretofore deposited with the Trustee (and not released in accordance with the Existing Trust Agreement or this Agreement) will be held by the Trustee (or the Custodian on behalf of the Trustee) as the duly appointed agent and bailee of the Owner for the exclusive use and benefit of the Owner. The Trustee represents and warrants that (i) it acquired the Mortgage Loans in good faith, for value and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, but not limited to, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken, and will not undertake, searches (lien records or otherwise) of any public records), (ii) it has not asserted, and it will not assert, except as permitted hereby, in any capacity, any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof for the benefit of the Owner and (iii) it has not encumbered or transferred any right, title or interest in the Mortgage Loans except as may be permitted by this Agreement.

     Each of the Owner and the Master Servicer represents and warrants to the other parties hereto as follows:

               (i) It has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of organization with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations hereunder, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties, except where the failure so to qualify would not have a material adverse effect on it.

               (ii) This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

               (iii) Neither the execution and delivery by it of this Agreement, nor the consummation by it of the transactions therein contemplated, nor compliance by it with the provisions thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of incorporation or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding it or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

               (iv) There are no actions, suits or proceedings against, or investigations of, it pending, or, to its knowledge this, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement.

Section 3.  Master Servicer Custodial P&I Account

     The Master Servicer shall establish a Master Servicer Custodial P&I Account into which the Master Servicer shall deposit payments, collections and Advances with respect to the Mortgage Loans until such amounts are transferred to the Asset Proceeds Account as provided herein. The Master Servicer Custodial P&I Account shall be an Eligible Account and shall reflect the custodial nature of the account and shall provide that all funds in such account (except interest earned thereon) are held in trust for the benefit of the Owner. The Master Servicer Custodial P&I Account shall be in the name of the Master Servicer. The Master Servicer shall notify the Trustee of the location and account number of such Master Servicer Custodial P&I Account and of any changes in the location or account number of such account.

     On each Remittance Date, the Master Servicer shall cause each Servicer to withdraw from its Custodial P&I Account and to deposit into the Master Servicer Custodial P&I Account an amount with respect to each Mortgage Loan serviced by such Servicer equal to the sum of the following:

               (i) all Monthly Payments received by such Servicer during the preceding Due Period, whether paid by the Borrower or advanced by such Servicer, minus the Servicing Fee due such Servicer to the extent paid by the Borrower;

               (ii) all Monthly Payments made by the Borrower after their Due Date that were not paid or advanced net of the Servicing Fee;

               (iii) all other payments (other than late charges, conversion fees and similar charges and fees retained by such Servicer pursuant to the Servicing Agreement) received by such Servicer in connection with any unscheduled principal payments or recoveries on such Mortgage Loan during the related Prepayment Period, including Liquidation Proceeds together with any interest thereon paid by or for the account of the Borrower minus the sum of (A) expenses associated with such recovery, (B) any Advances on such Mortgage Loan paid by such Servicer and (C) the Servicing Fee allocable thereto; and

               (iv) the Purchase Price of such Mortgage Loan if such Mortgage Loan was purchased by the Servicer during the related Prepayment Period.

          On each Business Day, the Master Servicer may withdraw from the Master Servicer Custodial P&I Account (to the extent the funds therein are not invested) any Non-Recoverable Advance and any Advance previously made with respect to a Mortgage Loan as to which a late payment, Liquidation Proceeds or Insurance Proceeds have been received (but only to the extent of such late payment, Liquidation Proceeds or Insurance Proceeds).

          On or prior to each Master Servicer Remittance Date, the Master Servicer shall remit from the funds in the Master Servicer Custodial P&I Account by wire transfer (or as otherwise instructed by the Trustee) in immediately available funds to the Asset Proceeds Account an amount with respect to each Mortgage Loan equal to the sum of the following:

               (v) all Monthly Payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower (net of any payments on account of Month End Interest required pursuant to Section 6 hereof or the Servicing Agreement) and (B) the Master Servicing Fee to the extent paid by the Borrower or advanced by the Servicer or the Master Servicer;

               (vi) all Monthly Payments made by a Borrower after their Due Date that were not paid or advanced pursuant to Section 3(c)(i) or Section 5 hereof, net of the Master Servicing Fee after payment of Month End Interest required pursuant to Section 6 hereof;

               (vii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto) and, to the extent that it does not exceed Master Servicer Compensation for such Distribution Date, Month End Interest; and

               (viii) the Purchase Price of any Mortgage Loans purchased during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing Fee or the Master Servicing Fee attributable to such Mortgage Loans.

         The Master Servicer shall cause the funds in the Master Servicer Custodial P&I Account to be invested in Permitted Investments with a maturity prior to the next Master Servicer Remittance Date. Net investment income on the funds in the Master Servicer Custodial P&I Account shall be released to the Master Servicer as a part of the Master Servicer Compensation on or before the fifth Business Day of the month following the month in which the related Distribution Date occurs; provided, however, that, if there is a loss on the investments in the Master Servicer Custodial P&I Account for any month, the Master Servicer shall deposit the amount of such loss into the Master Servicer Custodial P&I Account on or before the related Master Servicer Remittance Date (and shall subsequently retain net investment income to recover such loss to the extent permitted by the related Servicing Agreement).

Section 4.  Asset Proceeds Account

         The Trustee shall establish and maintain an Asset Proceeds Account held in trust for the benefit of the Owner which shall be an Eligible Account. On each Distribution Date, the Trustee shall deposit into the Asset Proceeds Account the following amounts, to the extent delivered to the Trustee and not previously deposited therein:

               (i) the amount to be deposited from the Master Servicer Custodial P&I Account pursuant to Section 3 hereof; and

               (ii) Advances made by the Pool Insurer and any amount required to be deposited from any Insurance Policy or Pool Insurance to the extent not already deposited.

         On each Distribution Date, the Trustee shall withdraw all moneys in the Asset Proceeds Account in accordance with the amounts set forth in the statement furnished by the Master Servicer (which the Trustee shall be protected in relying on) pursuant to Section 11 hereof in the following order of priority and for the purposes indicated:

               (iii) to pay each Servicer its Servicing Fee with respect to such Distribution Date, to the extent not previously retained by such Servicer;

               (iv) to pay the Master Servicer the Master Servicing Fee with respect to such Distribution Date, to the extent not previously paid to or retained by the Master Servicer;

               (v) to pay each Pool Insurer its Pool Insurance premium with respect to such Distribution Date and any costs associated with the termination of the FSA Policy;

               (vi) to reimburse the Master Servicer and each Servicer, in that order of priority, for any Advance previously made by it that has been determined to be a Non-Recoverable Advance;

               (vii) to reimburse the Master Servicer for expenses incurred by or reimbursable to it;

               (viii) to refund any overpayment of the Purchase Price of a Mortgage Loan;

               (ix) to pay to the Trustee any amount for which it is entitled to receive indemnification from the Owner; and

               (x) to pay the balance to the Owner (or so long as the Bonds are outstanding, the Series __ Trustee), separately, with respect to Certificate A and Certificate B.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Asset Proceeds Account.

         No later than the close of business on the day preceding the Master Servicer Remittance Date, the Master Servicer shall direct the Trustee in writing (which may be in the form of standing instructions) as to the investment of funds (which funds, if received by noon, at the location of the Corporate Trust Office, shall be invested in Permitted Investments) in the Asset Proceeds Account for the period from the Master Servicer Remittance Date through the Distribution Date. Net investment income on funds in the Asset Proceeds Account shall be released to the Master Servicer as part of the Master Servicer Compensation on or before the fifth Business Day of the month following the month in which the related Distribution Date occurs, unless a Servicing Agreement provides that such net investment income is to be applied to the payment of other amounts due from the Master Servicer.

         If the entity which is the Series __ Trustee is also the Trustee hereunder, it may consolidate the administration of the Asset Proceeds Account with the administration of the equivalent account for the Bonds so long as it maintains records which permit it to make appropriate claims under the Pool Insurance policies.

Section 5.  Advances by Master Servicer

         To the extent not made by the Servicer of a Mortgage Loan, the Master Servicer shall be obligated to make Advances with respect to such Mortgage Loan to the extent the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of such Mortgage Loan. If the Master Servicer determines that all, or a portion of, any Advance required by this Section 5 is not so recoverable, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate setting forth the reasons for such determination and the amount of the Non-Recoverable Advance. Subject to the foregoing:

     (i) Prior to the close of business on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any Advances in respect of Monthly Payments that were due on the previous Due Date. The Master Servicer shall make an Advance to the Master Servicer Custodial P&I Account in the amount, if any, of the aggregate Monthly Payments (less applicable Master Servicing Fees and Servicing
          Fees) on the Mortgage Loans that were due on such Due Date but which were not received or advanced by the Servicers and remitted to the Master Servicer Custodial P&I Account prior to such Master Servicer Remittance Date. Each such Advance shall be remitted in immediately available funds to the Master Servicer Custodial P&I Account on or before such Master Servicer Remittance Date.

     (ii) To the extent not made by a Servicer, the Master Servicer shall make Advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed in lieu of foreclosure.

    (iii) If any Mortgaged Premises shall be damaged or destroyed and the Servicer of the related Mortgage Loan fails to Advance the funds necessary to repair or restore the damaged or destroyed Mortgaged Premises, then the Master Servicer shall Advance such funds and take such other action as is necessary to repair or restore the damage or loss.

     (iv) To the extent a Servicer is required to Advance funds sufficient to pay the taxes, insurance premiums or other property protection expenses with respect to a Mortgage Loan pursuant to the Guide and fails to make such Advance, the Master Servicer shall Advance such funds and take such steps as are necessary to pay such taxes, insurance premiums or other property protection expenses.

      (v) If any Servicer fails to remit to the Master Servicer Custodial P&I Account, on or before the Master Servicer Remittance Date, the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under its Servicing Agreement, then the Master Servicer shall Advance and remit to the Master Servicer Custodial P&I Account an amount equal to the required remittance on or before the Master Servicer Remittance Date for the month in which such funds were required to be remitted by the Servicer under the Servicing Agreement.

         Any Advance made by the Master Servicer under this Section 5 which the Master Servicer shall ultimately determine in its good faith judgment to be non-recoverable from Insurance Proceeds, Liquidation Proceeds, the related Servicer or subsequent payments by the Borrower shall be a Non-Recoverable Advance. The determination by the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer's certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination (a "Non-Recoverability Certificate"). Following the Trustee's receipt of such Non-Recoverability Certificate, the Master Servicer shall be entitled to reimbursement for such Non-Recoverable Advance as provided herein.

Section 6.  Month End Interest; Insurance Claims

         The Master Servicer shall pay and deposit into the Master Servicer Custodial P&I Account, on or before each Servicer Remittance Date, an amount equal to Month End Interest with respect to the preceding month, but only to the extent of the Master Servicer Fee payable with respect to the preceding month. Such payment will not be considered a Non-Recoverable Advance. The Master Servicer shall not be entitled to any recovery or reimbursement of such payment from the Master Servicer, the Trustee or the Owner.

         If the Pool Insurer shall be unable to fulfill its obligations the Master Servicer may upon notice to the Owner, terminate the related Pool Insurance policy and secure a replacement coverage comparable to that which has been terminated to the extent authorized by the Owner.

         The Master Servicer shall prepare and present on behalf of the Trustee and the Owner all claims under any Pool Insurance policy (including any related Advance Claims Endorsement and Fraud Waiver), each Servicer Fidelity Bond and each Servicer Errors and Omissions Policy, and take such actions (including the negotiation, settlement, compromise or enforcement of the claim) as shall be necessary to realize recovery under such credit enhancement or policies. Any proceeds disbursed to the Master Servicer in respect thereof shall be promptly deposited in the Master Custodial P&I Account upon receipt. The Master Servicer shall assure that each Servicer prepares and presents on behalf of the Trustee and the Owner all claims under each applicable Insurance Policy and that each Servicer takes such other actions (including the negotiation, settlement, compromise and enforcement of the claim) as is necessary to realize recovery under such policies and that all claim proceeds are deposited in the Servicer's Custodial P&I Account or the Master Custodial P&I Account.

         The Master Servicer shall pay and deposit into the Master Custodial P&I Account, on or before each Master Servicer Remittance Date, an amount equal to Month End Interest attributable to Liquidation Proceeds received with respect to any Mortgage Loan in the preceding calendar month, but only to the extent of its Master Servicing Compensation payable with respect to such Master Servicer Remittance Date. Such payment will not be considered a Non-Recoverable Advance; and in case of such payment, the Master Servicer shall not be entitled to any recovery or reimbursement from the Trustee or the Owner, but may seek and obtain recovery from any Servicer that failed to make the payment through legal action or otherwise, to the extent provided in the related Servicing Agreement.

         The Master Servicer shall notify the Trustee no later than the 15th day of a month in the event that a Servicer does not make any Advance with respect to a Mortgage Loan required of it under its Servicing Agreement, and the Master Servicer will be unable to make such Advance on the Master Servicer Remittance Date. The Trustee shall notify the Pool Insurer with respect to such Mortgage Loan of such Pool Insurer's obligation to make such Advance, all in accordance with the applicable Pool Insurance.

Section 7.  Trustee to Cooperate; Release of Mortgage Files

         The Trustee shall, if requested in writing by the Master Servicer, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of a Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Security Instrument or Mortgage Loan upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers listed above and shall expressly limit a Servicer's authority to execute the foregoing documents in the name of the Trustee in accordance with the terms of the Servicing Agreement. The Master Servicer shall cause the Servicer promptly to forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

         Upon the liquidation of any Mortgage Loan, the Master Servicer shall cause the Servicer of such Mortgage Loan to remit the proceeds thereof to its Custodial P&I Account and, unless such Servicer has been given a power of appointment as provided in the preceding paragraph, deliver to the Master Servicer a Request for Release requesting that the Trustee execute such instrument of release or satisfaction as is necessary to release the related collateral from the lien of the Security Instrument. Upon the Master Servicer's receipt of such Request for Release and its confirmation that all amounts required to be remitted to the appropriate Custodial P&I Account in connection with such liquidation have been so deposited, the Master Servicer shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master Servicer Custodial P&I Account, the Asset Proceeds Account or the Trustee.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, but not limited to, collection under any Title Insurance Policy or Pool Insurance with respect thereto or to effect a partial release of any collateral from the lien of the Security Instrument, the Servicer shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such Request for Release to the Trustee and the Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or the Servicer, as the case may be, to return each and every document previously requested from the Trustee Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Asset Proceeds Account or the Custodial P&I Account or (ii) the Trustee Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Premises either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or the Servicer certifying as to the name and address of the Person to which such Trustee Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's certificate of the Master Servicer or the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Custodial P&I Account or the Asset Proceeds Account have been so deposited, or that such Mortgage Loan is secured by an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Servicer, as appropriate.

         Upon written certification of the Master Servicer or the Servicer, the Trustee shall execute and deliver to the Master Servicer or the Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to a foreclosure proceeding or trustee's sale in respect of a Mortgaged Premises or to any legal action brought to obtain judgment against any Borrower on any Mortgage Note or Security Instrument or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by any Mortgage Note or Security Instrument or otherwise available at law or in equity. Each such certification shall include a request that such pleadings, requests or other documents be executed by the Trustee and a statement as to the reason such pleadings, requests or other documents are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

         The Master Servicer or Servicer may provide an electronic transmission for release of documents in a form which complies in all respects to the requirements of Fannie Mae or GNMA, or any form mutually acceptable to the Custodian and either the Master Servicer or Servicer, and is agreed to in advance of initial transmission by both the Master Servicer or Servicer, as applicable, and the Custodian, containing information readable without intervention by the Custodian's data processing operations computer hardware and software staff, and arranged in a record layout to be specified by the Custodian. The Master Servicer and Servicer agree to maintain and control access to electronic signature information and assume liability for any unauthorized use thereof. The Master Servicer and Servicer also agree to maintain accurate records of electronic transactions related to the Mortgage Files. For purposes of this Agreement the term "electronic signature" is defined as an "electronic identifier intended by the person using it to have the same force and effect as the use of a manual signature." The Master Servicer and Servicer shall each execute a Paperless Release Agreement in the form of Exhibit D hereto.

Section 8. Reports to the Trustee; Annual Compliance Statements; Amendments to Servicing Agreements; Modification to Guide.

         The Master Servicer shall deliver to the Trustee, on or before March 31 of each year, commencing March 31, 2000, an Annual Compliance Statement with respect to this Agreement, signed by an Officer of the Master Servicer, certifying that (i) such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance hereunder and (ii) to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations hereunder in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof, and (iii) (A) an Officer of the Master Servicer has conducted an examination (based solely on information and written reports furnished by each Servicer to the Master Servicer) of the activities of each Servicer during the preceding calendar year and the performance of such Servicer under the related Servicing Agreement, (B) an Officer of the Master Servicer has examined each Servicer's Fidelity Bond and Errors and Omissions Policy and each such bond or policy is in effect and conforms to the requirements of the related Servicing Agreement, (C) the Master Servicer has received from each Servicer such Servicer's annual audited financial statements and such other information as is required by the Guide and
(D) to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof. The Trustee shall provide copies of the Annual Compliance Statement to the Owner.

         The Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to the Guide as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of the Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder, provided, however, that in no event shall the Master Servicer modify or amend the Guide if such modification or amendment would have an adverse effect on the Owner without the consent of the Owner. Prior to the issuance of any such modification or amendment, the Master Servicer shall deliver to the Trustee an Officer's certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed modification or amendment.

Section 9.  Title, Management and Disposition of REO Properties

         Section 790 of the Servicer Guide provides that, if any Mortgaged Premises becomes an REO Property, the Servicer of the related Mortgage Loan shall manage, conserve, protect and operate such REO Property for the benefit of the Owner solely for the purpose of its prompt disposition and sale. The Master Servicer shall use its best efforts to cause the Servicer to dispose promptly of any REO Property for its fair market value. Upon the disposition of an REO Property, the Trustee shall, at the written request of the Master Servicer and upon being provided with appropriate forms therefor, within five Business Days of its receipt of the proceeds of such disposition, release or cause to be released to the purchaser the related Trustee Mortgage Loan File and Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the purchaser title to the REO Property, and upon so doing the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File.

Section 10.  Oversight of Servicing

         The Master Servicer shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by such Servicer under its Servicing Agreement. The Master Servicer acknowledges that, prior to taking certain actions required to service the Mortgage Loans, the Guide provides that the Servicer must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by the Servicer with certain provisions of the Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct the Servicer or otherwise respond to any request of the Servicer. In no event shall the Master Servicer instruct the Servicer to take any action, give any consent to action by the Servicer or waive compliance by the Servicer with any provision of the Servicing Agreement if any resulting action or failure to act is inconsistent with the obligations of the Servicer for similar transactions or would otherwise have an adverse effect on the Owner.

         The Master Servicer shall instruct each Servicer that it should not take any action to foreclose, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan if such Servicer knows, or has reason to know, that the related Mortgaged Premises are contaminated with toxic wastes or other hazardous substances.

         During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to encourage each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

         The relationship of the Master Servicer or any Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer or partner.

Section 11.  Remittance Reports

         The Master Servicer shall prepare and deliver to the Owner and the Trustee by overnight mail, facsimile or electronic transfer on or before each Master Servicer Reporting Date, the Remittance Report containing the information specified in Exhibit B with respect to the following Distribution Date.

         If the Master Servicer does not furnish the Remittance Report or any other statement or report as required by this Section 11 or if an Officer of the Trustee has actual knowledge that any such Remittance Report or other statement or report is erroneous or inaccurate in any material respect, and if any such Remittance Report or other statement or report is not furnished or corrected, as the case may be, within one Business Day following the date it is due to be delivered, then the Trustee shall request and the Master Servicer shall furnish by electromagnetic tape (or such other medium as the Trustee and the Master Servicer may agree from time to time) the information necessary to enable the Trustee to prepare the Remittance Report and the other statements and reports as required by this Section 11, and the Trustee shall thereupon prepare such report and receive the Master Servicing Fee for such month. Upon termination of the Master Servicer pursuant to Section 19 hereof, the Trustee shall thereafter undertake all the obligations of the Master Servicer pursuant to this Section 11 and shall be entitled to the compensation otherwise payable to the Master Servicer pursuant hereto in consideration of the performance of such obligations.

         The Trustee shall be under no duty and shall have no obligation to recalculate, verify or recompute the information provided to it hereunder by the Master Servicer.

Section 12.  Liability of, and Indemnification by, the Master Servicer

         The Master Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed by this Agreement and undertaken by the Master Servicer hereunder.

         The Master Servicer shall indemnify and hold harmless the Trustee, the Owner and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of or in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section 12 made by the Master Servicer to the Owner or the Trustee shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 12 shall survive the resignation or removal of the Master Servicer and/or the Trustee and the termination of this Agreement.

Section 13.  Merger or Consolidation of the Master Servicer

         Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties hereunder.

         The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 14.  Limitation on Liability of the Master Servicer and Others

         Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Owner, and all such Persons shall be held harmless, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Master Servicer and any of the directors, officers, employees or agents of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and in its opinion does not involve it in any expense or liability; provided, however, that the Master Servicer may in its discretion undertake any such action that it deems necessary or desirable with respect to this Agreement and the rights and duties of the parties thereto and the interests of the Owner hereunder if the Master Servicer is offered reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

Section 15.  Resignation of the Master Servicer

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have become the successor master servicer hereunder and agreed to perform the responsibilities, duties, liabilities and obligations of the Master Servicer that arise thereafter; provided, however, that no successor master servicer shall (unless otherwise agreed) assume any liability for the actions (or failure to act) of the Master Servicer prior to the date that such successor becomes Master Servicer under this Agreement.

Section 16.  Compensation to the Master Servicer

         The Master Servicer shall be entitled to receive the Master Servicing Fee as compensation for services rendered hereunder, which may be retained by the Master Servicer when it remits funds from the Master Servicer Custodial P&I Account to the Asset Proceeds Account. The Master Servicer also will be entitled, as additional compensation, to any late reporting fees paid by a Servicer pursuant to the Guide.

         The Master Servicer also will be entitled, as additional compensation, to (i) interest earnings on investments in the Master Servicer Custodial P&I Account (net of any losses thereon), (ii) interest paid by a Borrower or Servicer in connection with a liquidation (including a prepayment) of a Mortgage Loans that is not required to be deposited in the Asset Proceeds Account, and
(iii) any late reporting fees paid by a Servicer pursuant to Section 1030 of the Guide.

Section 17.  Assignment or Delegation of Duties by Master Servicer

         The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer under this Agreement, without the prior written consent of the Trustee and Owner, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment without such written consent shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee and Owner to delegate to, subcontract with, authorize or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment relieve the Master Servicer of any liability hereunder.

Section 18.  Termination and Substitution of Servicing Agreements

         Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Owner and the Trustee, a certificate of an Officer that an event has occurred that may justify termination of such Servicing Agreement, describing the circumstances surrounding such event. The Owner shall direct the Master Servicer and the Trustee either to terminate or not to terminate such Servicing Agreement.

         The Owner shall indemnify the Trustee and hold the Trustee harmless from and against all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of any Servicing Agreement.

         If a Servicing Agreement is terminated, the Master Servicer shall enter into a substitute Servicing Agreement with another mortgage loan servicing company acceptable to the Master Servicer under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer under such terminated Servicing Agreement. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer under the terminated Servicing Agreement. In no event, however, shall the Master Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in
Section 5 hereof. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 19.  Termination of Master Servicer; Trustee to Act

         Each of the following shall constitute an Event of Default by the Master Servicer of its obligations under this Agreement:

         the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance pursuant to Section 5 hereof) contained herein and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Owner; or

         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

         the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         the Master Servicer shall fail to remit funds in the Master Servicer Custodial P&I Account to the Asset Proceeds Account as required by Section 3(c) hereof within one Business Day of the date that such funds are due; or

         the Master Servicer shall fail to make any Advance or other payment required by Section 5 hereof within one Business Day of the date that such Advance or other payment is due.

         The rights and obligations of the Master Servicer hereunder may be terminated only upon the occurrence of an Event of Default. If an Event of Default described in clauses (a) through (d) of this Section 19 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Owner, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer hereunder. If an Event of Default described in clauses (e) and (f) of this Section 19 shall occur, the Trustee may terminate, by notice in writing to the Master Servicer, all the rights and obligations of the Master Servicer hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 19; provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it hereunder on or prior to the date of such termination. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers hereunder, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

         Upon any such termination, the Trustee shall, to the maximum extent permitted by law, be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement, but the Trustee shall not have any liability for, or any duty or obligation to perform, any duties or obligations of the Master Servicer required to be performed prior to the date that the Trustee becomes successor master servicer; provided, however, that the Trustee shall have no obligation to make Advances.

         As successor master servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor master servicer, be entitled to all the protections and indemnification afforded to the Master Servicer pursuant to Section 14 hereof.

         Notwithstanding the above, upon the occurrence of an Event of Default, if the Trustee shall be unwilling or unable so to act, or, if the Owner so requests in writing to the Trustee, the Trustee shall promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer under this Agreement. Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

         In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in the Trust Estate as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Upon the occurrence of any Event of Default, the Trustee, in addition to the rights specified in this Section 19, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Owner (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy and no delay or failure to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         For the purposes of this Section 19 and Section 20 hereof, the Trustee shall not be deemed to have knowledge of an Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of such Event of Default is received by an Officer of the Trustee at its Corporate Trust Office, and such notice references this Agreement.

Section 20.  Notification to Owner

         Upon any termination pursuant to Section 18 or Section 19 hereof, or any appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to the Owner.

         Within 60 days after the occurrence of any Event of Default or the Trustee's receipt of notice of the occurrence of any event permitting termination of a Servicer, the Trustee shall transmit by mail to the Owner notice of each such Event of Default or event known to the Trustee (as provided in Section 19 hereof), unless such Event of Default or event shall have been cured or waived.

Section 21.  Duties of Trustee

         The Trustee, prior to the occurrence of an Event of Default and after the curing of each Event of Default, undertakes to perform such duties and only such duties as are specifically set forth herein. During an Event of Default of which the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of any resolution, certificate, statement, opinion, report, document, order or other instrument specifically required to be furnished to it pursuant to any provision hereof, shall examine such instrument to determine whether it conforms to the requirements hereof; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute any information provided to it hereunder by the Master Servicer. If any such instrument is found not to conform to the requirements hereof in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee shall provide notice thereof to the Owner.

         No provision hereof shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         prior to the occurrence of an Event of Default, and after the curing of each Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions hereof, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

         the Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Owner relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

         any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

         in no event shall the Trustee be held liable for the actions or omissions of the Master Servicer or a Servicer (excepting the Trustee's own actions as Master Servicer if assumed pursuant to Section 19 hereof), and in connection with any action or claim for recovery sought against the Trustee based upon facts involving the acts or omissions of the Master Servicer, or involving any allegation or claim of liability or recovery against the Trustee by the Master Servicer, the Trustee shall not be held to a greater standard of care than the Master Servicer would be held in such situation.

         No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 22.  Certain Matters Affecting the Trustee

         Except as otherwise provided in Section 21 hereof:

     (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

     (ii) the Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration hereof the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

    (iii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

    (iv) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereby or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Owner, pursuant to the provisions hereof, unless the Owner shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (v) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby;

    (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Owner; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms hereof, the Trustee may require indemnity against such expense or liability as a condition to taking any such action; the expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

   (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder or appointed by written direction of the Master Servicer or the Owner;

  (viii) whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 21 hereof;

    (ix) the permissive right or authority of the Trustee to take any action enumerated herein shall not be construed as a duty or obligation;

     (x) the Trustee shall not be deemed to have notice of any matter, including, but not limited to, any Event of Default, unless an Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references this Agreement; and

     (xi) the Trustee shall have no liability or responsibility to any Borrower, the Owner or any other Person for compliance with federal or state laws relating to Mortgage Loans, including without limitation the Real Estate Settlement and Procedures Act and the Consumer Credit Protection Act, as amended, and Regulation Z promulgated thereunder. Whenever the Trustee is requested to convey title to any mortgage of premises, the Trustee may do so without representation or warranty other than special warranty.

         All rights of action hereunder enforceable by the Trustee may be enforced without possession of the Certificates or the production thereof at trial or any proceeding related thereto, and any suit instituted by the Trustee shall be brought in its own name for the benefit of the Owner subject to the provisions herein.

         Any rights of the Trustee to reimbursement or indemnification under the Existing Trust Agreement shall survive the execution and delivery of this Agreement.

Section 23.  Trustee Not Liable for Certificates or Mortgage Loans

         The recitals contained herein shall be taken as the statements of the Owner or the Master Servicer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency hereof or of the Certificates or any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Owner in respect of the Mortgage Loans or deposited in or withdrawn from the Asset Proceeds Account or the Master Servicer Custodial P&I Account other than any funds held by or on behalf of the Trustee in accordance with Section 4 hereof.

         The Trustee may own or be the pledgee of the Mortgage Loans with the same rights it would have if it were not Trustee.

Section 24.  Trustee's Fees

         The Master Servicer shall pay to the Trustee monthly an amount equal to 0.00__% per annum of the aggregate outstanding principal balance of the Mortgage Loans (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created under this Agreement and in the exercise and performance of any of the powers and duties hereunder of the Trustee and shall reimburse the Trustee for all reasonable expenses, disbursements and advances (other than any expenses incurred by the Trustee in connection with its assumption of the obligations of the Master Servicer pursuant to Section 19 hereof) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including but not limited to fees and expenses for extraordinary services incurred with respect to an Event of Default and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense disbursement or advance as may arise from its negligence or bad faith. The Master Servicer shall indemnify and hold harmless the Trustee and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with this Agreement or any custody agreement, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trustee or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee hereunder other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or under any custody agreement. The provisions of this Section 24 shall survive the resignation or removal of the Trustee and the termination hereof. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

Section 25.  Resignation and Removal of the Trustee

         The Trustee may at any time resign and be discharged from its obligations hereunder by giving written notice thereof to the Owner. Upon receiving such notice of resignation, the Owner shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. The Owner shall deliver a copy of such instrument to the Master Servicer and each Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Owner may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee, with a copy thereof to the Master Servicer.

         The Owner may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Owner, one complete set of which instruments shall be delivered to each of the Trustee so removed and the successor so appointed, with a copy thereof to the Master Servicer.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 25 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 26 hereof.

Section 26.  Successor Trustee

         Any successor trustee appointed as provided in Section 25 hereof shall execute, acknowledge and deliver to the Master Servicer and the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver, or cause to be delivered, to the successor trustee all Trustee Mortgage Loan Files and related documents and statements held by it under this Agreement, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

Section 27.  Merger or Consolidation of Trustee

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 28.  Appointment of Trustee or Separate Trustee

         For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Mortgage Loans or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Mortgage Loans, and to vest in such Person or Persons, in such capacity, such title to the Mortgage Loans, or any part thereof, and, subject to the other provisions of this Section 28, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 28, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer pursuant to Section 19 hereof), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Mortgage Loans or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the rights specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions hereof, specifically including every provision hereof relating to the conduct of or affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Any expense associated with the appointment of a separate trustee or co-trustee shall not be an expense of the Master Servicer or the Trustee. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Section 29.  Appointment of Custodian

         The existing appointment of the Custodian shall not be affected by the execution and delivery of this Agreement provided that the appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor by the Trustee pursuant to a custody agreement satisfactory in form and substance to the Trustee. The Trustee shall terminate the appointment of the Custodian and appoint a substitute custodian upon the request of the Master Servicer. The Trustee agrees to comply with the terms of each custody agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Owner. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File.

Section 30.  Notices

         Any notice, demand or consent, required or permitted by this Agreement shall be made in writing and shall be deemed to have been duly given if personally delivered or mailed by first-class mail, postage prepaid, or by express delivery service, or telecopied with receipt confirmed as set forth below:

         If to the Master Servicer:









         If to the Trustee:







         Attention:  Corporate Trust Department

         If to the Owner:

         MERIT Securities Corporation
         c/o Dynex Capital, Inc.
         4551 Cox Road
         Glen Allen, Virginia 23060
         Attention:  Master Servicing Department

Section 31.  Entire Agreement

         This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof, including any prior agreements. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 32.  Governing Law

         THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY CONFLICT-OF-LAW PROVISIONS TO THE CONTRARY.

Section 33.  Agreement for the Exclusive Benefit of Parties

         This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not be deemed to create or confer any legal or equitable right, remedy or claim upon any other person whatsoever.

Section 34.  Counterparts

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 35.  Indulgences; Not Waivers

         Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 36.  Title Not to Affect Interpretation

         The titles of sections and subsections contained in this Agreement are for convenience only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 37.  Provisions Separable

         The provisions of the Agreement are independent of and separable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be valid or unenforceable in whole or in part.

Section 38.  Conflict or Inconsistency

         In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of any contract, instrument or other agreement between the Trustee and any third party or the Existing Trust Agreement, the terms and provisions of this Agreement shall control.

Section 39.   Termination

         This Agreement shall terminate upon the earliest to occur of (i) the distribution to the Owner of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan held hereunder or the disposition of the last REO Property; (ii) ______ __, 20__; and (iii) with respect to the Mortgage Loans on Schedule A upon delivery thereof to the Owner and with respect to the Mortgage Loans on Schedule B upon delivery thereof to the Owner.

         IN WITNESS WHEREOF, the Master Servicer, the Trustee and the Owner have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      ------------------------------------------



                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------

                                      -----------------------------------------,
                                      as Trustee

                                      By:
                                      ------------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                           -------------------------------------

                                      MERIT SECURITIES CORPORATION

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------



         JPMorgan Chase Bank, as trustee (the "Series __ Trustee") under the Indenture dated as of November 1, 1994, as amended by a First Supplemented Indenture dated as of December 1, 1997, as supplemented by a Series __ Supplement dated as of ________ 1, 200_ , between MERIT Securities Corporation and JPMorgan Chase Bank, hereby appoints the above-named Trustee (the "Underlying Trustee") as its agent and bailee solely for the purpose of perfection of its security interest in the Mortgage Loans and the collateral therefor under Article 9 of the Uniform Commercial Code. The Series __ Trustee shall not be responsible for any act or omission to act by the Underlying Trustee.



                                     ------------------------------------------,
                                     as Trustee



                                     By:
                                            ------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------

                                                                       EXHIBIT A



                        POOL INSURANCE AND POOL INSURERS

                                                                       EXHIBIT B



                           [FORM OF REMITTANCE REPORT]

         At least one Business Day prior to each Distribution Date, the Master Servicer shall prepare a statement as to such distribution and deliver such statement to the Trustee and the Owner, setting forth separately with respect to
(i) the Mortgage Loans listed on Schedule A and (ii) the Mortgage Loans listed on Schedule B:

     (a) the amount of such distribution representing principal payments with respect to the Mortgage Loans; separately identifying the amounts, if any, of any prepayments;

     (b) the amounts of such distribution representing interest with respect to the Mortgage Loans;

     (c) the amount of the Servicing Fee to the extent not previously retained by the Servicer;

     (d) the amount of the Master Servicer Fee to be paid to the Master Servicer on such Distribution Date;

     (e) the amount, if any, of Non-Recoverable Advance reimbursed to the Master Servicer or a Servicer with respect to such Distribution Date;

     (f) the amount of any expenses incurred by the Master Servicer for which it is entitled to reimbursement;

     (g)  the  amount of any  overpayment  of the  Purchase  Price of a Mortgage
          Loan;

     (h) the aggregate Scheduled Principal Balance of the Mortgage Loans as of such Distribution Date and the number of Mortgage Loans outstanding on such Distribution Date;

     (i) the number and aggregate principal balance of Mortgage Loans (a) delinquent two months (i.e., 60 to 89 days), (b) delinquent three months (i.e., 90 days or longer) and (c) as to which foreclosure proceedings have been commenced;

     (j) the number and aggregate Unpaid Principal Balance of Mortgage Loans that are REOs;

     (k) the amount of Realized Losses incurred during the related Prepayment Period and since the Cut-off Date; and

     (l) the amount of Month End Interest Shortfall, Soldiers' and Sailors' Shortfall and Realized Interest Shortfall incurred during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and furnish to each Person who at any time during the calendar year was the Owner, a statement containing the information set forth in subclauses (i) - (ii) above, aggregated for such calendar year during which such Person was the Owner. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Master Servicer or an affiliate thereof pursuant to any requirements of the Code as from time to time are in force.

                                                                      APPENDIX A

                               CERTIFICATE [A][B]

         ___________________ as a Trustee (the "Trustee") confirms that it is holding solely for the benefit of MERIT Securities Corporation, as owner ("Owner") under the Agreement for Administration of Mortgage Loans dated as of _______ 1, 200_ (the "Agreement"), among ______________________, MERIT
Securities Corporation and the Trustee, the Mortgage Loans (the "Mortgage Loans") listed in Schedule [A][B] to the Agreement but subject to the pledge thereof described in the Agreement. The Trustee asserts no interests in or claims against any of the Mortgage Loans and has no actual notice or actual knowledge of any liens, claims, security interests or encumbrances that are in effect as of the date hereof other than the interests of the Owner created by the Agreement.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.



Dated:  __________ __. 200_ .



                                      -----------------------------------------,
                                      as Trustee



                                      By:  /s/
                                           -------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------